As filed with the Securities and Exchange Commission on December 3, 2024

Registration No. 333-282567

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HWH International Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	5122	87-3296100
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 210

Bethesda, MD

1-301-971-3955

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Thatch

Chief Executive Officer

HWH International Inc.

4800 Montgomery Lane, Suite 210

Bethesda, MD 20814

1-301-971-3955

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrin M. Ocasio, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 930-9700	Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel: (732) 395-4400 Fax: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 3, 2024

HWH International Inc.

Up to 3,571,429 shares of Common Stock

Pre-funded Warrants to Purchase up to 3,571,429 Shares of Common Stock

Up to 3,571,429 shares of Common Stock underlying the Pre-funded Warrants

We are offering up to 3,571,429 shares of common stock, par value $0.0001 per share (the “Common Stock”) on a best-efforts basis.

We are also offering to each purchaser of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase one pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrant”) (in lieu of one share of common stock). Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Pre-Funded Warrant will be equal to the price of one share of common stock, minus $0.0001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of shares of common stock we are offering will be decreased on a one-for-one basis. We refer to the shares of Common Stock and Pre-Funded Warrants to be sold in this offering collectively as the “Securities.” We are also registering the common stock issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby. See “Description of Securities — Description of Securities We Are Offering” in this prospectus for more information.

Our common stock is listed on Nasdaq under the symbol “HWH.” On November 29, 2024, the last reported sale price of our common stock was $0.98 per share. We do not intend to list the Pre-funded Warrants offered pursuant to this prospectus on any national securities exchange or other nationally recognized trading system.

We have assumed a public offering price of $0.98 per share of Common Stock. The actual offering price per share of Common Stock and Pre-Funded Warrant will be negotiated between us and the investors, in consultation with the Placement Agent based on, among other things, the trading price of our Common Stock prior to the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price. There is no established trading market for the Pre-Funded Warrants. We do not intend to list the Pre-Funded Warrants on any securities exchange or other trading market. We do not expect an active trading market to develop for the Pre-Funded Warrants. Without an active trading market, the liquidity of these securities will be extremely limited.

We have engaged D. Boral Capital LLC (formerly known as EF Hutton LLC) to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the Securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the Securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number of Securities or dollar amount. We have agreed to pay to the Placement Agent the fees set forth in the table below, which assumes that we sell all of the Securities offered by this prospectus. See “Plan of Distribution” for more information regarding these arrangements.

This offering will terminate on __, 2024, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per share will be fixed for the duration of this offering.

The Securities are expected to be issued in a single closing and the public offering price per share of Common Stock and Pre-Funded Warrant will be fixed for the duration of this offering. We will deliver all Securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Securities sufficient to pursue our business goals described in this prospectus. Further, any proceeds from the sale of Securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” on page 5 of this prospectus for more information.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per share of common stock	Per pre-funded warrant	Total
Assumed Public Offering Price (1) (2)	$	$	$
Placement Agent fees (3) (4)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Calculated based on an assumed offering price of $0.98, which represents the closing sales price on the Nasdaq Capital Market of the registrant’s common stock on November 29, 2024. This amount will decrease by $0.0001 for each Pre-Funded Warrant sold in this offering.

(2)	The public offering price corresponds to (x)(i) a public offering price per share of $[__] and (y)(i) a public offering price per Pre-Funded Warrant of $[__].

(3)	The placement agent fees shall equal seven and one half percent (7.5%) of the gross proceeds of the securities sold by us in this offering.

(4)	The Placement Agent will receive compensation in addition to the placement agent fees described above. See “Plan of Distribution” for a description of compensation payable to the Placement Agent.

Because there is no minimum offering amount required as a condition to closing in this offering the actual public amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the placement agent fees set forth in the table above and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” beginning on page 49 of this prospectus for more information regarding these arrangements.

We expect to deliver the shares of common stock or Pre-Funded Warrants against payment in New York, New York on or about __, 2024.

Investing in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.”

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Placement Agent

D. BORAL CAPITAL LLC

The date of this prospectus is [_____], 2024

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: We have not, and the Placement Agent has not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

We urge you to read carefully this prospectus before deciding whether to invest in any of the common stock being offered.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “HWH,” or the “Company” refer to HWH International Inc. and its subsidiaries.

i

PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 5, and the financial statements and related notes included in this prospectus.

Company Overview

The Company was incorporated in Delaware on October 20, 2021 under the name Alset Capital Acquisition Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). On February 3, 2022, the Company completed its Initial Public Offering. The Company consummated the Business Combination on January 9, 2024 and changed its name from “Alset Capital Acquisition Corp.” to “HWH International Inc.”

The business we acquired in January of 2024 started in South Korea with a single-level membership marketing model with limited products for sale. We registered the business on April 1, 2019, and we started selling founders packages on July 1, 2019. While we had been profitable and growing, the COVID-19 pandemic had a material adverse effect on such growth and profits. We created a new corporate structure, with subsidiaries in the United States, Hong Kong and Singapore, that would allow for quick geographical expansion and turning our focus to the Hapi Café development.

We have 9,811 individuals with founding member status. This is a privileged class that will be able to enjoy continuous membership benefits given that they have trusted the Company and joined at an early stage. Such benefits include the ability to purchase new future memberships, in the model described below, at a favorable rate to be determined by the Company. They will also continue to be able to earn affiliate commissions as they sell our products in the marketplace and enjoy discounted rates when visiting Hapi Cafés until further notice. The total number of founding members was capped at 10,000. The Company is in the midst of implementing a new membership model. While we are not currently selling memberships, we intend to resume membership sales under this new model.

Members will get exclusive discounts on Hapi Marketplace products, priority invites to product launch events and other parties, and look to earn passive income through affiliate commissions at Hapi Marketplace.

Our operations include:

Hapi Marketplace, which offers certain products at a discounted price to our members. Hapi Marketplace, HWH’s online consumer marketplace, went live in September of 2024, and now offers over 6,500 products from manufacturers and wholesalers, including a wide range of items such as bathroom supplies, fashion products, accessories, cosmetics, and health supplements.

Hapi Cafés, which are, and will be, in-person, location-based social experiences, offer members the opportunity to build a sense of community with like-minded customers who share a potential interest in our products. The cafes expose our members to and educate them about the products and services of our affiliates, providing us with the chance to significantly increase our membership base as well as increase the amounts spent by our members on our affiliates’ products and services. Each of our cafés is a “Hapi Café.” We opened proof-of-concept Hapi Café locations in Seoul, South Korea and Singapore in May 2022, July 2022 and April 2024, respectively, and plan to open additional Hapi Cafés as we beta test and further improve our business concept. We intend to grow our memberships as we grow the number of Hapi Cafés around the world. Hapi Cafe is positioned to be an integral part of HWH’s business model.

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Our travel business is in the planning stage as we are working with our affiliates to determine the market-by-market services. Through our travel business, we plan to offer exclusive access to unpublished rates and discounts on air travel, cruises, car rentals, hotels, and resorts for members.

Hapi Wealth Builder is in the planning stage as we are exploring the options of providing services to our members through financial informational materials aimed at various types of investing opportunities. The team has been diligently producing digital content for Hapi Wealth Builder and working to collaborate with the right partners to launch the program and make it available to members. We have been establishing Hapi Cafés as venues and destinations that help build the credibility and reputation of the Company and its Hapi Wealth Builder business, which we intend to launch later in 2024.

Market Opportunity

Following the COVID-19 pandemic, we believe people are looking for in-person communities. By offering a social and business centric atmosphere at our Hapi Cafés, we plan to leverage this deeply-rooted desire and build a membership organization, increase their familiarity with and educate them about the products and services of our affiliates and how those products and services can help them in their own individual pursuits of health, wealth and happiness.

Growth Strategy

Our strategy is to continuously grow our membership base, while displaying to our members the added benefits of the higher tiers of membership. We will look to accomplish this by providing a comfortable in person setting of a Hapi Café for our customers in many more locations. We also plan to continually expand our product offerings and the services our affiliate companies can provide in the belief that this can serve to grow our membership base and have our members increasingly opt to avail themselves of membership options that offer them larger discounts and other benefits on the products and services of our affiliates.

Nasdaq Deficiency

On March 7, 2024, we received notice from Nasdaq indicating that, because the market value of our common stock had been below $50,000,000 for the prior 37 consecutive business days, we no longer complied with the minimum market value of listed securities (the “MVLS”) requirement for continued listing on the Nasdaq Global Market under Rule 5450(b)(2)(A) of Nasdaq Listing Rules.

Nasdaq’s notice has no immediate effect on the listing of our common stock on the Nasdaq Global Market. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(C), we had been provided an initial compliance period of 180 calendar days, or until September 3, 2024, to regain compliance with the MVLS requirement. To regain compliance, the Company’s MVLS must close at $50,000,000 or more for a minimum of ten consecutive business days prior to September 3, 2024. However, the Company has not yet regained compliance with the Rule. In that regard, on September 9, 2024, the Company received a notice from the Staff that the matter of the MVLS deficiency will be considered at the Company’s upcoming appeal with the Nasdaq Hearings Panel, previously disclosed in a current report on Form 8-K filed on August 29, 2024.

The Company does not expect its securities to be delisted at this time, while it awaits the determination of its appeal with the Staff.

In the event we do not regain compliance with the MVLS requirement prior to the expiration of the compliance period, we will receive written notification that our securities are subject to delisting. We may be able to continue our listing by transferring the listing of our securities from the Nasdaq Global Market to the Nasdaq Capital Market, which has different listing standards. We have informed Nasdaq of our intention to transfer the listing of our securities to the Nasdaq Capital Market in anticipation of the Company’s upcoming appeal with the Nasdaq Hearings Panel.

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On February 22, 2024, the Nasdaq Staff (the “Staff”) notified the Company that for the previous 30 consecutive trading days, the market value of its publicly held shares (the “MVPHS”) had been below the minimum $15,000,000 required for continued listing as set forth in Listing Rule 5450(b)(2)(C) (the “Rule”). Therefore, in accordance with Marketplace Rule 5810(c)(3)(D), the Company was provided 180 calendar days, or until August 20, 2024, to regain compliance with the Rule. However, the Company has not yet regained compliance with the Rule. In that regard, on August 27, 2024, the Company received a notice from the Staff that the Company will be delisted from the Nasdaq Global Market, unless the Company requests an appeal of this determination by September 3, 2024. The Company has filed an appeal prior to the September 3, 2024 deadline, and does not expect its securities to be delisted at this time, while it awaits the determination of its appeal with the Staff.

On September 4, 2024, the Company received written notice (the “Notice”) from the Listing Qualifications Staff of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that for the last 30 consecutive business days prior to the date of the Notice, the Company’s bid price was below the minimum $1 required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq has provided the Company with 180 calendar days, or until March 3, 2025, (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the closing bid price of the Company’s common stock is at least $1 for a minimum of ten consecutive business days, the Nasdaq will provide written confirmation to the Company and close the matter.

The Notice does not result in the delisting of the Company’s common stock from the Nasdaq Global Market. However, in the event the Company does not regain compliance with the Bid Price Requirement prior to the Compliance Date, the Company will receive written notification that its common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel.

The Company is evaluating potential actions to regain compliance with the Bid Price Requirement and intends to actively monitor the price of its common stock.

Credit Facility

On April 24, 2024, we entered into a Credit Facility Agreement (the “Credit Agreement”) with Alset Inc., a Texas corporation and the Company’s indirect, majority stockholder, pursuant to which Alset Inc. has provided the Company a line of credit facility (the “Credit Facility”) which provides a maximum, aggregate credit line of up to $1,000,000.

Pursuant to the Credit Agreement, the Company may request an advance (each, an “Advance”) on the Credit Facility. Each advance shall bear a simple interest rate of three percent (3%) per annum. Each Advance and all accrued but unpaid interest shall be due and payable at the first (1st) anniversary of the effective date of the Credit Agreement. HWH may at any time during the term of the Credit Agreement prepay a portion or all amounts of its indebtedness without penalty. Each advance shall not be secured by a lien or other encumbrance on any HWH assets, but shall be solely a general unsecured debt obligation of HWH.

Debt Conversion Agreements

On September 24, 2024, HWH International Inc. entered into two (2) debt conversion agreements with creditors (each an “Agreement,” or collectively, the “Agreements”): (i) Alset International Limited; and (ii) Alset Inc. Each Agreement converted debt owed by the Company to the respective creditor into shares of the Company’s common stock. The Agreements were substantially the same with the exception of the amount of debt to be converted under each. Alset International Limited and Alset Inc. are our largest stockholders (Alset Inc. is the majority stockholder of Alset International Limited).

Under the terms of their respective agreements, Alset Inc. converted $300,000 of the Company’s debt into 476,190 shares of the Company’s common stock, and Alset International Limited converted $3,501,759 of the Company’s debt into 5,558,347 shares of the Company’s common stock. Under the Agreements, the debt conversions resulted in the issuance of newly issued shares of the Company’s common stock. The debt conversion price was set at $0.63 per share. Cumulatively, the newly issued shares contemplated by the Agreements represent 6,034,537 new shares of the Company’s common stock, constituting an increase to the total issued and outstanding shares of the Company’s common stock of 37.2% over the amount immediately preceding the effectiveness of the Agreements. The shares contemplated by the Agreements are restricted securities under the Securities Act of 1933, and shall be issued in reliance upon the safe harbor provided by Rule 506 of Regulation D.

Entry into a Material Definitive Agreement

On November 25, 2024, the Company entered into a stock purchase agreement with Alset Inc. (“AEI”), pursuant to which Alset Inc. agreed to purchase 4,411,764 shares of the Company’s common stock for a purchase price of $0.68 per share. Alset Inc. is the majority shareholder of the Company, and immediately prior to the effectiveness of the stock purchase agreement, Alset directly and through its subsidiaries owned 88.8% of the issued and outstanding shares of HWH common stock.

Alset Inc.’s investment is intended to support the growth and development of HWH. The Company believes that this investment of additional funds into HWH is in the best interests of each of Alset Inc. and the Company.

Corporate Information

Our mailing address is 4800 Montgomery Lane, Suite 210, Bethesda, MD, 20814. We were incorporated in Delaware on October 20, 2021 under the name Alset Capital Acquisition Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company consummated a business combination on January 9, 2024 and changed its name from “Alset Capital Acquisition Corp.” to “HWH International Inc.” The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies. The Company maintains a website at https://www.hwhintl.com.

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THE OFFERING

Securities offered	Up to 3,571,429 shares of common stock or Pre-funded Warrants to purchase up to an aggregate of 3,571,429 shares of common stock. We are also registering the shares of our common stock issuable upon exercise of the Pre-funded Warrants.

Pre-funded Warrants we are offering	We are also offering to those purchasers whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the closing of this offering, in lieu of purchasing common stock, Pre-funded Warrants to purchase up to an aggregate of 3,571,429 shares of our common stock. Each Pre-funded Warrant is exercisable for one share of our common stock. The purchase price of each Pre-funded Warrant is equal to the price at which a share of common stock is being sold to the public in this offering, minus $0.00001, and the exercise price of each Pre-funded Warrant is $0.00001 per share. The Pre-funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any Pre-funded Warrants sold in this offering. For each Pre-funded Warrant that we sell, the number of shares of common stock that we are offering will be reduced on a one-for-one basis.

Common stock outstanding immediately before this offering	26,669,602 shares of common stock.

Common stock to be outstanding after this offering	30,241,031 shares of common stock, assuming none of the Pre-funded Warrants issued in this offering are exercised.

Use of proceeds

Assuming the maximum number of shares are sold in this offering at an assumed public offering price of $0.98 per share, which represents the closing price of our common stock on Nasdaq on November 29, 2024, and assuming no issuance of Pre-Funded Warrants in connection with this offering, we estimate the net proceeds of the offering will be approximately $3.2 million, after deducting cash expenses relating to this offering payable by us estimated at approximately $323,036, including Placement Agent fees of approximately $363,500 and offering expenses of $60,536. However, this is a best-efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We intend to use the net proceeds from the offering for working capital and general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, potential acquisitions of or investments in businesses, products and technologies that complement our business. Notwithstanding the foregoing, we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. See “Use of Proceeds.” Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.

We intend to use the net proceeds of this offering for general corporate purposes, including working capital. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Best Efforts Offering	We have agreed to offer and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 49 of this prospectus.

Nasdaq symbol	Our common stock is listed on Nasdaq under the symbol “HWH.”

Unless otherwise indicated, all information contained in this prospectus assumes the sale of all of the shares offered hereby at an assumed public offering price of $0.98 per share and no sale of any Pre-funded Warrants. The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 26,669,602 shares outstanding as of November 29, 2024. The number of shares outstanding as of November 29, 2024, as used throughout this prospectus, unless otherwise indicated, excludes, as of that date:

●	4,549,370 shares of common stock issuable upon exercise of warrants to purchase common stock with a weighted-average exercise price of $11.50 per share.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information about these risks contained in this prospectus, as well as the other information contained in this prospectus generally, before deciding to buy our securities. Any of the risks we describe below could adversely affect our business, financial condition, operating results or prospects. The market prices for our securities could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties that we do not yet know of, or that we currently think are immaterial, may also impair our business operations. You should also refer to the other information contained in this prospectus, including our financial statements and the related notes.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities. The risks discussed include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Affecting HWH’s Business and Operations

We have incurred significant net losses since our inception and may not be able to achieve or maintain profitability on an annual basis in the future.

We have incurred significant net losses since our inception. For the nine months ended September 30, 2024 and the year ended December 31, 2023, we incurred net losses of approximately $2.3 million and $0.6 million, respectively, and had accumulated losses of approximately $5.0 million through September 30, 2024. We cannot predict if we will achieve or maintain annual profitability in the near future or at all. Our expected growth may not be sustainable or may decrease, and we may not generate sufficient revenue to achieve or maintain annual profitability. Our ability to achieve and maintain annual profitability depends on a number of factors, including our ability to attract members on a profitable basis and the growth of the renewable energy industry. If we are unable to achieve or maintain annual profitability, we may not be able to execute our business plan, our prospects may be harmed, and our stock price could be materially and adversely affected.

HWH’s failure to drive membership growth, loyalty and brand recognition could adversely affect its results of operations.

Membership loyalty and growth are essential to HWH’s business. The extent to which HWH achieves growth in its membership base, increases the penetration of the higher levels of membership, and sustains high renewal rates materially influences its profitability. Damage to HWH’s brands or reputation may negatively impact comparable sales, diminish member trust, and reduce renewal rates and, accordingly, net sales and membership fee revenue, negatively impacting its results of operations.

HWH sells, or plans to sell, many products and services under the brands of its affiliates. Maintaining consistent product and service quality, competitive pricing, and availability of these products and services is essential to developing and maintaining member loyalty. If HWH’s affiliate brands experience a loss of member acceptance or confidence, HWH’s membership sales and gross margin results could be adversely affected.

The partial dependence of HWH’s direct selling business model to sell its affiliates’ products and services to its members, and the highly competitive and dynamic nature of the direct selling industry could adversely affect its results of operations.

HWH, through the offerings of the products and services of its affiliate companies, operates in the direct selling industry market and distributes products and services to its members. The distribution of such products and services depends upon the continued efforts of HWH employees, and to a lesser extent, HWH members, to recruit new members. The success of their efforts to recruit and retain members may be affected by the competitive environment among membership-based companies, the conditions of the general labor market, including levels of employment, the occurrence of demographic and cultural changes in the workforce, and the extent to which their brand is recognized in the geographies in which they operate. There can be no assurance that HWH will be successful in recruiting, retaining, and upleveling enough members to grow its business worldwide.

The direct selling part of HWH’s business is highly competitive and dynamic, and generally there are few barriers to entering the industry. In particular, the sale of health and wellness products by direct selling industry participants, online resellers, and others is highly competitive. There are several companies, including many with more resources than HWH’s affiliate companies, that offer competing health and wellness products. The primary competitive factors for health and wellness products are (a) price; (b) the quality, perceived value, brand recognition and package appeal of the product; (c) the skills and effectiveness of the independent distributor and customer service staff interacting with the customer or potential customer; and (d) the continuous availability of enough product to fulfill orders promptly. There can be no assurance that HWH’s affiliates will remain competitive or that competition in the industry will not intensify.

If HWH does not remain competitive and promptly and effectively respond to increased competition, including competition for members, and to marketplace changes in the future, future sales of HWH memberships, and HWH’s affiliate products and services could decline. This could have a material adverse effect on HWH’s consolidated financial condition, results of operations and cash flows.

HWH’s ability to attract and retain members, and the potential adverse impact of the loss of a significant number of members may be for causes out of HWH’s control.

HWH’s operations in the direct selling industry depend on its ability to promote its membership, as well as the products and services HWH members have discounted access to and to market its membership and distribute HWH’s affiliate products and services. HWH’s success in recruiting and retaining members may be affected by the competitive environment among membership and direct-to-consumer companies, the conditions of the general labor market, including levels of employment, the occurrence of demographic and cultural changes in the workforce, and the extent to which HWH’s affiliates’ brands are recognized in the geographies in which HWH operates. HWH’s inability to attract and retain members in the future, the failure of a member to uplevel, the ineffectiveness of a member as a source of referrals, or the loss of a significant number of members for causes out of their control may adversely affect future sales of HWH’s products and services. This could have a material adverse effect on HWH’s consolidated financial condition, results of operations and cash flows.

Changes to HWH’s membership benefits could be negatively perceived by members, could fail to achieve the desired long-term goals, and could adversely impact future membership sales.

HWH may modify or add aspects of the membership benefits from time to time in efforts to keep its membership benefits competitive and attractive to its existing and future members, to address changing market conditions, to provide incentives that HWH believes will help grow its business, and to ensure conformance with evolving government regulations, among other reasons. In addition, the Company may be required to modify membership benefits from time to time to comply with existing or new regulations in the future, including in response to potential governmental enforcement action. Changes to its membership, including changes perceived to reduce the benefits and discounts available, could be negatively received by HWH members, could fail to achieve the desired long-term goals, and could adversely impact future sales. This, in turn, could adversely affect HWH’s business, financial condition, results of operations and cash flows.

If HWH is unable to maintain a positive image and brand acceptance in the dynamic, highly competitive, and sometimes unpredictable marketplace, including the impact of social media, its results of operations could be adversely impacted.

In recent years, there has been a significant increase in the use by businesses of social media platforms, including informal blogs, social media websites, and other forms of internet-based communications. Social media can enable a business to reach a wide selection of consumers and other targeted audiences, generally in a more cost-effective way than more traditional forms of marketing and advertising. However, negative, inaccurate, or false information about a company or the products or services it sells may be circulated through social media quickly and may damage a company’s reputation and business. In addition, negative, inaccurate, or false information about a company or the products or services it sells may be circulated through more traditional communication means. Many members and would be members value readily available information and often act on such information without further investigation. The harm caused by the circulation of negative, inaccurate, or false information about a company or its products or services may be immediate, and opportunities to redress and correct the information may be slow and costly. If HWH was the victim of allegations, or the dissemination of negative, inaccurate, or false information, circulated through social media or otherwise, this could adversely impact HWH’s reputation and business and could result in the loss of members and in a decline in HWH’s future sales.

HWH may also use social media platforms to communicate with existing and prospective members, and to otherwise promote its products and services. Laws and regulations intended to govern the use of the Internet and social media platforms are complex and evolving. If HWH, or other third parties acting on HWH’s behalf, were found to be in violation of any of these laws and regulations, this could result in fines and enforcement actions and adversely impact HWH’s reputation and business.

The occurrence of any of these conditions could have a material adverse effect on HWH’s business, financial condition, results of operations and cash flows.

Our business plan and operational structure may change.

As an emerging company, we continually analyze our business plan and operations in each of our four intended operational activities in light of current trends within certain countries. As a result of our ongoing analyses, we may decide to make substantial changes in one or all of our operational activities and the operations therein. In the future, as we continue our internal analyses and as market conditions and our available capital change, we may decide to make organizational changes and/or alter some or all of our operational activities, including ceasing operations in one or more of our planned operational activities. Currently, the Company has no intention of changing its business model or operational structure.

Our continued operations depend on the public’s acceptance of our product lines and services in the applicable country.

The ability to customize and develop our products and services that the applicable market finds desirable and willing to purchase membership is critically important to our success. We cannot be certain that the products and services we offer our members will be appealing to the applicable market and as a result there may not be any demand and our membership sales could be limited. In addition, there are no assurances that if we alter, customize, or develop new products or services in the future that the applicable markets demand for these will develop and this could adversely affect our business and any possible revenues.

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The loss of key management personnel could adversely affect HWH’s business, financial condition, results of operations or independent associate relations.

Although HWH’s executive officers and senior management team do not work full-time for HWH and are instead employed by affiliates of HWH, HWH nevertheless depends on the continued services of its executive officers and senior management team as they work closely with independent associate leaders and are responsible for HWH’s day-to-day operations. HWH’s success depends in part on its ability to retain its executive officers and to continue to attract additional qualified individuals to HWH’s management team. Although HWH has not entered into employment agreements with any of its senior executive officers or members of its management team, all of those individuals have entered into employment agreements with affiliates of HWH, and HWH does not believe that any of them are planning to leave or retire in the near term. No assurances can be made that HWH’s senior executive officers or members of HWH’s senior management team will remain with the Company. The loss or limitation of the services of any of HWH’s executive officers or members of its senior management team, including its regional and country managers, or the inability to attract additional qualified management personnel could have a material adverse effect on HWH’s business, financial condition, results of operations, or independent associate relations.

The inability to attract, train and retain highly qualified employees could adversely impact HWH’s business, financial condition and results of operations.

HWH’s success depends on the contributions of its employees, the members of its senior management and other key operations, and administrative personnel. HWH must attract, train and retain a large and growing number of qualified employees, while controlling related labor costs. HWH’s ability to control labor and benefit costs is subject to numerous internal and external factors, including the continuing impacts of the pandemic, regulatory changes, prevailing wage rates, and healthcare and other insurance costs. HWH competes with other retail and non-retail businesses for these employees and invests significant resources in training and motivating them. There is no assurance that HWH will be able to attract or retain highly qualified employees in the future, which could have a material adverse effect on HWH’s business, financial condition and results of operations.

Although HWH relies on its affiliates to provide it with a number of key services necessary for its day-to-day operations, it does not have written contracts in place with those affiliates that contractually obligate them to provide such services, and if such affiliate providers do not perform adequately or perform at all, HWH’s costs may increase and HWH’s business, financial condition and results of operations could be adversely affected.

HWH relies heavily on HWH’s relationships with its affiliates to provide services for it. For example, and as discussed above, HWH relies on its affiliates to provide it with its executive officers and senior members of the management team. As another example, HWH relies on its affiliates to handle nearly all of its back-office functions, and it does not have written contracts or other written arrangements in place that govern how costs should be allocated between HWH and its affiliates in respect of such services or as to how the responsibilities should be allocated among HWH and its affiliates in respect of such services. For example, HWH relies on the internet technology services of NHN Godomall (“NHN”) to manage all aspects of its information technology infrastructure including for its online connectivity, infrastructure hosting, technical infrastructure, network management, content delivery, load balancing and protection against hacking and distributed denial-of-service attacks. Because NHN is not contractually obligated to provide these services to HWH, no assurances can be made that NHN will continue to provide such services to HWH, or that NHN will be available to assist HWH in the event that problems arise that need to be addressed. While HWH is seeking to transition to another service provider in the near future, there can be no assurance that there will be a contractual relationship and whether the terms will be favorable. Any of these risks stemming from HWH’s reliance on third-parties to provide support absent a written contract or favorable terms between them could increase HWH’s costs and adversely affect HWH’s business, financial condition and results of operations.

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HWH’s failure to appropriately respond to changing consumer preferences in any of its operational activities and demand for new products or product enhancements or new services or service compliments could significantly harm its relationship with its members, its product sales, as well as its financial condition and operating results.

HWH’s business, and the business of each of its operational activities, is subject to changing consumer trends and preferences, including rapid and frequent changes in demand for products, new product introductions and enhancements, and new services and compliments thereto. HWH’s failure to accurately predict these trends could negatively impact members’ opinion of the products sold by HWH, which in turn could harm its member relationships and cause the loss of sales. The success of HWH’s new product and service offerings and enhancements depends upon a number of factors, including HWH’s ability to:

● procure such products and services from its affiliates and other third-party suppliers;

● accurately anticipate consumer needs;

● negotiate favorable pricing for products and services from its affiliates and other third-party suppliers;

● successfully commercialize new products or product enhancements, or new services, in a timely manner;

● price its products and services competitively; and

● differentiate its product and services offerings from those of its competitors.

If HWH does not introduce new products or services or make enhancements or improvements to meet the changing needs of its customers and members in a timely manner, some of its products or services could be rendered obsolete, which could negatively impact its revenues, financial condition, and operating results.

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HWH faces strong competition from other retailers, membership clubs, and service agencies, which could adversely affect its business, financial condition and results of operations.

The retail and services business and membership driven business is highly competitive. HWH competes for members, employees, sites, products and services and in other important respects with a number of local, regional and national wholesalers, retailers, and membership programs in the United States and Asia, including other business or social clubs with third party benefits, supermarkets, supercenters, internet retailers, department and specialty stores and operators selling a single category or narrow range of merchandise. Such retailers, service providers, and membership business operators compete in a variety of ways, including products, pricing, selection and availability, services, location, convenience, and the attractiveness and ease of use of websites and mobile applications. The evolution of online and mobile channels has improved the ability of customers to comparison shop, which has enhanced competition. Some competitors have greater financial resources and technology capabilities, better access to merchandise or services, and greater market penetration than HWH does. HWH’s inability to respond effectively to competitive pressures, changes in the retail or service markets or customer expectations could result in lost market share and negatively affect HWH’s financial results.

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Adverse or negative publicity could cause HWH’s business to suffer.

HWH’s business depends, in part, on the public’s perception of its integrity and the safety and quality of the products and services it sells. Any adverse publicity could negatively affect the public’s perception about HWH’s industry, HWH’s products and services, or HWH’s reputation and could result in a significant decline in its operations. Specifically, HWH is susceptible to adverse or negative publicity regarding:

● the nutritional supplements industry;

● skeptical consumers;

● competitors;

● the safety and quality of the products and services it sells;

● regulatory investigations of the products and services it sells or the products or services sold by its competitors; and

●scandals or regulatory investigations regarding the business practices or products or HWH’s competitors, specifically those competitors within the direct selling channel.

The success of HWH’s growth initiatives, including its efforts to attract new members, build brand awareness, and expand into additional international areas, is imperative.

HWH’s long-term success is dependent on its ability to achieve sustained growth. HWH is a developing company and has no significant sales history. In efforts to initiate growth and expansion into each of its four operational activities, HWH plans to launch a multipronged growth strategy intended to accelerate sales growth, including by: (a) expanding its service offerings, (b) increasing the number of Hapi Cafés, and (c) initiating operations in new countries in North America and Asia, among others. There can be no assurance that these strategic initiatives will result in the sales growth we anticipate, or any sales growth at all, the lack of which could have a material adverse effect on HWH’s business, financial condition, results of operations and cash flows.

A downturn in the economy could affect consumer purchases of discretionary items such as the health and wellness products that we offer, or the travel services we plan to offer, which could have an adverse effect on HWH’s business, financial condition, profitability, and cash flows.

HWH offers, or plans to offer, a broad selection of health and wellness products and travel services. A downturn in the economy could adversely impact consumer purchases of discretionary items such as health and wellness products or travel. The United States and global economies may slow dramatically as a result of a variety of problems, including turmoil in the credit and financial markets, concerns regarding the stability and viability of major financial institutions, the state of the housing markets, and volatility in worldwide stock markets. In the event of such economic downturn, the U.S. and global economies could become significantly challenged in a recessionary state for an indeterminate period of time. These economic conditions could cause many of HWH’s existing and potential members to delay or reduce purchases of the products and services sold by HWH for some time, which in turn could harm HWH’s business by adversely affecting its revenues, results of operations, cash flows and financial condition. HWH cannot predict these economic conditions or the impact they would have on HWH’s consumers or business.

HWH is subject to payment-related risks.

HWH accepts payments using a variety of methods, including select credit and debit cards, cash and checks, and member discounts. As HWH offers new payment options to its members, HWH may be subject to additional rules, regulations, compliance requirements, and higher fraud losses. For certain payment methods, HWH pays interchange and other related acceptance fees, along with additional transaction processing fees. HWH relies on third parties to provide payment transaction processing services for credit and debit cards and HWH’s shop card. It could disrupt HWH’s business if these processing service providers become unwilling or unable to provide these services to HWH. HWH is also subject to evolving payment card association and network operating rules, including data security rules, certification requirements and rules governing electronic funds transfers. If HWH’s internal systems are breached or compromised, HWH may be liable for card re-issuance costs, subject to fines and higher transaction fees and lose its ability to accept card payments from HWH members, and HWH’s business and operating results could be adversely affected.

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HWH might sell products that cause illness or injury to its members, harm to its reputation, and expose HWH to litigation.

If HWH’s merchandise, including its food products prepared for human consumption, wellness products, skincare products, household products and durable goods, among others, do not meet or are perceived not to meet applicable safety or labeling standards or HWH’s members’ expectations, HWH could experience lost sales, increased costs, litigation or reputational harm. The sale of these items involves the risk of illness or injury to HWH’s members. Such illnesses or injuries could result from tampering by unauthorized third parties, product contamination or spoilage, including the presence of foreign objects, substances, chemicals, other agents, or residues introduced during the growing, manufacturing, storage, handling and transportation phases, or faulty design. HWH’s affiliate suppliers are generally contractually required to comply with product safety laws, and HWH is dependent on them to ensure that the products HWH buys comply with safety and other standards. While HWH is subject to governmental inspection and regulations and works to comply in all material respects with applicable laws and regulations, HWH cannot be sure that consumption or use of the products sold by HWH will not cause illness or injury or that HWH will not be subject to claims, lawsuits, or government investigations relating to such matters, resulting in costly product recalls and other liabilities that could adversely affect HWH’s business and results of operations. Even if a product liability claim is unsuccessful or is not fully pursued, negative publicity could adversely affect HWH’s reputation with existing and potential members and its corporate and brand image, and these effects could have a long-term adverse impact.

Furthermore, because HWH does not have a written agreement in place that sets forth the terms of sale between HWH and its affiliate suppliers, it is not clear that HWH would have recourse against its affiliate suppliers or any indemnification rights against such suppliers, given the absence of any written contract in place to govern the sale of such products by the affiliate supplier to HWH.

Nutritional supplements are often supported only by limited available clinical studies.

Nutritional supplements, such as many of the health and wellness products available through the Hapi Marketplace, have a long history of human consumption. Some of these products may contain innovative ingredients or contain combinations of ingredients. Although HWH believes that all the products are safe when taken as directed, there is only limited data available about human consumption of certain of these product ingredients or combinations of ingredients in concentrated form. HWH’s affiliate suppliers conduct research and test the formulation and production of the products. However, there are only limited, if any, conclusive clinical studies available about the products and similar product in the marketplace. Furthermore, because HWH is highly dependent on members’ perception of the efficacy, safety, and quality of the products, HWH could be adversely affected in the event that the products, or similar products in the marketplace, are proven or asserted to be ineffective or harmful to consumers or in the event of publicity associated with any adverse effects resulting from the use or misuse of such products, or similar products in the marketplace. Any of these conditions could have a material adverse effect on HWH’s business, financial condition, results of operations and cash flows.

If the implementation of an information technology systems is not executed efficiently and effectively, HWH’s business, financial position, and operating results could be adversely affected.

Like many companies, HWH’s business is heavily dependent upon its information technology infrastructure to effectively manage and operate many of its key business functions, including:

● order processing;

● supply chain management;

● customer service;

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● services provision;

● product distribution;

● cash receipts and payments; and

● financial reporting.

These systems and operations are vulnerable to damage and interruption from fires, earthquakes, telecommunications failures, and other events. They are also subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct.

Occasionally information technology systems must be upgraded or replaced and if this system implementation is not executed efficiently and effectively, the implementation may cause interruptions in HWH’s primary management information systems, which may make HWH’s website or services unavailable thereby preventing us from processing transactions, which would adversely affect HWH’s financial position or operating results.

With increased frequency in recent years, cyber-attacks against companies have resulted in breaches of data security. HWH’s business requires the storage and transmission of suppliers’ data and our independent associates’ and customers’ personal, credit card, and other confidential information. HWH’s information technology systems are susceptible to a growing and evolving threat of cybersecurity risk. Any substantial compromise of HWH’s data security, whether externally or internally, or misuse of associate, customer, or employee data, could cause considerable damage to its reputation, cause the public disclosure of confidential information, and result in lost sales, significant costs, and litigation, which would negatively affect its financial position and results of operations.

Our future growth may be limited.

The Company’s ability to achieve its expansion objectives into each of its intended four operational activities and to manage the growth of each and all effectively depends upon a variety of factors, including the Company’s ability to properly customize the products and services in each country of operations, to attract and retain members’ interest in each, any, or all four intended operational activities, to successfully position and market its products and services in each, any, or all four intended operational activities, and to capitalize on potential opportunities in a multitude of countries. The Company may never be able to successfully offer products and services in each, any, or all four operational activities which may cause it to cease operations.

Risks Related to HWH’s International Operations

HWH is highly dependent on the financial performance of its South Korea (“Korea”) and Singapore operations.

HWH’s financial and operational performance is currently highly dependent on its Korea and Singapore operations. Declines in financial performance of these operations could arise from, among other things: slow growth or declines in membership growth, comparable product sales (comparable sales); negative trends in operating expenses, including increased labor, healthcare and energy costs; failing to meet targets for Hapi Café openings changes or uncertainties in economic conditions in HWH’s markets, including higher levels of unemployment and depressed home values; and failing to consistently provide high quality and innovative new products and services.

HWH may not be able to successfully execute its international expansion strategy.

As a key part of its business strategy, HWH is looking to expand its operations in markets outside Korea and Singapore, including through the opening of additional overseas cafés and subsidiaries, particularly in South and Southeast Asia and in North America. In the coming years, HWH is looking to organize subsidiaries and rapidly expand its operations in numerous other countries, with a particular focus on the United States and Canada in North America and on Hong Kong, Malaysia, Singapore, Thailand, and Taiwan.

Notwithstanding the foregoing, the expansion of HWH’s operations abroad may be difficult due to the presence of established competitors in the relevant local markets. In addition, overseas expansion and the management of international operations may require significant financial expenditures as well as management attention and customization, and will subject HWH to the challenges of operating in an unfamiliar business environment with different regulatory, legal and taxation systems and political, economic and social risks.

HWH’s growth is also dependent, in part, on its ability to acquire property and build or lease new Hapi Cafés. HWH competes with other retailers and businesses for suitable locations. Local land use and other regulations restricting the construction and operation of Hapi Cafés, as well as local community actions opposed to the location of Hapi Cafés at specific sites and the adoption of local laws restricting HWH’s operations and environmental regulations, may impact HWH’s ability to find suitable locations and increase the cost of sites and of constructing, leasing and operating them. HWH may also have difficulty negotiating leases or purchase agreements on acceptable terms.

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HWH intends to open additional Hapi Cafés in new markets. Associated risks include difficulties in attracting members due to a lack of familiarity with HWH, attracting members of other health, wealth and happiness-based club operators, HWH’s may be less familiarity with local member preferences, and seasonal differences in the markets. Entry into new markets may bring HWH into competition with new competitors or with existing competitors with a large, established market presence.

More generally, HWH’s international operations and future expansion plans are subject to political, economic, and social uncertainties, including:

● inflation;

● the renegotiation or modification of various agreements;

● increases in custom duties and tariffs;

● complex U.S. and foreign laws, treaties and regulations, including without limitation, tax laws, the U.S. Foreign Corrupt Practices Act, and similar anti-bribery and corruption acts and regulations in many of the markets in which we operate;

● trademark availability and registration issues;

● changes in exchange rates;

● changes in taxation;

● wars, civil unrest, acts of terrorism and other hostilities;

● political, economic, and social conditions;

● changes to trade practice laws or regulations governing direct selling and marketing;

● increased government scrutiny surrounding direct selling and network marketing; and

● changes in the perception of network marketing.

The risks outlined above could adversely affect HWH’s ability to sell products or services, obtain international customers, or to operate its international businesses, or business operational activities, profitably, which would have a negative impact on HWH’s overall business and results of operations. Furthermore, any negative changes in HWH’s distribution channels may force it to invest significant time and money related to HWH’s distribution and sales to first grow and then maintain its position in certain international markets. Accordingly, there is no guarantee that HWH will be successful in executing its overseas expansion strategy. The failure of its international expansion strategy could have an adverse impact on our business, results of operations and financial condition.

Fluctuations in foreign currency exchange rates will affect HWH’s financial results, which we report in U.S. Dollars.

HWH currently operates in multiple jurisdictions, which exposes it to the effects of fluctuations in currency exchange rates. HWH earns revenue denominated in Korean Won, Singapore Dollars, and U.S. Dollars. Fluctuations in the exchange rates between the various currencies that HWH uses could result in expenses being higher and revenue being lower than would be the case if exchange rates were stable. HWH cannot assure you that movements in foreign currency exchange rates will not have a material adverse effect on HWH’s results of operations in future periods. HWH has not previously entered into hedging contracts to limit its exposure to fluctuations in the value of the currencies that its businesses use, though it may do so at some point in the future, should it deem it expedient to do so. HWH cannot assure you that central banks of the jurisdictions in which it operates will, or would be able to, intervene in the foreign exchange market in the future to achieve stabilization or other objectives, or that such intervention would be effective in achieving the intended objectives.

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Restrictions on currency exchange in certain countries may limit HWH’s ability to receive and use its revenue effectively.

A large majority of its revenue and expenses are currently denominated in Korean Won and Singapore Dollars. If revenue denominated in Korean Won or Singapore Dollars increase or expenses denominated in such currencies decrease in the future, HWH may need to convert a portion of its revenue into other currencies to meet its foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of its shares. Especially as HWH expands into additional markets, HWH cannot guarantee that it will be able to convert the currencies of the countries in which it operates into U.S. Dollars or other foreign currencies to pay dividends or for other purposes on a timely basis or at all.

HWH has no business insurance coverage or certain other types of insurance.

Insurance products currently available in Asia are not as extensive as those offered in more developed regions. Consistent with customary industry practice in Asia, HWH does not currently carry business insurance. HWH has determined that the costs of insuring for related risks and the difficulties associated with acquiring such insurance on commercially reasonable terms makes it impractical for HWH to have such insurance. Any uninsured damage to HWH facilities or disruption of HWH’s business operations could require it to incur substantial costs and divert its resources, which could have an adverse effect on our business, financial condition and results of operations.

While HWH does carry insurance to cover claims for employee health care benefits and workers’ compensation as are required under applicable laws, general liability, property damage, directors’ and officers’ liability, and other exposures would be funded wholly by HWH. Significant claims or events, regulatory changes, a substantial rise in costs of health care or costs to maintain HWH’s insurance or the failure to maintain adequate insurance coverage could have an adverse impact on HWH’s financial condition and results of operations.

HWH’s revenue and net income may be materially and adversely affected by any economic slowdown in any regions of Asia as well as globally.

While HWH plans to expand its operations into North American, HWH currently derives 5% of its revenue from Korea and 95% from Singapore in the nine months ended September 30, 2024, respectively, and 8% and 92% in the nine months ended September 30, 2023, in Korea and Singapore, respectively, and is exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. As a result, HWH’s revenue and net income could be impacted to a significant extent by economic conditions in Asia and globally. The Asia and global economy and markets are influenced by many factors beyond HWH’s control, including consumer perception of current and future economic conditions, political uncertainty, employment levels, inflation or deflation, real disposable income, interest rates, taxation and currency exchange rates.

Economic growth in Asia has experienced a mild moderation in recent years, partially due to the slowdown of the Chinese economy since 2012, as well as the global COVID-19 pandemic, global volatility of energy and consumer prices, U.S. monetary policies and other markets, and other factors. Asia will have to cope with potential external and domestic risks to sustain its economic growth. An economic downturn, whether actual or perceived, a further decrease in economic growth rates or an otherwise uncertain economic outlook in Asia or any other market in which HWH may operate could have a material adverse effect on HWH’s business, financial condition and results of operations.

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Risks Related to HWH’s Operations in Korea

Unfavorable financial and economic developments in Korea may have an adverse effect on us.

At the present time, a material portion of HWH’s operations and assets are located in Korea. HWH is subject to political, economic, legal and regulatory risks specific to Korea, and HWH’s performance and successful fulfillment of its operational strategies are dependent in large part on the overall Korean economy. The economic indicators in Korea in recent years have shown mixed signs of growth and uncertainty, and starting in 2020, the overall Korean economy and the economies of Korea’s major trading partners have shown signs of deterioration due to the debilitating effects of the COVID-19 pandemic. Any possible recurrence of COVID-19 or other types of widespread infectious diseases in Korea may adversely affect HWH’s business, financial condition and results of operations.

The future growth of the Korean economy is subject to many factors beyond our control, including developments in the global economy. In recent years, adverse conditions and volatility in the worldwide financial markets, fluctuations in oil and commodity prices, supply chain disruptions and the increasing weakness of the global economy, in particular due to the COVID-19 pandemic and more recently Russia’s invasion of Ukraine and ensuing sanctions against Russia, have contributed to the uncertainty of global economic prospects in general and have adversely affected, and may continue to adversely affect, the Korean economy. The value of the Won, Korea’s national currency, relative to major foreign currencies has fluctuated significantly and, as a result of uncertain global and Korean economic conditions, there has been significant volatility in the stock prices of Korean companies recently. Any future deterioration of the Korean or global economy could adversely affect HWH’s business, financial condition and results of operations.

Developments that could have an adverse impact on Korea’s economy include:

●	a continuing rise in the level of household debt and increasing delinquencies and credit defaults by retail or small and medium-sized enterprise borrowers in Korea;

●	a deterioration in economic or diplomatic relations between Korea and its trading partners or allies, including deterioration resulting from territorial or trade disputes or disagreements in foreign policy;

●	increased sovereign default risks in select countries and the resulting adverse effects on the global financial markets;

●	a deterioration in the financial condition or performance of small- and medium-sized enterprises and other companies in Korea due to the government’s policies to increase minimum wages and limit working hours of employees;

●	investigations of large Korean conglomerates and their senior management for possible misconduct;

●	social and labor unrest;

●	substantial changes in the market prices of Korean real estate;

●	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues concerning certain Korean conglomerates;

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●	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

●	geopolitical uncertainty and the risk of further attacks by terrorist groups around the world;

●	political uncertainty or increasing strife among or within political parties in Korea;

●	hostilities, political or social tensions involving Russia (including the invasion of Ukraine by Russia and ensuing actions that the United States and other countries may take) and the resulting adverse effects on the global supply of oil and other natural resources and the global financial markets;

●	hostilities or political or social tensions involving oil producing countries in the Middle East (including a potential escalation of hostilities between the United States and Iran) and North Africa and any material disruption in the global supply of oil or sudden increase in the price of oil;

●	natural or man-made disasters that have a significant adverse economic or other impact on Korea or its major trading partners; and

●	an increase in the level of tensions or an outbreak of hostilities between North Korea and Korea or the United States.

Escalations in tensions with North Korea could have an adverse effect on HWH.

Relations between Korea and North Korea have been tense throughout Korea’s modern history. The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapon and ballistic missile programs as well as its hostile military actions against Korea.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea. Although bilateral summit meetings between the two Koreas were held in April 2018, May 2018 and September 2018 and between the United States and North Korea in June 2018, February 2019 and June 2019, there can be no assurance that the level of tensions affecting the Korean peninsula will not escalate in the future. Any further increase in tensions, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between Korea and North Korea break down or military hostilities occur, could have a material adverse effect on the Korean economy and on HWH’s Korea- based members and customers, thereby having a material adverse effect on HWH’s business, financial condition and results of operations.

Strengthening of Korea’s consumer protection laws could adversely affect our Korean operations.

As a direct-to-consumer seller of consumer products in Korea, HWH is potentially subject to a variety of regulations in Korea that are designed to protect consumers. In recent years, in light of heightened public concern regarding privacy issues, the Korean government has placed greater emphasis on protection of personal information by companies in direct-to-consumer businesses and has implemented a number of measures to enhance consumer protection. Under the Personal Information Protection Act, companies designated as personal information managers may not collect, store, maintain, utilize or provide resident registration numbers of their customers, unless other laws or regulations specifically require or permit the management of resident registration numbers. In addition, under the Use and Protection of Credit Information Act, a company owes a higher duty to protect all information that it collects from its customers and is required to treat such information as credit information. A company’s ability to transfer or provide the information to its affiliates or holding company is considerably restricted, and significant damages may be imposed on a company for leakage of such information. Furthermore, under the Electronic Financial Transaction Act, a company may be primarily responsible for compensating its customers harmed by a cyber security breach affecting the company even if the breach is not directly attributable to the company.

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Labor unrest in Korea may adversely affect HWH’s operations.

Economic difficulties in Korea or increases in corporate reorganizations and bankruptcies could result in layoffs and higher unemployment. Such developments could lead to social unrest and substantially increase government expenditures for unemployment compensation and other costs for social programs. According to statistics from the Korea National Statistical Office, the unemployment rate increased from 3.8% in 2018 and 2019 to 4.5% in 2020 and 3.7% in 2021. Further increases in unemployment and any resulting labor unrest in the future could adversely affect HWH’s operations, and the ability of many of HWH’s customers to purchase memberships and products from HWH. These developments in Korea may have an adverse effect on HWH’s financial condition and results of operations.

Risks Related to Regulation

HWH’s business may be adversely affected by legal claims and regulatory actions against it.

HWH is subject to the risk of legal claims and regulatory actions, which may expose it to monetary damages and legal costs, injunctive relief, criminal and civil penalties, sanctions against our management and employees and regulatory restrictions on our operations, as well as reputational harm.

HWH is unable to predict the outcome of many of the legal claims and regulatory actions in which it is involved, and the scope of the claims or actions or the total amount in dispute in such matters may increase.

Furthermore, adverse decisions, findings or resolutions in such matters could encourage other parties, including governmental authorities in other jurisdictions, to bring similar claims and actions against HWH. Accordingly, the outcome of current and future legal claims and regulatory actions, particularly those for which it is difficult to assess the maximum potential exposure or the ultimate adverse impact with any degree of certainty, may materially and adversely impact HWH’s business, reputation, results of operations and financial condition.

Civil or governmental challenges to HWH’s membership driven model or its related direct selling system or the distribution and service policies of HWH’s affiliates could harm HWH’s business.

The membership-based industry and the direct-to-consumer industry are subject to governmental scrutiny, which includes various national, state, and local laws and regulations. For example, in the U.S., the FTC has actively warned several direct selling companies, and the industry as a whole, about certain business practices associated with direct selling and has entered into settlements with several direct selling companies that required those companies to modify their compensation plans and business models.

In the countries where HWH operates, the direct selling industry and the service provision industry rely on the implementation of distributor or service provider rules and policies designed to protect consumers, prevent inappropriate sales activities and marketing practices, and prevent unregistered broker-dealer activity. HWH’s affiliates who engage in direct sales have adopted formal rules and policies that HWH’s affiliates believe are consistent with best domestic and global industry standards, as applicable. However, there can be no assurance that elements of HWH’s affiliates’ systems, or elements of their policies will not be challenged in civil or governmental actions, or that the application and interpretation of laws or regulations governing such industry operations in the future would not be harmful to HWH’s business. The occurrence of any of these conditions could have a material adverse effect on HWH’s business, financial condition, results of operations and cash flows.

HWH may fail to obtain, maintain or renew requisite licenses and approvals.

HWH may not be able to obtain all the licenses and approvals that may be deemed necessary to provide the products and services it plans to offer. Because the industries in which HWH operates may be relatively new in certain markets, the relevant laws and regulations, as well as their interpretations, are often unclear and evolving. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, HWH also cannot be certain that it will be able to maintain the licenses and approvals that it has previously obtained, or that once they expire HWH will be able to renew them. HWH also believes that some of its business operations fall outside the scope of licensing requirements, or benefit from certain exemptions, making it not necessary to obtain certain licenses or approvals. HWH cannot be sure that its interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

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If HWH fails to obtain, maintain or renew any required licenses or approvals or make any necessary filings or is found to require licenses or approvals that it believed were not necessary or with respect to which it believed itself exempted from obtaining, HWH may be subject to various penalties, such as confiscation of the revenue or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, suspension of business activities, criminal prosecution and the discontinuation or restriction of HWH’s operations. Any such penalties may disrupt HWH’s business operations and materially and adversely affect HWH’s business, financial condition and results of operations.

If government regulations regarding network marketing change or are interpreted or enforced in a manner adverse to the business of HWH’s affiliates, such affiliates may be subject to enforcement actions and material limitations regarding their overall business model, which in turn could impact the supply of products to HWH for sale to its members.

HWH does not utilize a network marketing business model. However, HWH’s affiliates, including Sharing Services, operate in that space. Network marketing is always subject to extensive governmental regulations, including foreign, federal, and state regulations. Any change in legislation and regulations could affect the business of HWH’s affiliates. Furthermore, significant penalties could be imposed on HWH’s affiliates for failure to comply with various statutes or regulations. Violations may result from:

● ambiguity in statutes;

● regulations and related court decisions;

● the discretion afforded to regulatory authorities and courts interpreting and enforcing laws;

● new regulations affecting HWH’s business; and

● changes to, or interpretations of, existing regulations affecting HWH’s business.

HWH cannot predict what effect additional governmental regulations, judicial decisions, or administrative orders, when and if promulgated, would have on the business operations of HWH’s affiliates, or how that might impact that availability of HWH’s affiliates to provide such products to HWH for sale to its members as well as the cost of such products.

Legal and regulatory requirements concerning network marketing systems, however, involve a high level of subjectivity, are inherently fact-based, and are subject to judicial interpretation. Because of this, HWH can provide no assurance that it would not be harmed by the application or interpretation of statutes or regulations governing network marketing to certain of its affiliates.

If HWH violates governmental regulations or fails to obtain necessary regulatory approvals, its operations could be adversely affected.

HWH’s operations are subject to extensive laws, governmental regulations, administrative determinations, court decisions, and similar constraints at the federal, state, and local levels in its domestic and foreign markets. These regulations include the following:

● the formulation, manufacturing, packaging, labeling, distribution, importation, sale, and storage of the products sold by HWH;

● pricing restrictions regarding transactions with HWH’s affiliates or other related parties and similar regulations that affect HWH’s level of foreign taxable income;

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● the assessment of customs duties; and

● export and import restrictions.

Any unexpected new regulations or changes in existing regulations could significantly restrict the ability of HWH’s affiliate suppliers to continue operations, which could adversely affect HWH’s business. For example, changes regarding health and safety and food and drug regulations for the nutritional products HWH sells to its members could require the affiliate suppliers of HWH to reformulate such products to comply with such regulations, which could in turn result in HWH paying higher prices for such products.

In some foreign countries, nutritional products are considered foods, while other countries consider them drugs. Future health and safety or food and drug regulations could delay or prevent HWH’s introduction of new products or suspend or prohibit the sale of existing products in a given country or marketplace. In addition, if HWH expands further into other foreign markets, its operations or the products it seeks to sell in such markets could also be affected by the general stability of such foreign governments and the regulatory environment relating to those products. If the products HWH sells are subject to high customs duties, both HWH sales and its competitive position could suffer as compared to locally produced goods. Furthermore, import restrictions in certain countries and jurisdictions could limit HWH’s ability to import products from the United States.

In other countries, travel services are heavily regulated. Future regulations could delay or prevent HWH’s introduction of new services or suspend or prohibit the sale of existing services in a given country or marketplace.

Increased regulatory scrutiny of nutritional supplements as well as new regulations that are being adopted in some of HWH’s markets with respect to nutritional supplements could result in more restrictive regulations and harm HWH’s results if the supplements sold by it or advertising activities are found to violate existing or new regulations or if HWH is not able to persuade its affiliate suppliers to effect necessary changes to products sold by HWH in a timely and efficient manner to respond to new regulations.

There has been an increasing movement in the United States and other markets to increase the regulation of dietary supplements, which could impose additional restrictions or requirements on us and increase the cost of doing business. On February 11, 2019, the U.S. Food and Drug Administration (the “FDA”) issued a statement from FDA Commissioner, Dr. Scott Gottlieb, regarding the agency’s efforts to strengthen the regulation of dietary supplements. The FDA will be prioritizing and focusing resources on misbranded products bearing unproven claims to treat, cure, or mitigate disease. Commissioner Gottlieb established a Dietary Supplement Working Group tasked with reviewing the agency’s organizational structure, process, procedures, and practices to identify opportunities to modernize the oversight of dietary supplements. Additionally, on December 21, 2015, the FDA created the Office of Dietary Supplements (“ODSP”). The creation of this new office elevates the FDA’s program from its previous status as a division under the Office of Nutrition and Dietary Supplements. ODSP will continue to monitor the safety of dietary supplements. Approvals or registration may require reformulation of products sold by HWH or may be unavailable to HWH with respect to certain products or ingredients. Products sold by HWH must comply with product labeling regulations, which vary by jurisdiction.

In several of HWH’s markets, new regulations have been adopted, or are likely to be adopted, in the near-term that will impose new requirements, make changes in some classifications of supplements under the regulations, or limit the claims that can be made about the products HWH sells. In addition, there has been increased regulatory scrutiny of nutritional supplements and marketing claims under existing and new regulations. In August 2016, the FDA published its revised draft guidance on Dietary Supplements: New Dietary Ingredient Notifications and Related Issues. If a company sells a dietary supplement containing an ingredient that FDA considers either not a dietary ingredient or a new dietary ingredient (“NDI”) that needs an NDI notification, the agency may threaten or initiate enforcement against that company. For example, it might send a warning letter that can trigger consumer lawsuits, demand a product recall, or even work with the Department of Justice to bring a criminal action. HWH’s operations could be harmed if new guidance or regulations result in increased costs to HWH, given HWH does not manufacturer its own products, or if the sale of certain products is completely prohibited.

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Taxation and transfer pricing affects operations and HWH could be subjected to additional taxes, duties, interest, and penalties in material amounts, which could harm HWH’s business.

As a multinational corporation, in multiple countries, including the United States, HWH is subject to transfer pricing and other tax regulations designed to ensure that its intercompany transactions are consummated at prices that reflect the economic reality of the relationship between the entities and have not been manipulated to produce a desired tax result, that appropriate levels of income are reported as earned by the local entities, and that HWH gets taxed appropriately on such transactions. Regulators may choose to closely monitor HWH’s corporate structure, intercompany transactions, and how HWH effectuates intercompany fund transfers. If regulators challenge HWH’s corporate structure, transfer pricing methodologies or intercompany transfers, HWH’s operations may be harmed and HWH’s effective tax rate may increase. Scrutiny has increased with the advent of the Organization for Economic Co-operation and Development Base Erosion and Profit Shifting project.

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “TCJA”). The Internal Revenue Service (“IRS”) continues to issue guidance related to the passage of the TCJA. As new guidance is issued it may have a material impact on HWH’s financial statements. In addition, there is a risk that U.S. states and foreign jurisdictions may amend their tax laws in response to the Act, which could have a material impact on HWH’s future results.

HWH is subject to income taxes in the U.S. and multiple international jurisdictions. HWH’s income tax provision and cash tax liability in the future could be adversely affected by changes in earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in tax laws and the discovery of new information in the course of HWH’s tax return preparation process. HWH may also become subject to ongoing tax audits. Such audits can involve complex issues, which may require an extended period of time to resolve and can be highly judgmental. Tax authorities could disagree with certain tax reporting positions taken by HWH and, as a result, assess additional taxes against HWH. The amounts ultimately paid upon resolution of these or subsequent tax audits could be materially different from the amount previously included in HWH’s income tax provision, and, therefore, could have a material impact on HWH’s profitability.

Changes in and actual or perceived failures to comply with applicable data privacy, security and protection laws, regulations, standards and contractual obligations may adversely affect HWH’s business, operations and financial performance.

HWH is subject to federal, state, and foreign laws and regulations that govern data privacy and security. The legislative and regulatory landscape for privacy and data protection continues to evolve, and there has been an increasing focus on privacy and data protection issues, which may affect HWH’s business and may increase HWH’s compliance costs and exposure to liability. In the United States, numerous federal and state laws and regulations govern the collection, use, disclosure, and protection of personal information, including state data breach notification laws, federal and state health information privacy laws, and federal and state consumer protection laws. Each of these laws is subject to varying interpretations by courts and government agencies, creating complex compliance issues. If HWH fails to comply with applicable laws and regulations or discloses the personal information of its members in an impermissible manner, it could be subject to penalties or sanctions. HWH may become subject to rapidly evolving data protection laws, rules and regulations in foreign jurisdictions. For example, in Korea, HWH as a personal information controller is subject to the Personal Information Protection Act, which falls under the regulatory scope of the Personal Information Protection Commission. In Singapore, HWH is subject to the Personal Data Protection Act 2012, the general data protection which applies to all private sector organizations.

Compliance with applicable data privacy and security laws, rules and regulations could require HWH to take on more onerous obligations in its contracts, require HWH to engage in costly compliance exercises, restrict HWH’s ability to collect, use and disclose data relating to its members, or in some cases, impact HWH or its partners’ ability to operate in certain jurisdictions. Each of these constantly evolving laws can be subject to varying interpretations. If HWH fails to comply with any such laws, rules or regulations, HWH may face government investigations and/or enforcement actions, fines, civil or criminal penalties, private litigation or adverse publicity that could adversely affect HWH’s business, financial condition and results of operations.

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Risks Related to this Offering and Ownership of HWH’s Securities

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering, which will provide us only limited working capital.

This offering is being made on a best efforts basis and we may sell fewer than all of the securities offered hereby and may receive significantly less in net proceeds from this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations.

The best-efforts structure of this offering may have an adverse effect on our business plan.

The Placement Agent is offering the securities in this offering on a “best-efforts” basis. The Placement Agent is not required to purchase any securities, but will use its best efforts to sell the securities offered. As a “best-efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us. The success of this offering will impact our ability to use the proceeds to execute our business plan. We may have insufficient capital to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Nasdaq may delist our common stock from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

On March 7, 2024, we received notice from Nasdaq indicating that, because the market value of our common stock had been below $50,000,000 for the prior 37 consecutive business days, we no longer complied with the minimum market value of listed securities (the “MVLS”) requirement for continued listing on the Nasdaq Global Market under Rule 5450(b)(2)(A) of Nasdaq Listing Rules.

Nasdaq’s notice has no immediate effect on the listing of our common stock on the Nasdaq Global Market. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(C), we had been provided an initial compliance period of 180 calendar days, or until September 3, 2024, to regain compliance with the MVLS requirement. To regain compliance, the Company’s MVLS must close at $50,000,000 or more for a minimum of ten consecutive business days prior to September 3, 2024. However, the Company has not yet regained compliance with the Rule. In that regard, on September 9, 2024, the Company received a notice from the Staff that the matter of the MVLS deficiency will be considered at the Company’s upcoming appeal with the Nasdaq Hearings Panel, previously disclosed in a current report on Form 8-K filed on August 29, 2024.

The Company does not expect its securities to be delisted at this time, while it awaits the determination of its appeal with the Staff.

In the event we do not regain compliance with the MVLS requirement prior to the expiration of the compliance period, we will receive written notification that our securities are subject to delisting. We may be able to continue our listing by transferring the listing of our securities from the Nasdaq Global Market to the Nasdaq Capital Market, which has different listing standards. We have informed Nasdaq of our intention to transfer the listing of our securities to the Nasdaq Capital Market in anticipation of the Company’s upcoming appeal with the Nasdaq Hearings Panel.

On February 22, 2024, the Nasdaq Staff notified the Company that for the previous 30 consecutive trading days, the market value of its publicly held shares (the “MVPHS”) had been below the minimum $15,000,000 required for continued listing as set forth in Listing Rule 5450(b)(2)(C) (the “Rule”). Therefore, in accordance with Marketplace Rule 5810(c)(3)(D), the Company was provided 180 calendar days, or until August 20, 2024, to regain compliance with the Rule. However, the Company has not yet regained compliance with the Rule. In that regard, on August 27, 2024, the Company received a notice from the Staff that the Company will be delisted from the Nasdaq Global Market, unless the Company requests an appeal of this determination by September 3, 2024. The Company has filed an appeal prior to the September 3, 2024 deadline, and does not expect its securities to be delisted at this time, while it awaits the determination of its appeal with the Staff.

On September 4, 2024, the Company received written notice (the “Notice”) from the Listing Qualifications Staff of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that for the last 30 consecutive business days prior to the date of the Notice, the Company’s bid price was below the minimum $1 required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq has provided the Company with 180 calendar days, or until March 3, 2025, (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the closing bid price of the Company’s common stock is at least $1 for a minimum of ten consecutive business days, the Nasdaq will provide written confirmation to the Company and close the matter.

The Notice does not result in the delisting of the Company’s common stock from the Nasdaq Global Market. However, in the event the Company does not regain compliance with the Bid Price Requirement prior to the Compliance Date, the Company will receive written notification that its common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel.

The Company is evaluating potential actions to regain compliance with the Bid Price Requirement and intends to actively monitor the price of its common stock.

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If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our shares are a “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The Pre-funded Warrants will not be listed or quoted on any exchange.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-funded Warrants will be limited.

Except as otherwise provided in the Pre-funded Warrants, holders of Pre-funded Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Pre-funded Warrants and acquire our common stock.

Except as otherwise provided in the Pre-funded Warrants, until holders of Pre-funded Warrants acquire our common stock upon exercise of the Pre-funded Warrants, holders of Pre-funded Warrants will have no rights with respect to our common stock underlying such Pre-funded Warrants. Upon exercise of the Pre-funded Warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

The Pre-funded Warrants are speculative in nature.

The Pre-funded Warrants offered hereby do not confer any rights of ownership of our shares of common stock on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-funded Warrants may acquire shares of common stock issuable upon exercise of such warrants at an exercise price of $0.00001 per share of common stock. Moreover, following this offering, the market value of the Pre-funded Warrants is uncertain, and there can be no assurance that the market value of the Pre-funded Warrants will equal or exceed their public offering price.

Our management will have broad discretion over the use of the net proceeds from this offering.

We currently intend to use the net proceeds from the sale of our securities under this offering for general corporate purposes, including working capital. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use the net proceeds (see “Use of Proceeds”). Accordingly, our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We may use the net proceeds for corporate purposes that do not increase our operating results or market value.

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Future sales of our common stock could lower our stock price and dilute existing stockholders.

We may, in the future, sell additional shares of common stock in subsequent public or private offerings. We cannot predict the size or terms of future issuances of our common stock or the effect, if any, that future sales and issuances of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. In addition, these sales may be dilutive to existing stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about: the status, progress and results of our research programs; our ability to obtain regulatory approvals for, and the level of market opportunity for, our product candidates; our business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; our expectations regarding our liquidity and performance, including our expense levels, sources of capital and ability to maintain our operations as a going concern; the competitive landscape of our industry; and general market, economic and political conditions.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3.2M (assuming the sale of all the shares offered hereby at the assumed public offering price of $0.98 per share, which represents the closing sale price of our Common Stock on Nasdaq on November 29, 2024, and assuming no issuance of Pre-Funded Warrants), after deducting cash expenses relating to this offering payable by us estimated at $323,036, including Placement Agent fees of $262,500 and offering expenses of $60,536. The following presents our use of proceeds if 100%, 75%, 50% or 25% of the shares are sold.

	100% of Shares Sold		% of Total	75% of Shares Sold		% of Total	50% of Shares Sold		% of Total	25% of Shares Sold		% of Total
Gross Proceeds from Offering		$3,500,000	100.0%		$2,625,000	100.0%		$1,750,000	100.0%		$875,000	100.0%

Use of Proceeds
Placement Agent Fees and Expenses		$262,500	%		$196,875	%		$131,250	%		$65,625	%
Offering Expenses		$60,536	%		$60,536	%		$60,536	%		$60,536	%
Working Capital and General Corporate Purposes	$		%	$		%	$		%	$		0.0%
Total Use of Proceeds		$3,500,000	100.0%		$2,625,000	100.0%		$1,750,000	100.0%		$875,000	100.0%

We intend to use the net proceeds from the offering for working capital and general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, potential acquisitions of or investments in businesses, products and technologies that complement our business. We also plan to use approximately $1,000,000 of the net proceeds from this offering for our Hapi Marketplace and Hapi Wealth Builder projects, including hiring staff, expanding offerings and commencing advertising for each of these projects. The remaining net proceed will be used for general working capital purposes.

Notwithstanding the foregoing, we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus.

Our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering.

Each $0.10 increase (decrease) in the assumed public offering price of $0.98 per share would increase (decrease) the net proceeds to us from this offering by approximately $0.3 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million in the number of shares offered by us would increase (decrease) the net proceeds to us from this offering by approximately $0.8 million, assuming the assumed public offering price remains the same, and after deducting the estimated placement agent commissions and estimated offering expenses payable by us. We do not expect that a change in the public offering price or the number of shares by these amounts would have a material effect on our uses of the proceeds from this offering, although it may accelerate the time at which we will need to seek additional capital.

As of the date of this prospectus, we cannot specify with certainty the specific allocations or all of the particular uses of the net proceeds to be received upon the consummation of this offering. The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application and specific allocations of the net proceeds from this offering. Pending the uses described above, we intend to invest the net proceeds from this offering in short- and intermediate-term interest-bearing obligations, investment-grade instruments, or other securities.

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DILUTION

Purchasers of our securities in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of common stock immediately after this offering (excluding the shares of common stock issuable upon exercise of the Pre-Funded Warrants being offered in this offering and the payment of the exercise price therefor).

Our net tangible book value as of purchasers of our securities in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of common stock immediately after this offering (excluding the shares of common stock issuable upon exercise of the Pre-Funded Warrants being offered in this offering and the payment of the exercise price therefor).

Our net tangible book value as of September 30, 2024 was approximately $(0.3) million, or approximately $(0.01) per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding as of September 30, 2024.

After giving effect to the sale by us of: 3,571,429 shares of common stock (assuming no Pre-Funded Warrants are sold) at the offering price of $0.98 per share of common stock and after deducting placement agent fees and commissions and estimated offering expenses, and following the issuance of shares to AEI on November 25, 2024, our as adjusted net tangible book value as of September 30, 2024, would have been approximately $5.9 million, or $0.20 per share of common stock. This represents an immediate increase in the net tangible book value of $0.21 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.78 per share of common stock issued to the investors participating in this offering.

If holders of Pre-Funded Warrants exercise the Pre-Funded Warrants in full, the as adjusted net tangible book value per share of common stock after giving effect to this would be $[____] per share, and the dilution in net tangible book value per share to investors purchasing common stock in this offering would be $[____] per share.

The following table illustrates this per share dilution, to purchase additional shares of common stock and no Pre-Funded Warrants were sold:

Public offering price per share of common stock	$0.98
Net tangible book value per share as of September 30, 2024	$(0.01)
Increase in net tangible book value per share following issuance of shares to AEI	$0.11
Increase in net tangible book value per share attributable to this offering	$0.10
As adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering	$0.20
Dilution per share to investors participating in this offering	$0.78

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The above discussion and table are based on 22,257,838 shares of our common stock issued and outstanding as of September 30, 2024, and excludes:

●	4,549,375 shares of common stock issuable upon exercise of warrants to purchase common stock with a weighted-average exercise price of $11.50 per share.

To the extent that warrants, including any of the Pre-Funded Warrants, are exercised, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares of common stock or other equity or convertible debt securities in the future, there may be further dilution to investors participating in this offering. Moreover, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CAPITALIZATION

The following table sets forth our cash, as well as our capitalization, as of September 30, 2024, as follows:

●	on an actual basis;

●	on an as adjusted basis, giving effect to the sale of 4,411,764 shares for $3,000,000 on November 25, 2024 to Alset Inc.; and

●	on an as adjusted basis, giving effect to the sale by us of 3,571,429 shares of common stock (assuming no exercise of the Pre-funded Warrants) in this offering at an assumed public offering price of $0.98 per share, after placement agent fees and commissions and other estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited financial statements for the quarter ended September 30, 2024, and the related notes thereto, included in this prospectus.

	Actual (Unaudited)	As Adjusted for shares issued to AEI (Unaudited)	As Adjusted for Stock Sale (Unaudited)
Cash	$832,368	$3,832,368	$7,009,332
Total liabilities	$3,171,179	$3,171,179	$3,171,179
Stockholders’ (deficit) equity:
Preferred stock, 10,000,000 authorized shares; $0.001 par value: 0 shares issued and outstanding as of September 30, 2024	$-	$-	$-
Common stock, 50,000,000 authorized shares; $0.0001 par value; 22,257,838 shares issued and outstanding, actual, 26,669,602 shares issued and outstanding as adjusted for shares issued to AEI, 30,241,031 shares issued and outstanding, as adjusted for stock sale	$2,226	$2,667	$3,024
Additional paid-in capital	$4,951,123	$7,950,682	$11,127,289
Accumulated other comprehensive loss	$(289,586)	$(289,586)	(289,586)
Accumulated deficit	$(5,038,656)	$(5,038,656)	$(5,038,656)
Total HWH’s stockholders’ (deficit) equity	$(374,893)	$2,625,107	$5,802,071

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The number of shares to be outstanding immediately after giving effect to this offering as shown above is based on 26,669,602 shares outstanding as of November 29, 2024, and excludes, as of such date:

●	4,549,375 shares of common stock issuable upon exercise of warrants to purchase common stock with a weighted-average exercise price of $11.50 per share.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “HWH”. As of November 29, 2024, we had approximately 26,669,602 shares of common stock issued and outstanding. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose shares of Company common stock are held of record by banks, brokers and other financial institutions.

Dividends

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Notwithstanding the foregoing, any determination to pay cash dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This registration statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in this registration statement that are not statements of historical fact including, without limitation, statements regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may”, “will”, “expect”, “believe”, “anticipate”, “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include but are not limited to economic conditions generally and in the industries in which we may participate; competition within our chosen industry, including competition from much larger competitors; technological advances and failure to successfully develop business relationships. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in our filings with the SEC.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this registration statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

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Overview

Our newly acquired business started in South Korea with a single-level membership marketing model with limited products for sale. We registered the business on April 1, 2019, and we started selling founders package on July 1, 2019. While we had been profitable and growing, the COVID-19 pandemic had a material adverse effect on such growth and profits. Due to the decline in membership and revenue starting in 2020, we reorganized our internal staff by adding a broader team in each of the United States, Hong Kong and Singapore with direct selling and business development experience to head up and expand our operations across various geographies and revised our business plan to a tiered membership model in 2022, with more products and services to be made available to our members. We created a new corporate structure, with subsidiaries in the U.S., Hong Kong and Singapore, that would allow for quick geographical expansion and turned our focus to the Hapi Café development.

We have 9,811 individuals with founding member status. This is a privileged class that will be able to enjoy continuous membership benefits in time to come, given that they have trusted the Company and joined at an early stage. Such benefits include the ability to purchase new memberships, in the model described below, at a favorable rate to be determined by the Company. They will also continue to be able to earn affiliate commissions as they sell our products in the marketplace and enjoy discounted rates when visiting Hapi Cafés until further notice. The total number of founding members was capped at 10,000. The Company is in the midst of implementing a new membership model that operates on a yearly subscription basis. While we are not currently selling memberships, we intend to resume membership sales under this new model.

Members will get exclusive discounts on Hapi Marketplace products, priority invites to product launch events and other parties, and can earn passive income when a member’s referral signs up for membership or makes an initial purchase of Hapi Marketplace products through them.

Our operations include:

Hapi Marketplace. On November 4, 2024, the Company announced the launch of its business-to-consumer marketplace, Hapi Marketplace. Hapi Marketplace features a selection of over forty-seven product categories including wellness, elderly care, auto accessories and more. Launching first in the United States, we intend for Hapi Marketplace to expand in the near future to South Korea and Hong Kong, followed by further expansion across Asia.

The various aspects of the Hapi Marketplace will be launched in phases in different regions, each with their own timeline, depending on the completion of logistical aspects for implementation (i.e., payment gateway systems, business licenses, banking set up, import licenses, managerial resources, etc.) This will be an on-going process as we expand our product and service offering range.

There are also certain limited products currently for sale at our Hapi Cafés, including spaghetti, a gig-economy business book and certain skincare products.

Hapi Cafés, which are, and will be, in-person, location-based social experiences, offer members the opportunity to build a sense of community with like-minded customers who share a potential interest in our products. The cafes are designed to operate sustainably as standalone businesses. The cafes also seek to be an avenue to create awareness to and educate potential and existing members about the products and services of HWH, providing us with the chance to significantly increase our membership base as well as increase the amounts spent by our members on our affiliates’ products and services. Each of our cafés is a “Hapi Café.” We opened proof-of-concept Hapi Café locations in Seoul, the Republic of Korea and Singapore in May and July 2022, respectively, one more opened in Seoul, the Republic of Korea in May 2024, and plan to open additional Hapi Cafés as we beta test and further improve our business concept. We intend to grow our memberships as we grow the number of Hapi Cafés around the world. Hapi Cafe is positioned to be an integral part of HWH’s business model. In June 2024, the Company decision to close the café under F&BPLQ was driven by the unsustainable revenue it generated. We believe it is more strategic to refocus our efforts and resources on other business ventures that have greater growth potential.

Our travel business is in the planning stage as we are working with our affiliates to determine the market-by-market services. Through our travel business, we plan to offer exclusive access to unpublished rates and discounts on air travel, cruises, car rentals, hotels, and resorts for members.

Hapi Wealth Builder seeks to provide participants the opportunity to attend courses, workshops, and coaching sessions in person, fostering a collaborative learning environment for those dedicated to learning investment in equities and wealth-building strategies. The team has been diligently producing digital content for Hapi Wealth Builder and working to collaborate with the right partners to launch the program and make it available to members. Hapi Wealth will leverage the wealth of knowledge and experience of its leaders to make wealth building accessible and effective for its members. Our unique community-centric approach will offer members tools for making informed financial decisions while creating pathways for sustained growth.

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On October 31, 2024, we announced that the Company has scheduled the launch of Hapi Wealth, a program dedicated to providing comprehensive education in equity investment and wealth-building strategies. A soft launch is currently scheduled for November 2024 in China and elsewhere in Asia, with the official launch set for January 2025. We are targeting a rollout in North America in 2025 as well.

To further support its mission, Hapi Wealth is opening its China headquarters, designed as a conducive environment for individuals to participate in tutorials and workshops. The hub will offer participants the opportunity to attend courses, workshops, and coaching sessions in person, fostering a collaborative learning environment for those dedicated to learning investment in equities and wealth-building strategies.

Our Revenue Model

Our total revenue for the three months ended September 30, 2024 and 2023 was $345,523 and $226,907, respectively. Our total revenue for the nine months ended September 30, 2024 and 2023 was $966,515 and $622,667, respectively. Our net loss for the three months ended September 30, 2024 and 2023 was $537,143 and $156,131, respectively. Our net loss for the nine months ended September 30, 2024 and 2023 was $2,277,303 and $47,217, respectively.

We currently recognize revenue from food and beverage sales, sale of products, and memberships to customers. Sales of food and beverage accounted for approximately 100% and 100% of revenue in the three months ended September 30, 2024, and 2023, respectively. Sales of food and beverage accounted for approximately 100% and 98% of revenue in the nine months ended September 30, 2024, and 2023, respectively. Sales of memberships accounted for approximately 0% of revenue in the three months ended September 30, 2024, and 2023. Sales of memberships accounted for approximately 0% of revenue in the nine months ended September 30, 2024, and 2% of revenue in the nine months ended September 30, 2023.

From a geographical perspective, we recognized 6% and 94% of our total revenue in the three months ended on September 30, 2024, in South Korea and Singapore, respectively, and 6% and 94% in the three months ended September 30, 2023, in South Korea and Singapore, respectively. From a geographical perspective, we recognized 5% and 95% of our total revenue in the nine months ended on September 30, 2024, in South Korea and Singapore, respectively, and 8% and 92% in the nine months ended September 30, 2023, in South Korea and Singapore, respectively.

Matters that May or Are Currently Affecting Our Business

In addition to the matters described above, the primary challenges and trends that could affect or are affecting our financial results include:

● Our ability to improve our revenue through cross-selling and revenue-sharing arrangements among our group of companies;

● Our ability to identify complementary businesses for acquisition, obtain additional financing for these acquisitions, if and when needed, and profitably integrate them into our existing operation;

● Our ability to attract competent, skilled technical and sales personnel for each of our businesses at acceptable compensation levels to manage our overhead; and

● Our ability to control our operating expenses as we expand each of our businesses and product and service offerings.

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Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements and related notes include all the accounts of the Company and its wholly owned subsidiaries. They have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany transactions have been eliminated in consolidation.

Use of Estimates and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, allowance for credit losses, recoverability and useful lives of property, plant and equipment, the valuation allowance of deferred taxes, contingencies, and equity compensation. Actual results could differ from those estimates.

Revenue Recognition and Cost of Sales

Product Sales: The Company’s performance obligation is to transfer ownership of its products to its members. The Company generally recognizes revenue when a product is delivered to its member. Revenue is recorded net of applicable taxes, allowances, refund or returns. The Company receives the net sales price in cash or through credit card payments at the point of sale.

If any member returns a product to the Company on a timely basis, they may obtain a replacement product from the Company for such returned product. Allowances for product and membership returns are provided at the time the sale is recorded. This accrual is based upon historical return rates for each country and the relevant return pattern, which reflects anticipated returns to be received over a period of up to 12 months following the original sale. Product and membership returns for the three months ended September 30, 2024, and 2023 were approximately $0 and $0, respectively. Product and membership returns for the nine months ended September 30, 2024, and 2023 were approximately $0 and $1,184, respectively.

Membership Fee: The Company collects an annual membership fee from its members. The fee is fixed, paid in full at the time of joining the membership and is not refundable. The Company’s performance obligation is to provide its members with the right to (a) purchase products from the Company, (b) access to certain back-office services, (c) receive commissions and (d) attend corporate events. The associated performance obligation is satisfied over time, generally over the term of the membership agreement, which is for a one-year period. The Company recognizes revenue from membership fee over the one-year period of membership.

Food and Beverage: The revenue received from food and beverage business in the three months ended September 30, 2024, and 2023 was $345,523 and $226,907, respectively. The revenue received from food and beverage business in the nine months ended September 30, 2024, and 2023 was $966,515 and $609,900, respectively.

Cost of Revenue: Cost of revenue consists of cost of procuring finished goods from suppliers and related shipping and handling fees.

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Results of Operations

Summary of Statements of Operations for the Three and Nine Months Ended September 30, 2024 and 2023

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$345,523	$226,907	$966,515	$622,667
Cost of revenue	185,654	86,435	478,436	237,824
Operating expenses	487,394	570,043	2,637,517	1,888,900
Other expenses / (income)	209,618	(318,564)	127,865	(1,831,844)
Provision for income taxes	-	45,124	-	375,004
Net loss	$537,143	$156,131	$2,277,303	$47,217

Revenue

Revenue was $345,523 and $226,907 for the three months ended September 30, 2024 and 2023, respectively. Revenue was $966,515 and $622,667 for the nine months ended September 30, 2024 and 2023, respectively. Word of mouth, a social media presence, and the availability of meeting spaces are significant drivers of our revenue and revenue potential. Our revenue increased in 2024 due to the increased revenue from F&B business in Singapore and South Korea.

The following table below illustrates revenues received from memberships:

	For 2024	For 2023	Variance
Number of memberships sold	-	16	(16)
Cash received from membership	$-	$12,583	$(12,583)

For the three and nine months ended September 30, 2024 and 2023, our revenue was generated as per the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Membership Fee	$-	$-	$-	$12,583
Product Sales	-	-	-	184
Food and Beverage	345,523	226,907	966,515	609,900
Total	$345,523	$226,907	$966,515	$622,667

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Cost of revenue

Cost of revenues increased from $86,435 in the three months ended September 30, 2023 to $185,654 in the three months ended September 30, 2024. Cost of revenues increased from $237,824 in the nine months ended September 30, 2023 to $478,436 in the nine months ended September 30, 2024. The increase is a result of the increase in sales of F&B business.

Sales commissions decreased from $1,147 to $0 in the three months ended September 30, 2023 and 2024, respectively, due to decrease in sale of memberships. Sales commissions decreased from $13,837 to $0 in the nine months ended September 30, 2023 and 2024, respectively, due to decrease in sale of memberships.

The gross margin increased from $140,472 to $159,869 in the three months ended September 30, 2023 and 2024, respectively. The gross margin increased from $384,843 to $488,079 in the nine months ended September 30, 2023 and 2024, respectively. The increase of gross margin was caused by the increase in F&B revenue.

Operating expenses

Operating expenses decreased from $570,043 to $487,394 in the three months ended September 30, 2023 and 2024, respectively, due to general and administrative expenses decreased from $570,043 to $487,394 in the three months ended September 30, 2023 and 2024, respectively. Operating expenses increased from $1,888,900 to $2,637,517 in the nine months ended September 30, 2023 and 2024, respectively, due to general and administrative expenses increased from $1,888,900 to $2,271,325 in the nine months ended September 30, 2023 and 2024, respectively. The increase of general and administrative expenses in 2024 compared with 2023 was mostly caused by the increase in the operating expenses for the food and beverage business in Korea and Singapore and the professional fees due to the 10-Q and S-4 filings.

Other income (expense)

In the three months ended September 30, 2024, the Company had other expenses of $209,618 compared to other income of $318,564 in the three months ended September 30, 2023. In the nine months ended September 30, 2024, the Company had other expenses of $127,865 compared to other income of $1,831,844 in the nine months ended September 30, 2023. The decrease is due to decline in interest income from $1,746,808 to $48,791 in the nine months ended September 30, 2023 and 2024, respectively.

Net loss

In the three months ended September 30, 2024 the Company had net loss of $537,143 compared to $156,131 in the three months ended September 30, 2023. In the nine months ended September 30, 2024 the Company had net loss of $2,277,303 compared to $47,217 in the nine months ended September 30, 2023.

Liquidity and Capital Resources

Our cash has decreased from $1,159,201 as of December 31, 2023 to $832,368 as of September 30, 2024. Our liabilities decreased from $6,207,177 at December 31, 2023 to $3,171,182 at September 30, 2024. Our total assets have decreased from $23,710,684 as of December 31, 2023 to $2,920,066 as of September 30, 2024.

The Company believes that the available cash in the Company’s bank accounts, anticipated cash from operations, and financing availability from related parties are sufficient to fund our operations for at least the next 12 months. The Company’s capital requirements for the planned expansion are based on, among other items, geographical specific property costs, team requirements, and marketing steps needed. Our expansion consists of plans to take over leases of existing Hapi Cafes we currently do not own, as we look to add more Hapi Cafes over the next two (2) years. There is no guarantee that we will be able to execute on our plans as laid out above.

On April 24, 2024, the Company entered into a Credit Facility Agreement (the “Agreement”) with Alset Inc., a Texas corporation and the Company’s indirect, majority stockholder, pursuant to which Alset Inc. has provided the Company a line of credit facility (the “Credit Facility”) which provides a maximum, aggregate credit line of up to $1,000,000. As of September 30, 2024, there are no outstanding amounts related to the Credit Facility and $700,000 of credit remains available to draw on.

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Pursuant to the Agreement, the Company may request an advance (each, an “Advance”) on the Credit Facility. Each advance shall bear a simple interest rate of three percent (3%) per annum. Each Advance and all accrued but unpaid interest shall be due and payable at the first (1st) anniversary of the effective date of the Agreement. HWH may at any time during the term of the Agreement prepay a portion or all amounts of its indebtedness without penalty. Each Advance shall not be secured by a lien or other encumbrance on any HWH assets, but shall be solely a general unsecured debt obligation of the Company.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern and do not contain any adjustments that might be required should the Company be unable to continue as a going concern.

The Company has obtained letters of financial support from Alset Inc., the Company’s majority stockholder, and Alset International Limited (Alset Inc. is the majority stockholder of Alset International Limited). Alset International Limited and Alset Inc. committed to provide any additional funding required by the Company and would not demand repayment through twelve months from the issuance of these consolidated financial statements.

Summary of Cash Flows for the Nine Months Ended September 30, 2024 and 2023

	Nine Months Ended September 30,
	2024	2023
Net cash used in operating activities	$(1,404,073)	$(2,228,539)
Net cash provided by investing activities	$20,451,688	$69,052,195
Net cash used in financing activities	$(19,405,313)	$(67,870,992)

Cash Flows from Operating Activities

Net cash used in operating activities was $1,404,073 in the nine months ended of September 30, 2024, as compared to net cash used in operating activities of $2,228,539 in the same period of 2023. The decrease of interest income from the trust account led to the decrease of cash used in operating activities in the nine months ended September 30, 2024.

Cash Flows from Investing Activities

Net cash provided by investing activities was $20,451,688 in the first nine months of September 30, 2024, as compared to net cash provided by investing activities of $69,052,195 in the same period of 2023. In the nine months ended September 30, 2024 we paid $30,103 for purchases of property and equipment, $850,000 for convertible note receivable – related party, $21,102,871 cash was withdrawn from trust account for redemptions and $243,897 cash withdrawn from trust account was available to the Company. In the nine months ended September 30, 2023 we paid $13,395 for purchases of property and equipment, $68,351,348 cash withdrawn was from trust account for redemptions, $919,547 cash withdrawn from trust account was available to the Company and ($205,305) cash was deposited into trust account.

Cash Flows from Financing Activities

Net cash used in financing activities was $19,405,313 in the nine months ended September 30, 2024, compared to net cash used in financing activities of $67,870,992 in the same period of 2023. In the nine months ended September 30, 2024 we received $2,104,937 from related party, and repaid $21,102,871 of class A common stock. In the nine months ended September 30, 2023 we received $265,914 from a related party, received $205,305 from proceeds from extension loan and paid $68,351,348 for repayment of class A common stock.

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Nasdaq Compliance

As previously reported, the Nasdaq Staff (the “Staff”) has notified the Company of certain deficiencies related to the Company’s listing on The Nasdaq Global Market. These deficiencies included the following:

On February 22, 2024, the Staff notified the Company that for the previous 30 consecutive trading days, the market value of its publicly held shares (the “MVPHS”) had been below the minimum $15,000,000 required for continued listing as set forth in Listing Rule 5450(b)(2)(C) (the “Rule”). Therefore, in accordance with Marketplace Rule 5810(c)(3)(D), the Company was provided 180 calendar days, or until August 20, 2024, to regain compliance with the Rule. However, the Company did not regain compliance with the Rule. On August 27, 2024, the Company received a notice from the Staff that the Company would be delisted from The Nasdaq Global Market, unless the Company requested a hearing before a Nasdaq Hearings Panel (the “Panel”). The Company filed the hearing request.

On March 7, 2024, we received notice from Nasdaq indicating that, because the market value of our common stock had been below $50,000,000 for the prior 37 consecutive business days, we no longer complied with the minimum market value of listed securities (the “MVLS”) requirement for continued listing on the Nasdaq Global Market under Rule 5450(b)(2)(A) of the Nasdaq Listing Rules. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(C), we were provided an initial compliance period of 180 calendar days, or until September 3, 2024, to regain compliance with the MVLS requirement. The Company did not regain compliance. On September 9, 2024, the Company received a notice from the Staff that the matter of the MVLS deficiency would be considered at the Company’s hearing with the Panel.

Notwithstanding the foregoing, the Company presented its compliance plan to the Panel at a hearing on October 15, 2024. On October 21, 2024, the Company received a notice from the Panel granting the Company an extension to phase down its securities to The Nasdaq Capital Market and demonstrate compliance with the MVPHS and Stockholders’ Equity requirements as set forth in Nasdaq Listing Rules 5550(a)(5) and 5550(b)(1). The Company is working to complete the steps in its compliance plan and regain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market within the Panel’s extension.

Underwriting Agreement

On February 3, 2022, the Company paid a cash underwriting discount of $0.20 per Unit, or $1,725,000.

In addition, the underwriters were entitled to a deferred fee of $0.35 per Unit, or $3,018,750 in the aggregate, however, on December 18, 2023, the Company entered into a Satisfaction and Discharge of Indebtedness Agreement in connection with the Underwriting Agreement, under which in lieu of the Company tendering the full amount, the underwriters accepted a combination of $325,000 in cash paid upon the closing of the Business Combination, 149,443 shares of the Company’s common stock and a $1,184,375 promissory note as full satisfaction. This agreement was effective at the closing of Business Combination on January 9, 2024. Additionally, the Company has granted D. Boral Capital LLC (formerly known as EF Hutton LLC, “D. Boral”) an irrevocable right of first refusal (the “ROFR”) to act as the sole investment banker, sole book-runner, and/or sole placement agent, at D. Boral’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financing for a period commencing on the date of the satisfaction and ending twenty-four (24) months after the closing of the Business Combination.

Merger Agreement

As previously disclosed, on August 1, 2023, the Company held the Special Meeting, at which the Company’s stockholders considered and adopted, among other matters, a proposal to approve the Business Combination. On the Closing Date, the parties consummated the Business Combination pursuant to the terms of that certain Agreement and Plan of Merger, dated September 9, 2022 (the “Merger Agreement”), by and among Alset, Merger Sub, a Nevada corporation, and HWH International Inc., a Nevada corporation.

Pursuant to the terms of the Merger Agreement, (and upon all other conditions pursuant to the Merger Agreement being satisfied or waived), on the Closing Date, (i) the Merger Agreement provides for the combination of HWH and Merger Sub under the Company, with HWH surviving as the Surviving Corporation (collectively, the “Merger”). At the consummation of the Merger, HWH will survive as a direct, wholly-owned subsidiary of the Company; and (ii) the Company will change its name to “HWH International Inc.”

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The transaction has closed, as all closing conditions as referenced in the Merger Agreement have either been met or waived by the parties. Certain closing conditions that have been waived by the parties, pursuant to the Merger Agreement include Section 8.1(i), which states “the aggregate cash available to the Company at the Closing from the Trust Account (after giving effect to the redemption of any shares of the Company’s Class A Common Stock in connection with the Company’s Proposals, but before giving effect to (i) the payment of the Outstanding Alset Transaction Expenses, and (ii) the payment of the Outstanding Company Transaction Expenses), shall equal or exceed Thirty Million dollars ($30,000,000); and 8.1(j), which states “upon the closing, the Company shall not have redeemed shares of the Company’s Class A Common Stock in the Offer in an amount that would cause the Company to have less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) under the Exchange Act).”

Registration Rights Agreement

On January 31, 2022 the Company, the Sponsor, and certain persons and entities holding securities of the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is obligated to register certain securities, including (i) all of the shares of the Company’s common stock and warrants held by the Sponsor, and the Company’s common stock issuable upon exercise of such warrants, and (ii) the shares of the Company’s common stock and the Company’s common stock underlying warrants that were issued in the Private Placement on January 31, 2022. The Company is obligated to (a) file a resale registration statement to register such securities within 15 business days after the closing of the Business Combination, and (b) use reasonable best efforts to cause such registration statement to be declared effective by the SEC within 60 business days after the closing of the Business Combination.

Lock-Up Agreements

In connection with the execution of the Merger Agreement, at the closing, each of the HWH Holders holding more than 5% of the HWH Common Stock and certain members of HWH’s management team will enter into a Lock-Up Agreement with the Company in substantially the form attached to the letter Agreement dated January 31, 2022 (the “Letter Agreement”) (each, a “Lock-Up Agreement”). Under the Lock-Up Agreement, each such holder will agree not to, during the period commencing from the Closing and with respect to the shares of the Company’s Common Stock to be received as part of the Merger Consideration by the HWH Holder (together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”), (A) ending on the earlier of nine months after the date of the Closing, the date on which the closing sale price of shares of the Company’s Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing or (y) the date after the Closing on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange their equity holdings in the Company for cash, securities or other property.

Termination of Subscription Agreement

On July 30, 2023, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”), Meteora Select Trading Opportunities Master, LP (“MSTO”) and Meteora Strategic Capital, LLC, (“MSC”, and together with MSOF, MCP and MSTO, are referred to herein collectively as “Meteora”). The Subscription Agreement was subsequently terminated. The Company and Meteora entered into a Settlement Agreement as of April 11, 2024 (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the Company paid Meteora $200,000, and agreed that Meteora could retain $100,000 already paid to Meteora.

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Impact of Inflation

We believe that inflation has not had a material impact on our results of operations for the nine months ended September 30, 2024 or the year ended December 31, 2023. We cannot assure you that future inflation will not have an adverse impact on our operating results and financial condition.

Impact of Foreign Exchange Rates

The effect of foreign exchange rate changes on the intercompany loans (under ASC 830), which mostly consist of loans from Singapore to South Korea and which were approximately $0.7 million and $2.1 million on September 30, 2024 and December 31, 2023, respectively, the fluctuation of foreign currency transaction gain or loss was included in the Consolidated Statements of Operations and Other Comprehensive Income. Because the intercompany loan balances between Singapore and South Korea will remain at approximately $2.7 million over the next year, we expect this fluctuation of foreign exchange rates to still impact the results of operations in 2024, especially given that the foreign exchange rate may and is expected to be volatile. If the amount of intercompany loan is lowered in the future, the effect will also be reduced. However, at this moment, we do not expect to repay the intercompany loans in the short term

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of these exemptions until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Management is responsible for the preparation and fair presentation of the financial statements included in this prospectus. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and reflect management’s judgment and estimates concerning effects of events and transactions that are accounted for or disclosed.

Management is also responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting includes those policies and procedures that pertain to our ability to record, process, summarize and report reliable data. Management recognizes that there are inherent limitations in the effectiveness of any internal control over financial reporting, including the possibility of human error and the circumvention or overriding of internal control. Accordingly, even effective internal control over financial reporting can provide only reasonable assurance with respect to financial statement presentation. Further, because of changes in conditions, the effectiveness of internal control over financial reporting may vary over time.

In order to ensure that our internal control over financial reporting is effective, management regularly assesses controls and did so most recently for its financial reporting as of December 31, 2023. This assessment was based on criteria for effective internal control over financial reporting described in the Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission. In connection with management’s evaluation of the effectiveness of our company’s internal control over financial reporting as of December 31, 2023, management determined that our company did not maintain effective controls over financial reporting due to having a limited staff with U.S. GAAP and SEC reporting experience. Management determined that the ineffective controls over financial reporting constitute a material weakness. To remediate such weaknesses, we plan to appoint additional qualified personnel with financial accounting, GAAP and SEC experience.

This prospectus does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management’s report in this prospectus.

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BUSINESS

General

HWH International Inc. was incorporated in Delaware on October 20, 2021 under the name Alset Capital Acquisition Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). On February 3, 2022, the Company completed its Initial Public Offering. The Company consummated the Business Combination on January 9, 2024 and changed its name from “Alset Capital Acquisition Corp.” to “HWH International Inc.” The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s common stock commenced trading on the Nasdaq Global Market LLC under the ticker symbol “HWH” on January 9, 2024.

Business Overview

Since the closing on January 9, 2024, we now own the target company acquired pursuant to the merger agreement. Our newly acquired business started in Korea with a single-level membership marketing model with limited products for sale. We registered the business on April 1, 2019, and we started selling memberships on July 1, 2019. While we had been profitable and growing, the COVID-19 pandemic had a material adverse effect on such growth and profits. Due to the decline in membership and revenue starting in 2020, we reorganized our internal staff by adding a broader team in each of the United States, Hong Kong and Singapore with direct selling and business development experience to head up and expand our operations across various geographies and revised our business plan to a multi-level membership tier model in 2022, with more products and services to be made available to our members. We created a new corporate structure, with subsidiaries in the U.S., Hong Kong and Singapore, that would allow for quick geographical expansion and turned our focus to the Hapi Café development. We currently have 9,811 members, all in a single initial tier of membership. These current members have paid for their yearly membership to have founder member status. This is a privileged class that will be able to enjoy continuous membership benefits in time to come given that they have trusted the company and joined at an early stage. Such benefits include the ability to purchase new memberships, in the model described below, at a discount to be determined by HWH. They will also continue to be able to earn affiliate commissions as they sell our products in the marketplace and enjoy discounted rates when visiting Hapi Cafés until further notice. The total number of founding members was capped at 10,000. The Company is in the midst of implementing the new membership model described below (the “New Model”), that operates on a yearly subscription basis. We intend to resume membership sales, albeit under the New Model, later in 2024.

HWH members get exclusive discounts on Hapi Marketplace products, priority invites to product launch events and other parties, and can earn passive income when a member’s referral signs up for membership or makes an initial purchase through the Hapi Marketplace products through them.

Our operations include:

Hapi Marketplace, which offers certain products at a discounted price to our members. Hapi Marketplace, HWH’s online consumer marketplace, went live in September of 2024, and now offers over 6,500 products from manufacturers and wholesalers, including a wide range of items such as bathroom supplies, fashion products, accessories, cosmetics, and health supplements.

Hapi Cafés, which are, and will be, in-person, location-based social experiences, offer members the opportunity to build a sense of community with like-minded customers who share a potential interest in our products. The cafes expose our members to and educate them about the products and services of our affiliates, providing us with the chance to significantly increase our membership base as well as increase the amounts spent by our members on our affiliates’ products and services. Each of our cafés is a “Hapi Café.” We opened proof-of-concept Hapi Café locations in Seoul, South Korea and Singapore in May 2022, July 2022 and April 2024, and plan to open additional Hapi Cafés as we beta test and further improve our business concept. We intend to increase our memberships as we grow the number of Hapi Cafés around the world. Currently, Hapi Cafe branded outlets span across Asia, including Singapore, Republic of China (Taiwan), Hong Kong, the People’s Republic of China, and South Korea, Hapi Cafe is positioned to be an integral part of HWH’s business model.

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Our travel business is in the planning stage as we are working with our affiliates to determine the market-by-market services. Through our travel business, we plan to offer exclusive access to unpublished rates and discounts on air travel, cruises, car rentals, hotels, and resorts for members.

On April 25, 2024, we entered into a binding term sheet through our subsidiary Health Wealth Happiness Pte Ltd. (“HWHPL”) outlining a joint venture with Chen Ziping, an experienced entrepreneur in the travel industry, and Heng Fai Ambrose Chan, HWH’s Executive Chairman, as a part of HWH’s strategy of building its travel business in Asia. The planned joint venture company (referred to here as the “JVC”) will be known as HapiTravel Holding Pte. Ltd. The JVC will be initially owned as follows: (a) HWHPL will hold 19% of the shares in the JVC; (b) Mr. Chan will hold 11%; and (c) the remaining 70% of the shares in the JVC are to be held by Mr. Chen. This new joint venture is part of HWH’s strategy of building its travel business in Asia.

Hapi Wealth Builder is also in the planning stage as we are exploring the options of providing services to our members through financial educational materials aimed at various types of investing opportunities. We have been establishing Hapi Cafés as venues and destinations that help build the credibility and reputation of the Company and its Hapi Wealth Builder business, which we intend to launch in 2024.

Employees

At the present time, the Company has 16 employees. The Company had an agreement with Alset Management Group, Inc., pursuant to which, for a fee, Alset Management Group, Inc. provided the Company with secretarial and administrative services. This agreement expired at the time of closing of the business combination.

Intellectual Property

We anticipate filing additional trademark applications as we expand into new areas of business.

Additional Information

The Company is subject to the information requirements of the Exchange Act, and, in accordance therewith, files annual, quarterly, and special reports, proxy statements and other information with the SEC. The SEC maintains an internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The periodic reports, proxy statements and other information that the Company files with the SEC are available for inspection on the SEC website free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.

The Company maintains a website at https://www.hwhintl.com where you may also access these materials free of charge. We have included our website address as an inactive textual reference only and the information contained in, and that can be accessed through, our website is not incorporated into and is not part of this Form S-1.

MANAGEMENT

The name, age and position of our officers and directors are set forth below:

Name	Age	Position(s)
Heng Fai Ambrose Chan	79	Executive Chairman, Director
John “J.T.” Thatch	62	Chief Executive Officer
Rongguo (Ronald) Wei	52	Chief Financial Officer
Lim Sheng Hon Danny	32	Chief Operating Officer
William Wu	57	Independent Director
Wong Shui Yeung	54	Independent Director
Wong Tat Keung	53	Independent Director

The mailing address for each of the officers and directors named above is c/o of the Company at: 4800 Montgomery Lane, Suite 210, Bethesda, MD, 20814.

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Business Experience

Heng Fai Ambrose Chan. Mr. Chan has served as our Chairman since October of 2021, and served as our Chief Executive Officer from October of 2021 to January of 2024. Mr. Chan has over forty-five years of experience in the financial and equity investment industry. Mr. Chan is the founder of Alset Inc., a public company listed on the Nasdaq and the majority shareholder of the Company, and has served as its Chairman of the Board and Chief Executive Officer since that company’s inception in March 2018. Mr. Chan is an expert in banking and finance. He has restructured numerous companies in various industries and countries during the past 40 years. Mr. Chan has served as the Chief Executive Officer of Alset Inc.’s subsidiary, Alset International Limited, a public company listed on the Singapore Exchange, since April 2014. Mr. Chan joined the Board of Directors of Alset International Limited in May 2013. From 1995 to 2015, Mr. Chan served as Managing Chairman of Hong Kong-listed Zensun Enterprises Limited (formerly Heng Fai Enterprises Limited), an investment holding company listed in Hong Kong Stock Exchange. Mr. Chan had previously served as a member of the Board of Zensun Enterprises Limited since September 1992. Mr. Chan was formerly the Managing Director of SingHaiyi Group Pte. Ltd. (formerly known as SingHaiyi Group Ltd., and previously listed on the Singapore Exchange), a Singapore property development, investment and management company (“SingHaiyi”), from March 2003 to September 2013, and the Executive Chairman of China Gas Holdings Limited, a public company listed in Hong Kong Stock Exchange, an investor and operator of the city gas pipeline infrastructure in China from 1997 to 2002. Mr. Chan has served as a non-executive director of DSS, Inc., a public company listed on the NYSE America, an entity in which Alset Inc. has a significant ownership stake since January 2017 and as Chairman of DSS Inc. Board since March 2019. Mr. Chan has served as a member of the Board of Directors of OptimumBank Holdings, Inc., a public company listed in Nasdaq, since June 2018. He has also served as a non-executive director of LiquidValue Development Inc., an entity in which Alset Inc. has a significant ownership stake, since January 2017. Mr. Chan has served as a director of Hapi Metaverse Inc., an entity in which Alset Inc. has a significant ownership stake, since October 2014. Mr. Chan has served as a member of the Board of Directors of Sharing Services Global Corporation, a company listed on the OTCQ in which Alset Inc. has a significant ownership stake, since April of 2020. Mr. Chan has served as a member of the Board of Value Exchange International, Inc., a company listed on the OTCQB, and in which Alset Inc. has a significant ownership stake, since December 2021. Mr. Chan also served as a non-executive director of Holista CollTech Ltd., a company listed on the Australian Stock Exchange, from July 2013 until June 2021.

Mr. Chan was formerly a director of Global Medical REIT Inc., a healthcare facility real estate company, from December 2013 to July 2015. He also served as a director of Skywest Ltd., a public Australian airline company from 2005 to 2006. Mr. Chan served as a member of the Board of Directors of RSI International Systems, Inc., the developer of RoomKeyPMS, a web-based property management system, from June 2014 to February 2019.

Mr. Chan also serves as the Executive Chairman, Director, and Hapi Wealth Builder Division Head of HWH, and the Executive Chairman of Sharing Services Global Corporation, a company partly owned by DSS, Inc., an entity in which Alset Inc. has a significant ownership stake.

The board of directors appointed Mr. Chan in recognition of his abilities to assist the Company in expanding its business and the contributions he can make to the Company’s strategic direction.

John “JT” Thatch. Mr. Thatch has served as HWH’s Chief Executive Officer since January 9, 2024. Mr. Thatch has also served as a director of DSS, Inc., a NYSE traded company, from May 2019 to October 2023, during which time he was their Lead Independent Director. Mr. Thatch is an accomplished, energetic, entrepreneur-minded executive who has the vision and knowledge to create growth and shareholder value any organization. Mr. Thatch has successfully started, owned and operated several sized businesses in various industries, including service, retail, wholesale, on-line learning, finance, real estate management and technology companies. Since March 2018, Mr. Thatch has served as the President, Chief Executive Officer and Vice Chairman of Sharing Services Global Corporation, a publicly traded holding company focused in the direct selling and marketing industry. He is a minority member of Superior Wine & Spirits, a Florida-based wholesale company since February of 2016. Mr. Thatch served as Chief Executive Officer of Universal Education Strategies, Inc. from January 2009 to January 2016, an organization involved in the development and sales of educational products and services. From 2000 to 2005, he was the Chief Executive Officer of Onscreen Technologies, Inc., currently listed on NASDAQ as Orbital Energy Group “OEG”, once a global leader in the development of cutting-edge thermal management technologies for integrated LED technologies, circuits, superconductors and solar energy solutions. Mr. Thatch was responsible for all aspects of the company including board and stockholder communications, public reporting and compliance with Sarbanes-Oxley, structuring and managing the firm’s financial operations, and expansion initiatives for all corporate products and services. Mr. Thatch’s public company financial and management experience in the strategic growth and development of various companies qualify him to serve as Chief Executive Officer of HWH.

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Rongguo (Ronald) Wei. Mr. Wei has served as our Chief Financial Officer since October of 2021. Mr. Wei is a finance professional with more than 15 years of experience working in public and private corporations in the United States. As the Co-Chief Financial Officer of Alset Inc., the majority shareholder of Alset International Limited, and Chief Financial Officer of SeD Development Management LLC, Mr. Wei is responsible for oversight of all finance, accounting, reporting and taxation activities for those companies. Prior to joining SeD Development Management LLC in August 2016, Mr. Wei worked for several different U.S. multinational and private companies including serving as Controller at American Silk Mill, LLC, a textile manufacturing and distribution company, from August 2014 to July 2016, serving as a Senior Financial Analyst at Air Products & Chemicals, Inc., a manufacturing company, from January 2013 to June 2014, and serving as a Financial/Accounting Analyst at First Quality Enterprise, Inc., a personal products company, from 2011 to 2012. Mr. Wei served as a member of the Board Directors of Amarantus Bioscience Holdings, Inc., a biotech company, from February to May 2017, and has served as Chief Financial Officer of that company from February 2017 until November 2017. Before Mr. Wei came to the United States, he worked as an equity analyst at Hong Yuan Securities, an investment bank in Beijing, China, concentrating on industrial and public company research and analysis. Mr. Wei is a certified public accountant and received his Master of Business Administration from the University of Maryland and a Master of Business Taxation from the University of Minnesota. Mr. Wei also holds a Master’s in Business from Tsinghua University and a Bachelor’s degree from Beihang University.

Lim Sheng Hon Danny. Mr. Lim was appointed Chief Operating Officer of HWH International Inc. in February of 2024 and also serves as Chief Strategy Officer of the Company. Mr. Lim has also served as a director of Alset Inc., a public company listed on the Nasdaq and the majority shareholder of the Company, since October 2022, and as Chief Business Development since March 2024. Mr. Lim has also served as Senior Vice President, Business Development and as Executive Director of Alset Inc.’s subsidiary, Alset International Limited, a public company listed on the Singapore Exchange, since 2020. Mr. Lim has also served as a director of DSS, Inc., a public company listed on the NYSE America and an entity in which Alset Inc. has a significant ownership stake, since October 2023. Mr. Lim has also served as a director of Value Exchange International Inc., a company listed on the OTCQB and in which Alset Inc. has a significant ownership stake. Mr. Lim has over 7 years of experience in business development, merger & acquisitions, corporate restructuring and strategic planning and execution. Mr. Lim graduated from Singapore Nanyang Technological University with a Bachelor’ Degree with Honors in Business, specializing in Banking and Finance.

William Wu. Mr. Wu has served as a member of our Board of Directors since January of 2022. Mr. Wu previously served as the Executive Director and Chief Executive Officer of Power Financial Group Limited from November 2017 to January 2019. Mr. Wu has served on the Board of Directors of Alset Inc. since November of 2020. Mr. Wu has served as an independent non-executive director of JY Grandmark Holdings Limited since November 2019. Mr. Wu has served as a member of the Board of Directors of DSS, Inc. since October of 2019. Mr. Wu has served as a Director of Asia Allied Infrastructure Holdings Limited since February 2015. Mr. Wu previously served as a Director and Chief Executive Officer of RHB Hong Kong Limited from April 2011 to October 2017. Mr. Wu served as the Chief Executive Officer of SW Kingsway Capital Holdings Limited (now known as Sunwah Kingsway Capital Holdings Limited) from April 2006 to September 2010. Mr. Wu holds a Bachelor of Business Administration degree and a Master of Business Administration degree of Simon Fraser University in Canada. He was qualified as a Chartered Financial Analyst of The Institute of Chartered Financial Analysts in 1996.

Mr. Wu previously worked for a number of international investment banks and possesses over 27 years of experience in the investment banking, capital markets, institutional broking and direct investment businesses. He is a registered license holder to carry out Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong).

Mr. Wu demonstrates extensive knowledge of complex, cross-border financial matters highly relevant to our business, making him well-qualified to serve as an independent member of the board. Mr. Wu serves on our Audit Committee and Compensation Committee.

Wong Shui Yeung (Frankie). Mr. Wong has served as a member of our Board of Directors since January of 2022. Mr. Wong is a practicing member and fellow of Hong Kong Institute of Certified Public Accountants. He holds a bachelor’s degree in business administration. He has over 25 years’ experience in accounting, auditing, corporate finance, corporate investment and development, and company secretarial practice. Mr. Wong has served as a director of Alset Inc. and DSS Inc. since November 2021 and July 2022 respectively, the shares of which are listed on NASDAQ, Value Exchange International, Inc. since April 2022, the shares of which are listed on the OTCQB. He has served as an independent non-executive director of Alset International Limited since June 2017, the shares of which are listed on the Catalist Board of the Singapore Stock Exchange and First Credit Finance Group Limited since February 2024, the shares of which are listed on the GEM Board of The Stock Exchange of Hong Kong Limited. Mr. Wong was an Independent Non-Executive Director of SMI Holdings Group Limited from April 2017 to December 2020 and SMI Culture & Travel Group Holdings Limited from December 2019 to November 2020, the shares of which were listed on the Main Board of The Stock Exchange of Hong Kong Limited.

Mr. Wong’s knowledge of complex, cross-border financial, accounting and tax matters highly relevant to our business, as well as working experience in internal corporate controls, qualify him to serve as an independent member of the board. Mr. Wong serves on our Audit Committee and Compensation Committee.

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Wong Tat Keung (Aston). Mr. Wong has served as a member of our Board of Directors since January of 2022. Mr. Wong has over 20 years’ experience in audit, accounting, taxation and business advisory. Mr. Wong has served as a director of Alset Inc. since November 2020. Since 2010, Mr. Wong has served as the director of Aston Wong CPA Limited. He has been an independent non-executive director of Alset International since January 2017, and a director of Alset Inc. since November 2020. Mr. Wong has been an independent non-executive director of Roma Group Limited, a valuation and technical advisory firm, since March 2016, and has served as an independent non-executive director of Lerthai Group Limited, a property, investment, management and development company, since December 2018. Previously, he served as the director and sole proprietor of Aston Wong & Co., a registered certified public accounting firm, from January 2006 to February 2010. From January 2005 to December 2005, he was a Partner at Aston Wong, Chan & Co., Certified Public Accountants. From April 2003 to December 2004, he served at Gary Cheng & Co., Certified Public Accountants as Audit Senior. He served as an Audit Junior to Supervisor of Hui Sik Wing & Co., certified public accountants from April 1993 to December 1999. He served as an independent non-executive director of SingHaiyi from July 2009 to July 2013 and ZH Holdings from December 2009 to July 2015. Mr. Wong is a Certified Public Accountant admitted to practice in Hong Kong. He is a Fellow Member of Association of Chartered Certified Accountants and an Associate Member of the Hong Kong Institute of Certified Public Accountants. He holds a Master in Business Administration degree (financial services) from the University of Greenwich, London, England.

Mr. Wong demonstrates extensive knowledge of complex, cross-border financial, accounting and tax matters highly relevant to our business, as well as working experience in internal corporate controls, making him well-qualified to serve as an independent member of the board. Mr. Wong serves on our Audit Committee and Compensation Committee.

Family Relationships

There are no family relationships between the officers and directors, nor are there any arrangements or understanding between any of the directors or officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, no director, officer or beneficial owner of more than ten percent of any class of our equity securities, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2023.

Code of Ethics

We adopted a code of ethics on January 31, 2022, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee.

Board Committees

Our Board of Directors has an Audit Committee and a Compensation Committee. Each of these committees is currently composed of Wong Tat Keung, William Wu and Wong Shui Yeung.

Our Audit Committee and Compensation Committee each comply with the listing requirements of the Nasdaq Marketplace Rules. At least one member of the Audit Committee is an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, and each member is “independent” as that term is defined in Rule 5605(a) of the Nasdaq Marketplace Rules. Our Board of Directors has determined that each of Wong Tat Keung, William Wu and Wong Shui Yeung is independent.

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Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons/promoters has been involved in any of the following events during the past ten years:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

●	Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

●	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

During the nine months ended September 30, 2024 and the year ended December 31, 2023, the Company and its subsidiaries did not pay any compensation to the individuals serving as our executive officers during such periods for services rendered to our Company and its subsidiaries either before or subsequent to the business combination. Our recently acquired business did not pay compensation required to be reported to its executive officers during the nine months ended September 30, 2024 and the year ended December 31, 2023.

At the present time, the Company and its subsidiaries do not have any compensation agreements with any of our executive officers. However, Mr. Chan, our Chairman and former Chief Executive Officer is compensated by both Alset International Limited, a fellow subsidiary of the common parent company of the Company and by Alset Inc., the majority shareholder of the Company, for his services as Chief Executive Officer of those companies; Mr. Wei, our Chief Executive Officer, is compensated by a subsidiary of Alset International Limited for services rendered to that subsidiary, and Mr. Lim, our Chief Operating Officer is compensated by Alset International Limited for services to that company. Mr. Chan, Mr. Lim and Mr. Wei have each devoted various amounts of time to the management of the various subsidiaries and divisions of Alset International Limited and Alset Inc. The amount of time these individuals have devoted to the management of the Company and its subsidiaries has varied based on the Company’s needs, and no definite statement may be made as to what percentage of these individuals time has been spent or will be spent on matters related to the Company. We anticipate entering into employment agreements with management in the near future.

We have sixteen full time employees and a number of part time employees that increases and decreases from time to time.

We agreed to pay to Alset Management Group Inc. a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination, we ceased paying these monthly fees.

We have not established any limit on the amount of such fees that may be paid by us to our directors or members of management. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

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Director Compensation

In the fiscal year ended December 31, 2023, neither the Company nor our recently acquired business paid any member of the Company’s Board of Directors or the Board of Directors of the acquired business any cash, equity or other non-equity compensation for service on the Board of the Company or its recently acquired business.

Effective as of April of 2024, each independent member of the Board of Directors of the Company shall be paid $10,000 per year, to be paid in quarterly increments. In April of 2024, each independent member of the Board was paid a one-time lump sum payment of $10,000 as compensation for services rendered during the fiscal year ended December 31, 2023.

Outstanding Equity Awards at Fiscal Year-End

There were no grants of stock options through the date of this registration statement.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The board of directors of the Company has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board of directors or a committee appointed by the board of directors (the “Committee”). The Committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. The Company may develop an incentive-based stock option plan for its officers and directors.

Stock Awards Plan

The company has not adopted a stock awards plan but may do so in the future. The terms of any such plan have not been determined.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Amounts Due to Alset Inc.

The Company has received loans from Alset Inc, a Texas corporation (“AEI”). The amount due to AEI represents short-term working capital advances to the Company for its daily operations. There is no written, executed agreement and no financial/non-financial covenants and the amount due to AEI is non-interest bearing. Since the amount due to AEI is due upon request, it is classified as a current liability. The amounts due to AEI at September 30, 2024 and December 31, 2023 are $210,927 and $202,645 respectively.

On September 24, 2024, the Company entered into a Debt Conversion Agreement (the “AEI Conversion”) with Alset Inc., pursuant to which a debt of $300,000 due to AEI was converted into shares of the Company’s common stock at a price per share of $0.63 for a total of 476,190 shares.

Alset Inc. and Alset International Limited are the Company’s largest stockholders. Alset Inc. is the majority stockholder of Alset International Limited.

Amounts Due to Alset International Limited

Alset International Limited (“AIL”) is incorporated in Singapore and is a fellow subsidiary of the common parent company, Alset Inc. The amount due to AIL represents short-term working capital advances to the Company for its daily operations. There is no written, executed agreement and no financial/non-financial covenants and the amount due to AIL is non-interest bearing. Since the amount due to AIL is due upon request, it is classified as a current liability. The amounts due to AIL at September 30, 2024 and December 31, 2023 are $281,140 and $1,729,901, respectively.

On September 24, 2024, the Company entered into a Debt Conversion Agreement (the “AIL Conversion”) with Alset International Limited, pursuant to which a debt of $3,501,759 due to AIL was converted into shares of the Company’s common stock at a price per share of $0.63 for a total of 5,558,347 shares.

Amounts Due to Alset Business Development Pte. Ltd.

Alset Business Development Pte. Ltd. (“ABD”) is incorporated in Singapore and is a fellow subsidiary of the common parent company, Alset Inc. The amount due to ABD represents amount loaned by ABD to Hapi Cafe Inc. (“HCI”) for the investment on Ketomei Pte. Ltd (“Ketomei”) in March 2022. There is no written, executed agreement and no financial/non-financial covenants and the amount due to ABD is non-interest bearing. Since the amount due to ABD is due upon request, it is classified as a current liability. The amounts due to ABD at September 30, 2024 and December 31, 2023 are $190,097 and $184,507, respectively.

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Amounts Due to BMI Capital Partners International Ltd.

BMI Capital Partners International Ltd. (“BMI”) is incorporated in Hong Kong and is a fellow subsidiary of the common parent company, Alset Inc. The amount due to BMI represents short-term working capital advances to the Company for its daily operation. There is no written, executed agreement and no financial/non-financial covenants and the amount due to BMI is non-interest bearing. Since the amount due to BMI is due upon request, it is classified as a current liability. The amounts due to BMI at September 30, 2024 and December 31, 2023 are $2,992 and $1,442, respectively.

General and Administrative Services

Commencing on the date the Company’s Units were first listed on the Nasdaq, the Company agreed to pay to Alset Management Group Inc. a total of $10,000 per month for office space, utilities and secretarial and administrative support for up to 24 months. Upon completion of the initial business combination, the Company ceased paying these monthly fees. During the nine months ended September 30, 2024 and 2023, the Company recorded a charge of $0 and $90,000, respectively, to the statement of operations pursuant to the agreement.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Company agreed that the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors would be allowed, but were not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes could be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Placement Units. In the event that a Business Combination did not close, the Company was permitted to use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Business Combination has closed, and there are no amounts outstanding under these Working Capital Loans. No amounts were converted into these units at the business combination.

Extension Loan

On May 1, 2023, the Company amended the Investment Management Trust Agreement (the “Trust Agreement”) with Wilmington Trust, National Association, a national banking association (“Wilmington Trust”), which was entered into on January 31, 2022, and on May 2, 2023, the Company filed an Amendment to the Amended and Restated Certificate of Incorporation. The Trust Agreement and Amended and Restated Certificate of Incorporation were amended, in part, so that the Company’s ability to complete a business combination would be extended in additional increments of one month up to a total of twenty-one (21) additional months from the closing date of the offering, subject to the payment into the trust account by the Company of one-third of 1% of the funds remaining in the Trust Account following any redemptions in connection with the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation. The Sponsor funded the first 30-day extension payment on May 3, 2023. The Sponsor also made subsequent extension payments on June 5, 2023 and July 6, 2023 of $68,928 and $69,158, respectively. The Sponsor is entitled to the repayment of these extension payments, without interest. When the Company completed its initial business combination, it could, at the option of the Sponsor, repay the extension payments out of the proceeds of the Trust Account released to it or issue securities of the Company in lieu of repayment. As of September 30, 2024 and December 31, 2023, there was $0 and $205,305 outstanding under the extension loan, respectively.

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Credit Facility Agreement

On April 24, 2024, the Company entered into a Credit Facility Agreement (the “Agreement”) with Alset Inc., pursuant to which Alset Inc. has provided the Company a line of credit facility (the “Credit Facility”) which provides a maximum, aggregate credit line of up to $1,000,000.

Pursuant to the Credit Agreement, the Company may request an advance (each, an “Advance”) on the Credit Facility. Each Advance shall bear a simple interest rate of three percent (3%) per annum. Each Advance and all accrued but unpaid interest shall be due and payable at the first (1st) anniversary of the effective date of the Credit Agreement. The Company may at any time during the term of the Credit Agreement prepay a portion or all amounts of its indebtedness without penalty. Each Advance shall not be secured by a lien or other encumbrance on any of the Company’s assets, but shall be solely a general unsecured debt obligation of the Company. On September 24, 2024 the Company drew $300,000 from the credit line and accrued $3,164 in interest. On September 30, 2024, $0 of this amount remained outstanding.

Letter of Financial Support

The Company has obtained a letter of financial support from each of Alset Inc., the Company’s corporate parent, and Alset International Limited, another subsidiary of Alset Inc. Alset International Limited and Alset Inc. committed to provide any additional funding required by the Company and would not demand repayment through twelve months from the issuance of our Form 10-Q filed on November 6, 2024.

Ketomei Transactions

On August 31, 2023, the same parties entered into another binding term sheet pursuant to which HCI agreed to lend Ketomei up to $36,634 pursuant to a convertible loan, with a term of 12 months. After the initial 12 months, the interest on such loan will be 3.5%. As of October 31, 2023, the $37,876 loan was paid to Ketomei.

On October 26, 2023, the same parties entered into another binding term sheet pursuant to which HCI agreed to lend Ketomei up to $37,876 pursuant to a non- convertible loan, with a term of 12 months. After the initial 12 months, the interest on such loan will be 3.5%. As of September 30, 2024, the $37,000 loan was paid by the $21,134 loan borrowed to Ketomei and $15,865 was paid for the expenses on behalf of Ketomei.

On February 20, 2024, the Company invested an additional $312,064 for an additional 38.41% ownership interest in Ketomei by converting $312,064 convertible loan. The loan was impaired at the year ended December 31, 2023, therefore, $312,064 was transferred from impairment of convertible loan to impairment of equity method investment. After this additional investment, the Company owns 55.65% of Ketomei’s outstanding shares and Ketomei is consolidated into the financial statements of HWH International Inc. beginning on February 20, 2024.

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Sharing Services Global Corporation

On March 20, 2024, the Company entered into a securities purchase agreement with Sharing Services Global Corporation (“SHRG”), pursuant to which the Company purchased from SHRG a (i) Convertible Promissory Note (“CN 1”) in the amount of $250,000, convertible into 208,333,333 shares of SHRG’s common stock at the option of the Company, and (ii) certain warrants exercisable into 208,333,333 shares of SHRG’s common stock at an exercise price of $0.0012 per share, the exercise period of the warrant being five (5) years from the date of securities purchase agreement, for an aggregate purchase price of $250,000. At the time of filing, the Company has not converted any of the debt contemplated by CN 1 nor exercised any of the warrants.

On May 9, 2024, the Company entered into a securities purchase agreement with Sharing Services Global Corporation, pursuant to which the Company purchased from SHRG a Convertible Promissory Note ( “CN 2”) in the amount of $250,000, convertible into 125,000,000 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $250,000. CN 2 bears an 8% interest rate and has a scheduled maturity three years from the date of CN 2. Additionally, upon signing CN 2, SHRG owed the Company commitment fee of 8% of the principal amount, which will be paid either in cash or in common stock of SHRG, at the discretion of the Company.

On June 6, 2024, the Company entered into a securities purchase agreement with Sharing Services Global Corporation, pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 3”) in the amount of $250,000, convertible into 2,500,000,000 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $250,000. CN 3 bears an 8% interest rate and has a scheduled maturity three years from the date of CN 3. Additionally, upon signing CN 3, SHRG owed the Company commitment fee of 8% of the principal amount, which will be paid either in cash or in common stock of SHRG, at the discretion of the Company.

On June 19, 2024, the Company and Sharing Services Global Corporation entered into an addendum to this securities purchase agreement to (i) amend the number of shares of the common stock of SHRG that the June 6, 2024 note would be convertible into from 2,500,000,000 to 125,000,000; and (ii) amend the conversion rate from $0.0001 to $0.002.

On August 13, 2024, the Company entered into a securities purchase agreement with Sharing Services Global Corporation, pursuant to which the Company purchased from SHRG a Convertible Promissory Note ( “CN 4”) in the amount of $100,000, convertible into 50,000,000 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $100,000. CN 4 bears an 8% interest rate and has a scheduled maturity three years from the date of CN 4. Additionally, upon signing CN 4, SHRG owed the Company commitment fee of 8% of the principal amount, which will be paid either in cash or in common stock of SHRG, at the discretion of the Company.

As of September 30, 2024, a total of $48,000 in commitment fees and $23,526 of convertible note interest was recorded under other receivable.

SHRG is a related party of our Company, as our majority stockholder Alset Inc. has significant ownership interest in SHRG, and our Chief Executive Officer and Chairman are also the Chief Executive Officer and Chairman, respectively, of SHRG.

Joint Venture

On April 25, 2024, the Company entered into a binding term sheet (the “Term Sheet”) through its subsidiary Health Wealth Happiness Pte Ltd. (“HWHPL”) outlining a joint venture with Chen Ziping, an experienced entrepreneur in the travel industry, and Heng Fai Ambrose Chan, HWH’s Executive Chairman, as a part of HWH’s strategy of building its travel business in Asia. The planned joint venture company (referred to here as the “JVC”) will be known as HapiTravel Holding Pte. Ltd. The JVC will be initially owned as follows: (a) HWHPL will hold 19% of the shares in the JVC; (b) Mr. Chan will hold 11%; and (c) the remaining 70% of the shares in the JVC are to be held by Mr. Chen. As of September 30, 2024, HapiTravel Holding Pte. Ltd. has not opened a bank account and the Company has not paid the subscription fee.

Debt Conversion Agreements

On September 24, 2024, the Company entered into two (2) debt conversion agreements with creditors (each an “Agreement,” or collectively, the “Agreements”): (i) Alset International Limited; and (ii) Alset Inc. Each Agreement converted debt owed by the Company to the respective creditor into shares of the Company’s common stock. The Agreements were substantially the same with the exception of the amount of debt to be converted under each. Alset International Limited and Alset Inc. are our largest stockholders (Alset Inc. is the majority stockholder of Alset International Limited).

Under the terms of their respective agreements, Alset Inc. converted $300,000 of the Company’s debt into 476,190 shares of the Company’s common stock, and Alset International Limited converted $3,501,759 of the Company’s debt into 5,558,347 shares of the Company’s common stock. Under the Agreements, the debt conversions resulted in the issuance of newly issued shares of the Company’s common stock. The debt conversion price was set at $0.63 per share. Cumulatively, the newly issued shares contemplated by the Agreements represent 6,034,537 new shares of the Company’s common stock, constituting an increase to the total issued and outstanding shares of the Company’s common stock of 37.2% over the amount immediately preceding the effectiveness of the Agreements. The shares contemplated by the Agreements are restricted securities under the Securities Act of 1933, and shall be issued in reliance upon the safe harbor provided by Rule 506 of Regulation D.

Entry into a Material Definitive Agreement

On November 25, 2024, the Company entered into a stock purchase agreement with Alset Inc., pursuant to which Alset Inc. agreed to purchase 4,411,764 shares of the Company’s common stock for a purchase price of $0.68 per share. Alset Inc. is the majority shareholder of the Company, and immediately prior to the effectiveness of the stock purchase agreement, Alset directly and through its subsidiaries owned 88.8% of the issued and outstanding shares of HWH common stock.

Alset Inc.’s investment is intended to support the growth and development of HWH. The Company believes that this investment of additional funds into HWH is in the best interests of each of Alset Inc. and the Company.

PRINCIPAL SECURITYHOLDERS

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common stock as of November 29, 2024, referred to in the table below as the “Beneficial Ownership Date,” by:

●	each person who is known to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
●	each member of our board of directors, director nominees and each of our named executive officers individually; and
●	all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date and shares of restricted stock subject to vesting until the occurrence of certain events, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person (however, neither the stockholder nor the directors and officers listed below own any stock options or warrants to purchase shares of our common stock at the present time). The percentages of beneficial ownership are based on 26,669,602 shares of our common stock outstanding as of the Beneficial Ownership Date.

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To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Name and Address	Number of Common Shares Beneficially Owned	Percentage of Outstanding Common Stock (1)
Directors and Executive Officers (2):
Heng Fai Ambrose Chan (3)(4)	23,689,456	88.8%
John “JT” Thatch	0	0.00%
Rongguo (Ronald) Wei	0	0.00%
Lim Sheng Hon Danny	0	0.00%
William Wu	0	0.00%
Wong Shui Yeung	0	0.00%
Wong Tat Keung	0	0.00%
All Directors and Officers (7 individuals)	23,689,456	88.8%
Alset Acquisition Sponsor, LLC (3)	2,330,155	8.7%
Alset International Limited	9,958,347	37.3%
Alset Inc. (3)	23,676,456	88.8%
Other Stockholders: None

(1)	Based upon 26,669,602 shares of common stock outstanding as of November 29, 2024.

(2)	The mailing address for each individual and entity set forth above is c/o HWH International Inc., 4800 Montgomery Lane, Suite 210, MD 20814.

(3)	Alset Acquisition Sponsor, LLC, our sponsor, is the record holder of the securities reported herein. Alset Inc. and Alset International Limited are the owners of 55% and 45% respectively of Alset Acquisition Sponsor, LLC. Alset Inc. owns 85.5% of Alset International Limited. Heng Fai Ambrose Chan is the Chairman, Chief Executive Officer and majority stockholder of Alset Inc. Mr. Chan may be deemed to share beneficial ownership of the securities held of record by our sponsor. Mr. Chan disclaims any such beneficial ownership except to the extent of his pecuniary interest.

(4)	Heng Fai Ambrose Chan directly owns 13,000 shares of common stock of HWH International Inc.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Consequences for Holders of Common Stock

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of common stock, which we refer to as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Code), including but not limited to:

●	financial institutions or financial services entities;

●	broker-dealers;

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●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own 5% or more of our voting shares;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

●	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

●	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the Internal Revenue Service, or the IRS, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE AND LOCAL, AND NON-U.S. TAX LAWS.

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Material U.S. Federal Income Tax Consequences for U.S. Holders

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock. Upon a sale or other taxable disposition of common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock or less, in the case of a share of common stock, any prior distributions treated as a return of capital. In the case of any shares of common stock originally acquired as part of an investment unit, the acquisition cost for the share of common stock that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

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Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Material U.S. Federal Income Tax Consequences for Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of common stock who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

●	a foreign corporation or

●	an estate or trust that is not a U.S. holder;

but generally, does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of common stock, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

●	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held common stock, and, in the case where shares of common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of common stock. There can be no assurance that common stock will be treated as regularly traded on an established securities market for this purpose.

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Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of common stock will be subject to tax at generally applicable U.S. federal income tax rates.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Pursuant to proposed Treasury Regulations, the U.S. Treasury Department has indicated its intent to eliminate the requirement under FATCA of withholding on gross proceeds from the sale or other disposition of property of a type which can produce U.S. source dividends or interest. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed Treasury Regulations pending their finalization. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION

We engaged D. Boral Capital LLC to act as our exclusive Placement Agent to solicit offers to purchase the Securities offered by this prospectus on a reasonable best-efforts basis. Subject to the terms and conditions of the placement agency agreement dated December [__], 2024. The Placement Agent is not purchasing or selling any of the Securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Securities, but has agreed to use its reasonable best efforts to arrange for the sale of the Securities offered hereby. Therefore, we may not sell the entire amount of Securities offered pursuant to this prospectus. The Placement Agent may engage one or more sub-placement agents or selected dealers to assist with the offering. [We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our Securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus and the documents incorporated by reference herein in connection with the purchase of our Securities in this offering]. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of 30 days following the closing of the offering, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings for 30 days from closing of the offering, subject to certain exceptions. The Placement Agent may engage one or more sub-agents or selected dealers in connection with the offering.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as no integration with other offerings, filing of an 8-K to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and no subsequent equity sales for 30 days.

We will deliver the Securities being issued to the investors upon receipt of such investor’s funds for the purchase of the Securities offered pursuant to this prospectus. We will deliver the Securities being offered pursuant to this prospectus upon closing. We expect this offering to be completed not later than one (1) business day following the commencement of this offering. We will deliver all Securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds received by us. We expect to deliver the Securities being offered pursuant to this prospectus on or about December [__], 2024.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

The following table shows the public offering price per share of common stock and per Pre-Funded Warrant, placement agent fees payable by us, and proceeds before expenses to us:

	Per Share of common stock	Per pre-funded warrant	Total
Public offering price	$	$	$
Placement agent fees	$	$	$
Proceeds before expenses to us	$	$	$

(1)	We have agreed to pay the placement agent a total cash fee equal to seven and one half percent (7.5%) of the aggregate gross proceeds raised in the offering. We have also agreed to pay the placement agent a non-accountable expense allowance of 1.0% of the aggregate gross proceeds raised in the offering, and will reimburse the Placement Agent’s fees and expenses of legal counsel and other out-of-pocket expenses up to $75,000, and clearing agent closing costs, which shall not exceed $[____].

(2)	Does not include proceeds from the exercise of the Pre-Funded Warrants in cash, if any.

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After deducting the placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3.2 million.

Determination of Offering Price

The public offering price per share that we are offering and the exercise prices and other terms of the Pre-Funded Warrants were negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the Pre-Funded Warrants include the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Provisions

We have agreed with the placement agent to be subject to a lock-up period of 30 days following the date of this prospectus. This means that, during the applicable lock-up period, we may not offer for sale, contract to sell, or sell any shares of our common stock, subject to certain customary exceptions. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of 30 days following the closing date of this offering, subject to certain exceptions. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up provisions.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC

Nasdaq

Listing

Our common stock is listed on Nasdaq under the symbol “HWH.”

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments that the placement agent may be required to make for these liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The placement agent and its affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent may in the future receive customary fees and commissions for these transactions. However, except as disclosed in this prospectus or in our SEC filings, we have no present arrangements with the placement agent for any further services.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

Our authorized capital stock consists of 56,000,000 shares, consisting of 55,000,000 shares of common stock, and 1,000,000 shares of preferred stock.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Holders of our common stock are entitled to receive dividends or other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and share equally on a per share basis in all such dividends and other distributions. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of our common stock will be entitled to receive their ratable and proportionate share of the remaining assets of the Company.

Holders of our common stock will have no cumulative voting rights, conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock. The following description is a summary of the material provisions of our capital stock. You should refer to our Certificate of Incorporation and our Bylaws, each as amended to date, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Preferred Stock

We are currently authorized to issue up to 1,000,000 shares of preferred stock. As of date of this prospectus, we had no shares of preferred stock issued and outstanding. Our Certificate of Incorporation authorizes the issuance of shares of preferred stock with designations, rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the stockholders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of our company.

Description of Securities We are Offering

Common Stock

We are offering up to 3,571,429 shares of common stock. The material terms and provisions of our common stock that are being offered are described under this section “Description of Securities – Common Stock” in this prospectus. We are also offering Pre-Funded Warrants to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. Each Pre-Funded Warrant will be exercisable for one share of common stock. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. No warrant for fractional shares of common stock will be issued, rather warrants will be issued only for whole shares of common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

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Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share of common stock equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock and the exercise price. The Pre-Funded Warrants will be issued in certificated form.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including (i) any merger or consolidation with or into another entity if, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (ii) sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than fifty percent (50%) of the outstanding shares of common stock of the Company, then upon any subsequent exercise of the Pre-Funded Warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Pre-Funded Warrants are exercisable immediately prior to such event.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants.

Rather, at our election, the number of shares of common stock to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

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Trading Market

There is no established trading market for the Pre-Funded Warrants. We do not intend to list the Pre-Funded Warrants on any securities exchange or other trading market. We do not expect an active trading market to develop for the Pre-Funded Warrants. Without an active trading market, the liquidity of these securities will be limited. The shares of common stock issuable upon exercise of the Pre-Funded Warrants are currently traded on Nasdaq.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our shares of common stock.

Anti-Takeover Effects of Certain Provisions of Our Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could make the following more difficult:

●	the acquisition of us by means of a tender offer;

●	acquisition of control of us by means of a proxy contest or otherwise; and

●	the removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business acquisition” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business acquisition” or the transaction in which the person became an interested stockholder is approved by our board of directors in a prescribed manner. Generally, a “business acquisition” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Delaware law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

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Limitations on liability, indemnification of officers and directors and insurance

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), a Director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (1) for any breach of the Director’s duty of loyalty to the Corporation or its Stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the Director derived an improper personal benefit. If the DGCL or other applicable provision of Delaware law hereafter is amended to authorize further elimination or limitation of the liability of Directors, then the liability of a Director of this Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL or other applicable provision of Delaware law as amended. Any repeal or modification of this Section 2 by the Stockholders of this Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification. Our restated certificate of incorporation, as amended (our “Certificate of Incorporation”) and corporate bylaws (our “Bylaws”) contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact of their prior or current service to the corporation as a director or officer, in accordance with the provisions of Section 145, which are sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our restated certificate of incorporation, as amended (our “Certificate of Incorporation”), provides that (a) any of our directors or officers made a party to an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such action, suit or proceeding (each, a “Proceeding”), by reason of such person’s service as our director or officer or as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise per our request, shall be indemnified and held harmless by us to the fullest extent permitted by the Delaware General Corporation Law against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such Proceeding; (b) we must advance reasonable expenses incurred in defending any such Proceeding, subject to limited exceptions; and (c) the indemnification rights conferred by it are not exclusive of any rights permitted by law.

As permitted by the DGCL, the Company’s amended and restated certificate of incorporation, as amended, provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Company or its stockholders,

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

●	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

●	for any transaction from which the director derived any improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation provides that we shall indemnify our directors, officers, employees and other agents to the fullest extent permitted by law, and our amended and restated bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Transfer Agent

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Pl., Woodmere, NY 11598. The transfer agent’s telephone is (212) 828-8436.

We have agreed to indemnify VStock Transfer, LLC in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

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LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. The Placement Agent is being represented by Lucosky Brookman LLP, Woodbridge, New Jersey in connection with this offering.

EXPERTS

The financial statements of HWH International Inc. (formerly known as Alset Capital Acquisition Corp). as of November 30, 2023 and 2022 and for the years then ended included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

On April 23, 2024, we dismissed MaloneBailey, LLP as our independent registered public accounting firm, and engaged Grassi & Co., CPAs, P.C. (“Grassi”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. The decision to engage Grassi was recommended by the Company’s Audit Committee and approved by the Company’s Board of Directors.

The consolidated financial statements of our subsidiary HWH International Inc. (a Nevada corporation), which we acquired in January of 2024, as of and for the year ended December 31, 2023 and December 31, 2022, respectively, included in this prospectus, have been audited by Grassi & Co., CPAs, P.C., independent registered public accounting firm, as stated in their report, and are included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov/.

We make available free of charge on or through our website at https://www.hwhintl.com/sec-filings, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement is also available on our website, https://www.hwhintl.com/sec-filings.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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HWH INTERNATIONAL INC.

Table of Contents

Financial Statements (Unaudited)
Condensed Consolidated Balance Sheets at September 30, 2024 and December 31, 2023 (Unaudited)	F-2
Condensed Consolidated Statements of Operations and Other Comprehensive Income for the Three and Nine Months Ended September 30, 2024 and 2023 (Unaudited)	F-3
Condensed Consolidated Statements of Changes in Stockholder’s (Deficit) for the Nine Months Ended September 30, 2024 and 2023 (Unaudited)	F-4
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2024 and 2023 (Unaudited)	F-5
Notes to Unaudited Condensed Consolidated Financial Statements	F-6

F-1

HWH International Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2024 (Unaudited)	December 31, 2023 (as restated)
ASSETS

Current Assets
Cash	$832,368	$1,159,201
Account receivable, net	35,067	28,611
Inventory	1,894	1,977
Other receivables, net	120,082	41,203
Convertible loans receivable - related party, at fair value	739,590	-
Investment security – related party	3,891	-
Prepaid expenses	17,542	106,862
Total Current Assets	$1,750,434	$1,337,854

Non-Current Assets
Property and equipment, net	$36,718	$129,230
Cash and marketable securities held in Trust Account	-	21,346,768
Deposits	406,479	298,324
Investment at cost	14,977	-
Operating lease right-of-use assets, net	711,458	598,508
Total Non-Current Assets	$1,169,632	$22,372,830

TOTAL ASSETS	$2,920,066	$23,710,684

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$446,807	$167,354
Accrued commissions	82,154	85,206
Due to related parties, net	685,153	2,323,800
Operating lease liabilities - current	438,011	429,687
Deferred underwriting fee payable	-	3,018,750
Notes payable - current	269,655	-
Total Current Liabilities	$1,921,780	$6,024,797

Non-Current Liabilities
Operating lease liabilities - non-current	$286,759	$182,380
Notes payable - non-current	962,640	-
Total Non-Current Liabilities	$1,249,399	$182,380

Commitments and Contingencies (Note 15)

Temporary equity:
Class A common stock subject to possible redemption; 1,976,036 shares (at approximately $10.35 per share) as of December 31, 2023	$-	$20,457,011

Stockholders’ Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding as of September 30, 2024 and December 31, 2023	-	-
Common stock, $0.0001 par value; 50,000,000 shares authorized; 22,257,838 and 10,000 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	2,226	1
Class A common stock, $0.0001 par value; 50,000,000 shares authorized; 0 and 473,750 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	-	47
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 0 and 2,156,250 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	-	216
Additional paid in capital	4,951,123	9
Accumulated other comprehensive loss	(289,586)	(197,040)
Accumulated deficit	(5,038,656)	(2,765,403)
Total HWH International Inc. Stockholders’ deficit	$(374,893)	$(2,962,170)
Non-controlling interests	123,780	8,666
Total Stockholders’ Deficit	(251,113)	(2,953,504)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,920,066	$23,710,684

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

HWH International Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Other Comprehensive Loss

For the Three and Nine Months Ended September 30, 2024 and 2023 (Unaudited)

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023 (as restated)	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023 (as restated)

Revenue
- Membership	$-	$-	$-	$12,583
- Non-membership	345,523	226,907	966,515	610,084
Total Revenue	$345,523	$226,907	$966,515	$622,667

Cost of revenue
- Membership	$-	$(1,147)	$-	$(13,837)
- Non-membership	(185,654)	(85,288)	(478,436)	(223,987)
Total Cost of revenue	$(185,654)	$(86,435)	$(478,436)	$(237,824)

Gross profit	$159,869	$140,472	$488,079	$384,843

Operating expenses:
General and administrative expenses	$(487,394)	$(570,043)	$(2,271,325)	$(1,888,900)
Impairment of convertible note receivable – related party, and equity method investment - related party	-	-	(42,328)	-
Impairment loss on goodwill	-	-	(323,864)	-
Total Operating expenses	$(487,394)	$(570,043)	$(2,637,517)	$(1,888,900)

Other income (expense)
Other income	$68,473	$331,041	$236,873	$1,905,445
Interest expense	(18,451)	-	(55,279)	-
Foreign exchange transaction gain (loss)	114,689	(2,521)	99,616	-
Loss on equity method investment - related party	-	(9,956)	(14,744)	(73,601)
Unrealized loss on convertible note receivable – related party	(374,329)	-	(394,331)	-
Total Other (expense) income	$(209,618)	$318,564	$(127,865)	$1,831,844

(Loss) / income before provision for income taxes	(537,143)	(111,007)	(2,277,303)	327,787

Provision for income taxes	-	(45,124)	-	(375,004)

Net loss	$(537,143)	$(156,131)	$(2,277,303)	$(47,217)

Less: Net income (loss) attributable to Non-Controlling Interests	11,349	1,559	(4,050)	3,759

Net loss attributable to common stockholders	$(548,492)	$(157,690)	$(2,273,253)	$(50,976)

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment to common stockholders	$(28,118)	$(68,061)	$(92,546)	$6,294
Foreign currency translation adjustment to non-controlling interests	134	-	134	-
Total Other comprehensive (loss) income, net of tax:	$(27,984)	$(68,061)	$(92,412)	$6,294

Comprehensive (loss) income attributable to common stockholders
Net loss	$(548,492)	$(157,690)	$(2,273,253)	$(50,976)
Foreign currency translation adjustment	(28,118)	(68,061)	(92,546)	6,294
Total Comprehensive loss attributable to common stockholders	$(576,610)	$(225,751)	$(2,365,799)	$(44,682)

Comprehensive income / (loss) attributable to non-controlling interests
Net income / (loss)	$11,349	$1,559	$(4,050)	$3,759
Foreign currency translation adjustment	134	-	134	-
Total Comprehensive income / (loss) attributable to non-controlling interests	$11,483	$1,559	$(3,916)	$3,759

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Common stock	Class A common stock	Class B common stock	Common stock	Class A common stock	Class B common stock
Loss per common share
Basic	$(0.03)	$-	$-	$(0.06)	$(0.06)	$(0.06)
Diluted	$(0.03)	$-	$-	$(0.06)	$(0.06)	$(0.06)

Weighted average number of common shares outstanding
Basic	16,682,451	-	-	10,000	473,750	2,156,250
Diluted	16,682,451	-	-	10,000	473,250	2,156,250

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Common stock	Class A common stock	Class B common stock	Common stock	Class A common stock	Class B common stock
Loss per common share
Basic	$(0.14)	$(0.14)	$(0.14)	$(0.02)	$(0.02)	$(0.02)
Diluted	$(0.14)	$(0.14)	$(0.14)	$(0.02)	$(0.02)	$(0.02)

Weighted average number of common shares outstanding
Basic	15,904,087	13,832	62,956	10,000	473,750	2,156,250
Diluted	15,904,087	13,832	62,956	10,000	473,750	2,156,250

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

HWH International Inc. and Subsidiaries

Condensed Consolidated Statements of Changes in Stockholders’ Deficit

For the Three and Nine Months Ended September 30, 2024 and 2023

(Unaudited)

	Class A Common stock		Class B Common stock		Common Stock			Accumulated		Total HWH
	Shares	Par Value $0.0001	Shares	Par Value $0.0001	Shares	Par Value $0.0001	Additional Paid in Capital	Other Comprehensive (Loss)	Accumulated Deficit	International Inc. Stockholders’ deficit	Non- controlling interests	Total Stockholders’ deficit

Balances at December 31, 2022	473,750	$47	2,156,250	$216	10,000	$1	$9	$(200,039)	$(1,610,504)	$(1,810,270)	$4,836	$(1,805,434)

Net income	-	-	-	-	-	-	-	-	$171,127	$171,127	$722	$171,849
Foreign currency translation adjustment	-	-	-	-	-	-	-	$58,843	-	$58,843	-	$58,843
Balances at March 31, 2023	473,750	$47	2,156,250	$216	10,000	$1	$9	$(141,196)	$(1,439,377)	$(1,580,300)	$5,558	$(1,574,742)

Remeasurement of Class A common stock to redemption value	-	-	-	-	-	-	-	-	$(425,044)	$(425,044)	-	$(425,044)
Extension Loan	-	-	-	-	-	-	-	-	$(136,147)	$(136,147)	-	$(136,147)
Net (loss) income	-	-	-	-	-	-	-	-	$(64,413)	$(64,413)	$1,478	$(62,935)
Foreign currency translation adjustment	-	-	-	-	-	-	-	$15,512	-	$15,512		$15,512

Balances at June 30, 2023	473,750	$47	2,156,250	$216	10,000	$1	$9	$(125,684)	$(2,064,981)	$(2,190,392)	$7,036	$(2,183,356)

Remeasurement of Class A common stock to redemption value	-	-	-	-	-	-	-	-	$(169,752)	$(169,752)	-	$(169,752)
Extension Loan	-	-	-	-	-	-	-	-	$(69,158)	$(69,158)	-	$(69,158)
Net (loss) income	-	-	-	-	-	-	-	-	$(157,690)	$(157,690)	$1,559	$(156,131)
Foreign currency translation adjustment	-	-	-	-	-	-	-	$(68,061)	-	$(68,061)		$(68,061)

Balances at September 30, 2023	473,750	$47	2,156,250	$216	10,000	$1	$9	$(193,745)	$(2,461,581)	$(2,655,053)	$8,595	$(2,646,458)

Balances at December 31, 2023	473,750	$47	2,156,250	$216	10,000	$1	$9	$(197,040)	$(2,765,403)	$(2,962,170)	$8,666	$(2,953,504)
Issuance of Common Stock to EF Hutton for Deferred Underwriting Compensation	-	-	-	-	149,443	$15	$1,509,375	-	-	$1,509,390	-	$1,509,390
Issuance of Common Stock during Merger	-	-	-	-	13,433,858	$1,344	$(1,369)	-	-	$(25)	-	$(25)
Adjustment to Temporary Equity	-	-	-	-	-	-	$(645,860)	-	-	$(645,860)	-	$(645,860)
Convert Common Stock Class A and B to Common Stock	(473,750)	$(47)	(2,156,250)	$(216)	2,630,000	$263	-	-	-	-	-	-
Revaluation for SHRG note receivable and warrants	-	-	-	-	-	-	$216,188	-	-	$216,188	-	$216,188
Change in Non-Controlling Interest Ketomei	-	-	-	-	-	-	-	-	-	-	$155,514	$155,514
Net (loss) income	-	-	-	-	-	-	-	-	$(1,336,838)	$(1,336,838)	$319	$(1,336,519)
Foreign currency translation adjustment	-	-	-	-	-	-	-	$86,818	-	$86,818	-	$86,818

Balances at March 31, 2024	-	-	-	-	16,223,301	$1,623	$1,078,343	$(110,222)	$(4,102,241)	$(3,132,497)	$164,499	$(2,967,998)

Revaluation for SHRG note receivable	-	-	-	-	-	-	$59,907	-	-	$59,907	-	$59,907
Change in Non-Controlling Interest Ketomei	-	-	-	-	-	-	-	-	-	-	$(36,484)	$(36,484)
Net loss	-	-	-	-	-	-	-	-	$(387,923)	$(387,923)	$(15,718)	$(403,641)

Foreign currency translation adjustment	-	-	-	-	-	-	-	$(151,246)	-	$(151,246)	-	$(151,246)

Balances at June 30, 2024	-	-	-	-	16,223,301	$1,623	$1,138,250	$(261,468)	$(4,490,164)	$(3,611,759)	$112,297	$(3,499,462)

AI and AIL Debt conversion to shares	-	-	-	-	6,034,537	603	$3,801,156	-	-	$3,801,759	-	$3,801,759
Revaluation for SHRG note receivable	-	-	-	-	-		$11,717	-	-	$11,717	-	$11,717
Net (loss) income	-	-	-	-	-	-	-	-	$(548,492)	$(548,492)	$11,349	$(537,143)
Foreign currency translation adjustment	-	-	-	-	-	-	-	$(28,118)	-	$(28,118)	$134	$(27,984)

Balances at September 30, 2024	-	-	-	-	22,257,838	$2,226	$4,951,123	$(289,586)	$(5,038,656)	$(374,893)	$123,780	$(251,113)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

HWH International Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2024 and 2023 (Unaudited)

	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023 (as restated)
Cash flows from operating activities:
Net loss	$(2,277,303)	$(47,217)

Adjustments to reconcile net loss to net cash used in operating activities:
Interest income	-	(1,744,115)
Foreign exchange transaction gain	(99,616)	-
Loss on equity method investment, related party	14,744	73,601
Depreciation expense	45,529	43,385
Non-cash lease expense	377,945	382,080
Inventory write off expenses	-	9,743
Impairment of convertible note receivable – related party, and equity method investment - related party	42,328	-
Impairment loss on goodwill	323,864	-
Unrealized loss on convertible note receivable – related party	394,331	-
Loss on disposal of equipment	5,882	-
Impairment loss on equipment	69,343	-

Changes in operating assets and liabilities:
Account receivables	1,444	(4,877)
Other receivables	(75,971)	(158,182)
Prepaid expenses	90,461	(272,700)
Deposit	(96,115)	975
Inventory	138	(3,357)
Accounts payable and accrued expenses	173,151	(69,649)
Accrued commissions	(2,085)	(52,076)
Deferred revenue	-	(20,269)
Operating lease liabilities	(392,143)	(365,881)
Net cash used in operating activities	$(1,404,073)	$(2,228,539)

Cash flows from investing activities:
Purchases of property and equipment	$(30,103)	$(13,395)
Convertible loans receivable - related party	(850,000)	-
Investment at cost	(14,977)	-
Cash withdrawn from trust account for redemptions	21,102,871	68,351,348
Cash withdrawn from trust account available to the Company	243,897	919,547
Cash deposited into trust account	-	(205,305)
Net cash provided by investing activities	$20,451,688	$69,052,195

Cash flows from financing activities:
Repayment of loans and borrowing	$(82,379)	$-
Repayment of deferred underwriting compensation	(325,000)	-
Proceeds from repayment of due from sponsor	-	9,137
Proceeds from extension loan	-	205,305
Advances from related parties	2,104,937	265,914
Borrowing from notes payable - related parties	-	33,475
Repayment to notes payable - related parties	-	(33,475)
Repayment of class A common stock	(21,102,871)	(68,351,348)
Net cash used in financing activities	$(19,405,313)	$(67,870,992)

Net decrease in cash	$(357,698)	$(1,047,336)
Effects of foreign exchange rate on cash	30,865	(22,329)
Cash at beginning of period	1,159,201	2,789,794
Cash at end of period	$832,368	$1,720,129

Supplemental disclosure of non-cash investing and financing activities
Issuance of HWH common stock to EF Hutton for deferred underwriting compensation	$1,509,375	$-
Debt to equity conversion	$3,801,759	$-
Cash paid for interest expenses	$55,279	$-
Valuation gain from notes receivable and warrants - SHRG	$287,812	$-
Initial recognition of operating lease right-of-use asset and liability	$519,353	$75,764

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

HWH International Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2024 and 2023

(Unaudited)

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS

HWH International Inc. (“HWH”) and its consolidated subsidiaries (collectively, the “Company”) operate a food and beverage (“F&B”) business in Singapore and South Korea. The F&B business operates four cafés, two of which are located in South Korea and two in Singapore, as well as an online healthy food store serving customers in Singapore. The Company previously operated a membership model in which individuals paid an upfront membership fee to become members. As members, these individuals received discounted access to products and services offered by the Company’s affiliates. The Company had approximately 9,000 members, primarily in South Korea. Currently, this membership business has been temporarily suspended, however the Company intends to resume this business following the ongoing restructuring of the membership model.

HWH International Inc. was originally incorporated in Delaware on October 20, 2021 under the name Alset Capital Acquisition Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company consummated the Business Combination on January 9, 2024 and changed its name from “Alset Capital Acquisition Corp.” to “HWH International Inc.” The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

On September 9, 2022, the Company entered into an agreement and plan of merger (the “Merger Agreement”) by and among the Company, HWH International Inc., a Nevada corporation (the “HWH Nevada” or “Target”) and HWH Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of the Company (“Merger Sub”). The Company and Merger Sub are sometimes referred to collectively as the “ACAX Parties.” Pursuant to the Merger Agreement, a business combination between the Company and the Target was effected through the merger of Merger Sub with and into HWH Nevada, with the Target surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). Upon the closing of the Merger (the “Closing”) on January 9, 2024, the Company changed its name to “HWH International Inc.” The board of directors of the Company (i) approved and declared advisable the Merger Agreement, the Ancillary Agreements (as defined in the Merger Agreement) and the transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related transactions by the stockholders of the Company.

The Target was owned and controlled by certain member officers and directors of the Company and its sponsor. The Merger was consummated following the receipt of the required approval by the stockholders of the Company and the shareholders of the Target and the satisfaction of certain other customary closing conditions.

The total consideration paid at Closing (the “Merger Consideration”) by the Company to the Target’s shareholders was $125,000,000, and was payable in shares of the common stock, par value $0.0001 per share, of the Company (“Company Common Stock”). The number of shares of the Company Common Stock paid to the shareholders of the Target as Merger Consideration was 12,500,000, with each share being valued at $10.00.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). These interim financial statements have been prepared on the same basis as the Company’s annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair statement of the Company’s financial information. These interim results are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or any other interim periods or for any other future years. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto included in the Company’s Form 10-K for the year ended November 30, 2023 filed on February 28, 2024 and audited consolidated financial statements of HWH Nevada for the year ended December 31, 2023 included in the form 8-K/A filed with SEC on March 25, 2024.

F-6

Through November 30, 2023, HWH (then known as Alset Capital Acquisition Corp.) reported on a twelve-month fiscal year that ended on November 30. In connection with the Business Combination, the Company’s fiscal year end was changed from November 30 to December 31. As a result of this change, the Company had a one-month transition period that began on December 1, 2023 and ended on December 31, 2023. For details see note 18 - Change in Fiscal Year.

The condensed consolidated financial statements include all accounts of the Company and its majority owned and controlled subsidiaries. The Company consolidates entities in which it owns more than 50% of the voting common stock and controls operations. All intercompany transactions and balances among consolidated subsidiaries have been eliminated.

The following chart describes the Company’s ownership of various subsidiaries:

HWH International Inc.
(DE)
Nasdaq listed
100%
HWH International Inc.
(NV)
100%
Health Wealth Happiness Pte. Ltd.
(SG)
19%
Hapi Travel Holding Pte. Ltd. (SG)
100%
Hapi WealthBuilder Pte. Ltd. (SG)
100%
Hapi MarketPlace Pte. Ltd. (SG)
100%
HWH World Inc. (KR)
100%
HWH World Limited (HK)
100%
HWH World Pte. Ltd. (SG)
100%
HWH World Inc. (NV)
100%
Hapi Cafe Inc. (TX)
100%
Hapi Travel Pte. Ltd. (SG)
100%
Hapi Cafe Korea Inc. (KR)
55.7%
Ketomei Pte. Ltd. (SG)
100%
Alset F&B Holdings Pte. Ltd. (SG)
100%
Hapi Cafe Sdn. Bhd. (MY)
100%
Hapi Cafe SG Pte. Ltd. (SG)
19%
Ideal Food & Beverage Pte. Ltd. (SG)
90%
Alset F&B One Pte. Ltd. (SG)
100%
Alset F&B (PLQ) Pte. Ltd. (SG)

The Company mainly focuses on the F&B business. During the nine months ended September 30, 2024 and 2023, substantially all of the Company’s business was generated by its wholly owned subsidiaries, 0% and 2% from HWH World Inc. (“HWH Korea”), respectively, and 100% and 98% from F&B business, respectively. F&B business was generated by the following subsidiaries at September 30, 2024 and 2023, respectively: 37% and 48% from Alset F&B One Pte. Ltd (“F&B1”), 5% and 6% from Hapi Café Korea Inc.(“HCKI”), 20% and 22% from Hapi Café SG Pte. Ltd. (“HCSGPL”), 9% and 22% from Alset F&B (PLQ) Pte. Ltd. (“F&BPLQ”) and 29% and 0% from Ketomei Pte. Ltd. (“KPL”). HWH Korea was incorporated in the Republic of Korea (“South Korea”) on May 7, 2019. HWH Korea is in the business of sourcing and distributing dietary supplements and other health products through its network of members in South Korea. HWH Korea generates product sales via its direct sale model as products are sold to its members. Through the use of a Hapi Gig platform that combines e-commerce, social media, and a customized rewards system, HWH Korea equips, trains, and empowers its members. F&B1 was incorporated in Singapore on April 10, 2017, HCSGPL was incorporated in Singapore on April 4, 2022, F&BPLQ was incorporated in Singapore on November 11, 2022 and KPL was incorporated in Singapore on September 17, 2019. F&B1, HCSGPL, F&BPLQ and KPL are in the F&B business in Singapore. In the second quarter of 2024 the Company ceased operations of its subsidiary Alset F&B (PLQ) Pte. Ltd. Due to the closure of this subsidiary the Company wrote off $5,882 of fixed assets, which is included in general and administrative expenses, and recorded a gain on termination of lease of $248, which is included in other income on the Company’s Statement of Operations for the nine months ended September 30, 2024.

F-7

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Functional and Reporting Currency

The functional and reporting currency of the Company is the United States dollar (“$”). The financial records of the Company’s subsidiaries located in South Korea, Singapore, Hong Kong, and Malaysia are maintained in their local currencies, the Korean Won (₩), Singapore Dollar (S$), Hong Kong Dollar (HK$) and Malaysian Ringgit (MYR), which are also the functional currencies of these entities.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $832,368 and $1,159,201 as of September 30, 2024 and December 31, 2023, respectively. The Company had no cash equivalents as of September 30, 2024 and December 31, 2023.

F-8

Investments held in Trust Account

At September 30, 2024 and December 31, 2023, the Company had approximately $0 and $21 million, respectively, in investments in treasury securities held in the Trust Account. In connection with the closing of the Business Combination on January 9, 2024, Class A Common Stock stockholders redeemed 1,942,108 shares for approximately $21 million held in the Trust Account. The Trust Account was closed in May 2024.

Fair Value of Financial Instruments

The Company adopted Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying values reported in balance sheets for current assets and liabilities approximate their estimated fair market values based on the short-term maturity of these instruments.

Investment Securities at Cost

Investments in equity securities without readily determinable fair values are measured at cost minus impairment adjusted by observable price changes in orderly transactions for the identical or similar investments of the same issuer. These investments are measured at fair value on a nonrecurring basis when there are events or changes in circumstances that may have a significant adverse effect. An impairment loss is recognized in the condensed consolidated statements of comprehensive income equal to the amount by which the carrying value exceeds the fair value of the investment.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method and includes all costs in bringing the inventories to their present location and condition. Net realizable value is an estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale. As of September 30, 2024 and December 31, 2023, inventory consisted of finished goods procured from suppliers. The Company continuously evaluates the need for reserve for obsolescence and possible price concessions required to write-down inventory to its net realizable value.

Leases

The Company follows FASB ASC Topic 842 in accounting for its operating lease right-of-use assets and operating lease liabilities. At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assesses whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all of the economic benefits from the use of the asset and whether it has the right to control the use of the asset. The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term. For leases that contain related non-lease components, such as maintenance, the Company will account for these payments as a single lease component.

Right-of-use of assets

The right-of-use of asset is measured at cost, which comprises the amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

F-9

Lease liabilities

Lease liability is measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company’s incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise mainly of fixed lease payments.

Short-term leases and leases of low value assets

The Company has elected to not recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low value assets. Lease payments associated with these leases are expensed as incurred.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, less depreciation. Repairs and maintenance are expensed as incurred. Expenditures incurred as a consequence of acquiring or using the asset, or that increase the value or productive capacity of assets are capitalized. When property and equipment is retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in statement of operations. Depreciation is computed by the reducing balance method (after considering their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Office Equipment	3 – 5 years
Furniture and Fittings	3 – 5 years
Kitchen Equipment	3 – 5 years
Operating Equipment	3 – 5 years
Leasehold Improvements	Shorter of lease life or asset life

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

As at September 30, 2024, the Company has determined the value-in-use to be zero based on the discounted cash flow of the cash generating unit (“CGU”), which involves the cash flow projections covering a 3-year period and the fair value less cost of disposal to be zero considering the re-sale value of these assets to be insignificant. Based on the assessment, the recoverable amount of the CGU was determined to be zero, which was below the carrying amount of these non-financial assets. Accordingly, impairment losses on plant and equipment of $97,594 are recognized in general and administrative expenses in the condensed consolidated statement of operations and other comprehensive loss for the financial year ended September 30, 2024.

Deposit

Deposit represents rental deposit paid for the office and the cafes used.

Revenue Recognition

ASC 606 – Revenue from Contracts with Customers (“ASC 606”), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these goods or services. The provisions of ASC 606 include a five-step process by which the determination of revenue recognition, depicting the transfer of goods or services to customers in amounts reflecting the payment to which the Company expects to be entitled in exchange for those goods or services. ASC 606 requires the Company to apply the following steps:

(1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, performance obligations are satisfied.

The Company generates its revenue primarily from membership fees, product sales and F&B business.

Membership Fee: The Company collects an annual membership fee from its members. The fee is fixed, paid in full at the time upon joining the membership and is not refundable. The Company’s performance obligation is to provide its members the right to (a) purchase products from the Company, (b) access to certain back-office services, (c) receive commissions and (d) attend corporate events. The associated performance obligation is satisfied over time, generally over the term of the membership agreement which is for a one-year period. The Company recognizes revenue from membership fee over the one-year period of the membership.

F-10

Product Sales: The Company’s performance obligation is to transfer ownership of its products to its members. The Company generally recognizes revenue when product is delivered to its members. Revenue is recorded net of applicable taxes, allowances, refunds or returns. The Company receives the net sales price in cash or through credit card payments at the point of sale.

If any member returns a product to the Company on a timely basis, they may obtain a replacement product from the Company for such returned product. We do not have buyback program. However, when the customer requests a return and management decides that the refund is necessary, we initiate the refund after deducting all the benefits that a member has earned. The returns are deducted from our sales revenue on our financial statements. Allowances for product and membership returns are provided at the time the sale is recorded. This accrual is based upon historical return rates for each country and the relevant return pattern, which reflects anticipated returns to be received over a period of up to 12 months following the original sale. Product and membership returns for the three months ended September 30, 2024 and 2023 were both $0. Product and membership returns for the nine months ended September 30, 2024 and 2023 were $0 and $1,184, respectively. The table below represents a breakout of the returns related to product sales and the returns related to memberships:

Returns
	Membership	Products	Total
For the three months ended:
September 30, 2024	$-	$-	$-
September 30, 2023	$-	$-	$-

	Returns
	Membership	Products	Total
For the nine months ended:
September 30, 2024	$-	$-	$-
September 30, 2023	$1,184	$-	$1,184

Food and Beverage: The revenue received from Food and Beverage business for the three months ended September 30, 2024 and 2023 was $345,523 and $226,907, respectively. The revenue received from Food and Beverage business for the nine months ended September 30, 2024 and 2023 was $966,515 and $610,084, respectively.

Contract assets and liabilities

Below is a summary of the beginning and ending balances of the Company’s contract assets and liabilities as of September 30, 2024 and December 31, 2023.

	September 30, 2024	December 31, 2023
Prepaid Sales Commission

Balances at the beginning of the period	$-	$6,839
Movement for the period	-	(6,839)
Balances at the end of the period	$-	$-

	September 30, 2024	December 31, 2023
Deferred Revenue

Balances at the beginning of the period	$-	$21,198
Movement for the period	-	(21,198)
Balances at the end of the period	$-	$-

F-11

Value-added Tax

The Company is obligated to pay value-added tax (“VAT”), among other things, on its inventory purchase as well as its rent payments and payment of professional fees. As of September 30, 2024 and December 31, 2023, included in other receivables was VAT paid of $41,885 and $37,179, respectively, due primarily to the purchase of inventory and payment of rents and accounting fees.

Cost of revenue

Cost of revenue consists of the cost of procuring finished goods from suppliers and related shipping and handling fees from 3rd parties money platform, contractor fees for part-time staff, franchise commission and sales commission from membership business.

Below is a breakdown of the Company’s cost of revenue for the three and nine months ended September 30, 2024 and 2023.

For the three months ended:

Total
September 30, 2024

Finished goods	$136,634
Related shipping	330
Handling fee	13,370
Contractor fee	15,846
Franchise commission	4,268
Sales commission	-
Depreciation	15,206
Total of Cost of revenue	$185,654

September 30, 2023

Finished goods	$39,568
Related shipping	2,278
Handling fee	6,141
Contractor fee	7,543
Franchise commission	5,316
Sales commission	1,147
Inventory written off	9,743
Depreciation	14,699
Total of Cost of revenue	$86,435

For the nine months ended:

Total
September 30, 2024

Finished goods	$342,845
Related shipping	3,717
Handling fee	36,847
Contractor fee	36,067
Franchise commission	13,768
Depreciation	45,192
Total of Cost of revenue	$478,436

September 30, 2023

Finished goods	$112,345
Related shipping	7,075
Handling fee	16,033
Contractor fee	21,979
Franchise commission	14,061
Sales commission	13,837
Inventory written off	9,743
Depreciation	42,751
Total of Cost of revenue	$237,824

Shipping and Handling Fees

The Company utilizes the practical expedient under ASC 606-10-25-18B to account for its shipping and handling as fulfillment activities, and not a promised service (a revenue element). Shipping and handling fees are included in costs of revenue within the statements of operations.

Commission Expense

The Company compensates its sales leaders with leadership incentives for services rendered, relating to the development, retention, and management of their sales organizations. Leadership incentives are payable based on achieved sales volume, which are recorded in cost of revenue. Member will get 25% commission of the membership fee income if the member successfully refers a new member to subscribe to the membership. The commission will be payable after the referee’s membership is confirmed and been paid by the new member.

F-12

Advertising Expenses

Costs incurred for advertising the Company’s products are charged to operations as incurred. Advertising expenses for the three months ended September 30, 2024 and 2023 were $8,124 and $2,679, respectively. Advertising expenses for the nine months ended September 30, 2024 and 2023 were $14,690 and $3,888, respectively.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, assets and liabilities approach to calculating deferred income taxes. The assets and liabilities approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred tax assets will not be realized. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

The Company has not recorded any unrecognized tax benefits. The Company’s policy is to recognize interest and penalties related to income taxes in income tax expense.

Earnings (Loss) per Share

The Company presents basic and diluted earnings (loss) per share data for its common shares. Basic earnings (loss) per share is calculated by dividing the profit or loss attributable to common stock shareholders of the Company by the weighted-average number of common shares outstanding during the year, adjusted for treasury shares held by the Company.

Diluted earnings (loss) per share is determined by adjusting the profit or loss attributable to common stock shareholders and the weighted-average number of common shares outstanding, adjusted for treasury shares held, for the effects of all dilutive potential ordinary shares, which comprise convertible securities, such as stock options, convertible bonds and warrants. At September 30, 2024 there were 4,549,370 potentially dilutive warrants outstanding. At September 30, 2023 there were 4,549,375 potentially dilutive warrants outstanding and 909,875 potentially dilutive underlying rights.

Non-controlling interests

Non-controlling interests represent the equity in a subsidiary not attributable, directly or indirectly, to owners of the Company, and are presented separately in the Consolidated Statements of Operations and Other Comprehensive Income, and within equity in the Consolidated Balance Sheets, separately from equity attributable to owners of the Company.

On September 30, 2024 and December 31, 2023, the aggregate non-controlling interests in the Company were $123,780 and $8,666, respectively.

F-13

Reclassifications

Certain amounts in the prior period financial statements have been reclassified to conform with the current period’s presentation.

Liquidity and Capital Resources

In the nine months ended September 30, 2024, we incurred a net loss, a loss from operations and negative cash flow from operations as we expanded our business of operating cafés and restructured our membership business.

Notwithstanding the above, the Company believes that the available cash in the Company’s bank accounts, anticipated cash from operations, and financing availability from related parties are sufficient to fund our operations for at least the next 12 months. The Company’s capital requirements for the planned expansion are based on, among other items, geographical specific property costs, team requirements, and marketing steps needed. Our expansion shall consist of plans to take over leases of existing Hapi Cafes we currently do not own, as we look to add Hapi Cafes over the next two (2) years. If we take over these existing leases, it will require a minimum investment for each lease we take over for each Hapi Café. There is no guarantee that we will be able to execute on our plans as laid out above.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern and do not contain any adjustments that might be required should the Company be unable to continue as a going concern.

On April 24, 2024, the Company entered into a Credit Facility Agreement (the “Credit Agreement”) with Alset Inc., a Texas corporation and the Company’s indirect, majority stockholder, pursuant to which Alset Inc. has provided the Company a line of credit facility (the “Credit Facility”) which provides a maximum, aggregate credit line of up to $1,000,000. As of September 30, 2024, there are no outstanding amounts related to the Credit Facility and $700,000 of credit remains available to draw on.

Pursuant to the Credit Agreement, the Company may request an advance (each, an “Advance”) on the Credit Facility. Each Advance shall bear a simple interest rate of three percent (3%) per annum. Each Advance and all accrued but unpaid interest shall be due and payable at the first (1st) anniversary of the effective date of the Credit Agreement. The Company may at any time during the term of the Credit Agreement prepay a portion or all amounts of its indebtedness without penalty. Each advance shall not be secured by a lien or other encumbrance on any of the Company’s assets, but shall be solely a general unsecured debt obligation of the Company.

The Company has obtained letters of financial support from Alset International Limited and Alset Inc., a direct and indirect majority owner of the Company, respectively. Alset International Limited and Alset Inc. committed to provide any additional funding required by the Company and would not demand repayment through twelve months from the issuance of these condensed consolidated financial statements.

Recent accounting pronouncement

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

In November 2023, the Financial Accounting Standards Board (FASB) issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which requires an enhanced disclosure of significant segment expenses on an annual and interim basis. This guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. Upon adoption, the guidance should be applied retrospectively to all prior periods presented in the financial statements. We do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

NOTE 3 - MERGER WITH HWH INTERNATIONAL INC. (A NEVADA CORPORATION)

HWH International Inc. (f.k.a. Alset Capital Acquisition Corp.; “SPAC”, the “Company”) was a special purpose acquisition company, incorporated in Delaware on October 20, 2021 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On January 9, 2024, the Company, HWH International Inc. (a Nevada corporation, “HWH Nevada”) and HWH Merger Sub Inc. consummated the merger (the “Reverse Recapitalization”) pursuant to an agreement and plan of merger dated as of September 9, 2022.

The transaction was accounted for as a Reverse Recapitalization in accordance with US GAAP. Under this method of accounting, SPAC was treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Reverse Recapitalization, HWH Nevada stockholders comprise a majority of voting power on the Company, most of senior management of HWH Nevada continued as senior management of the combined company and identified a majority of the members of the board of directors of the combined company, both companies are under common control; and HWH Nevada’s operations comprise the ongoing operations of the combined company. Accordingly, for accounting purposes, the Company is considered to be a continuation of HWH Nevada, with the net identifiable assets of SPAC deemed to have been acquired by HWH Nevada in exchange for HWH Nevada common shares accompanied by a recapitalization, with no goodwill or intangible assets recorded.

F-14

In connection with the Business Combination:

●	The holders of 8,591,072 Public Shares properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from the IPO.

●	Immediately prior to the consummation of the Reverse Recapitalization (i) each of the 1,972,896 shares of SPAC’s Class A Common Stock was cancelled and converted into 1,972,896 shares of the Company’s common stock; (ii) each of the issued and outstanding 2,156,250 shares of SPAC’s Class B Common Shares were converted into 2,156,250 shares of SPAC’s Class A Common Stock and subsequently into 2,156,250 shares of the Company’s common stock; (iii) each of the SPAC’s 476,890 units were split into their component securities; and (iv) 909,875 new shares of the Company’s common stock were issued in connection with the conversion of the SPAC’s rights into the Company’s common shares.

●	12,500,000 shares of the Company’s common stock were delivered as consideration in the Business Combination

●	149,443 shares of the Company’s common stock were issued to a third party as payment for $1,509,375 of underwriting compensation.

The transaction described above was a transaction between entities under common control. SPAC, prior to the Business Combination, was 26% owned by Alset International Limited, a public company listed on the Singapore Exchange Securities Trading Limited and 32% owned by Alset Inc., the ultimate owner of both SPAC and HWH Nevada. HWH Nevada was wholly-owned by Alset International Limited. In the transactions under common control, financial statements and financial information were presented as of the beginning of the period as though the assets and liabilities had been transferred at that date.

Condensed Consolidated Statement of Operations and Other Comprehensive Loss for the Nine Months Ended on September 30, 2023

	As SPAC previously booked	Merger with HWH-NV	As restated

Revenue
-Membership	$-	$12,583	$12,583
-Non-membership	-	610,084	610,084
Total revenue	$-	$622,667	$622,667

Cost of revenue
-Membership	$-	$(13,837)	$(13,837)
-Non-membership	-	(223,987)	(223,987)
Total cost of revenue	$-	$(237,824)	$(237,824)

Gross profit	$-	$384,843	$384,843

Operating expenses:
General and administrative expenses	$(563,301)	$(1,325,599)	$(1,888,900)
Total operating expenses	$(563,301)	$(1,325,599)	$(1,888,900)

Other income (expenses)
Other income	$1,744,115	$161,330	$1,905,445
Loss on equity method investment, related party	-	(73,601)	(73,601)
Total other income	$1,744,115	$87,729	$1,831,844

Income (loss) before provision for income taxes	$1,180,814	(853,027)	327,787

Provision for income taxes	(375,004)	-	(375,004)

Net income (loss)	$805,810	$(853,027)	$(47,217)

Less: Net income attributable to Non-Controlling Interests	-	3,759	3,759
Net income (loss) attributable to the common shareholders	$805,810	$(856,786)	$(50,976)

Other comprehensive income:
Foreign exchange translation adjustment	-	6,294	6,294
Total Other comprehensive income, net of tax	$-	$6,294	$6,294

Comprehensive income (loss):	$805,810	$(850,492)	$(44,682)

F-15

Condensed Consolidated Balance Sheet as of December 31, 2023

	As SPAC previously booked	Merger with HWH-NV		As restated

ASSETS

Current Assets
Cash	$280,398		$878,803	$1,159,201
Account receivable, net	-		28,611	28,611
Inventory	-		1,977	1,977
Other receivables, net	-		41,203	41,203
Prepaid expenses	100,000		6,862	106,862
Total Current Assets	$380,398		$957,456	$1,337,854

Non-Current Assets
Property and equipment, net	$-		$129,230	$129,230
Cash and marketable securities held in Trust Account	21,346,768		-	21,346,768
Deposits	-		298,324	298,324
Operating lease right-of-use assets, net	-		598,508	598,508
Total Non-Current Assets	$21,346,768		$1,026,062	$22,372,830

TOTAL ASSETS	$21,727,166		$1,983,518	$23,710,684

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$30,155		$137,199	$167,354
Accrued commissions	-		85,206	85,206
Due to related parties, net	205,305		2,118,495	2,323,800
Operating lease liabilities - current	-		429,687	429,687
Deferred underwriting fee payable	3,018,750		-	3,018,750
Total Current Liabilities	$3,254,210		$2,770,587	$6,024,797

Non-Current Liabilities
Operating lease liabilities - Non-current	$-		$182,380	$182,380
Total Non-Current Liabilities	$-		$182,380	$182,380

Commitments and Contingencies

Temporary equity:
Class A common stock subject to possible redemption; 1,976,036 shares (at approximately $10.35 per share) as of December 31, 2023	$20,457,011	$		$20,457,011

Stockholders’ Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding as of December 31, 2023	-		-	-
Common stock, $0.0001 par value; 50,000,000 shares authorized; 10,000 issued and outstanding as of December 31, 2023	-		1	1
Class A common stock, $0.0001 par value; 50,000,000 shares authorized; 473,750 issued and outstanding as of December 31, 2023	47		-	47
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 2,156,250 issued and outstanding as of December 31, 2023	216		-	216
Additional paid in capital	-		9	9
Accumulated other comprehensive loss	-		(197,040)	(197,040)
Accumulated deficit	(1,984,318)		(781,085)	(2,765,403)
Total Stockholders’ Deficit	$(1,984,055)		$(978,115)	$(2,962,170)
Non-controlling interests	-		8,666	8,666
Total Stockholders’ Deficit	(1,984,055)		(969,449)	(2,953,504)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$21,727,166		$1,983,518	$23,710,684

NOTE 4 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net at September 30, 2024, December 31, 2023, September 30, 2023 and December 31, 2022 of $35,067, $28,611, $24,189 and $9,070, respectively, represent collection received by the credit card processor in F&B business and rent receivable. Accounts receivable are recorded at invoiced amounts net of an allowance for credit losses and do not bear interest. The allowance for credit losses is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The measurement and recognition of credit losses involves the use of judgment. Management’s assessment of expected credit losses includes consideration of current and expected economic conditions, market and industry factors affecting the Company’s customers (including their financial condition), the aging of account balances, historical credit loss experience, customer concentrations, customer creditworthiness, and the existence of sources of payment. The Company also establishes an allowance for credit losses for specific receivables when it is probable that the receivable will not be collected and the loss can be reasonably estimated. Accounts receivable considered uncollectible are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of September 30, 2024 and December 31, 2023, the allowance for credit losses was an immaterial amount. The Company does not have any off-balance sheet credit exposure related to its customers.

NOTE 5 — PREPAID COMMISSIONS

During the normal course of business, the Company pays commission to its members for product sales as well as membership sales. Prepaid commissions are recorded for commissions paid on membership sales and recognized as an expense over the same period as the related membership revenue.

F-16

NOTE 6 — INVENTORY

As of September 30, 2024 and December 31, 2023, the balance of finished goods was $1,894 and $1,977, respectively. There is no provision for slow-moving or obsolete inventory during the three and nine months ended September 30, 2024. During the three and nine months ended September 30, 2023, the Company wrote off $9,743 of expired, slow-moving and obsolete inventory. This was recorded in the Company’s consolidated statement of operations in cost of revenue (non-membership) during the three and nine months ended September 30, 2023.

NOTE 7 — PROPERTY AND EQUIPMENT, NET

The components of property and equipment are as follows:

Total
September 30, 2024
Cost:
Office Equipment	$40,145
Furniture and Fittings	44,878
Kitchen Equipment	29,279
Operating Equipment	12,292
Leasehold Improvements	143,736

Accumulated Depreciation:
Office equipment	(32,283)
Furniture and Fittings	(42,439)
Kitchen Equipment	(13,523)
Operating Equipment	(5,195)
Leasehold Improvements	(67,835)

Impairment:
Office equipment	(7,182)
Furniture and Fittings	(2,439)
Kitchen Equipment	(9,469)
Operating Equipment	(3,658)
Leasehold Improvements	(49,589)

Total, net	$36,718

December 31, 2023
Cost:
Office Equipment	$30,861
Furniture and Fittings	46,376
Kitchen Equipment	23,044
Operating Equipment	8,522
Leasehold Improvements	122,083

Accumulated Depreciation:
Office Equipment	(15,848)
Furniture and Fittings	(31,518)
Kitchen Equipment	(8,368)
Operating Equipment	(3,373)
Leasehold Improvements	(42,549)
Total, net	$129,230

For the three months ended September 30, 2024 and 2023, the Company recorded depreciation expenses of $15,320 and $14,910, and impairment of property and equipment of $69,343 and $0, respectively. For the nine months ended September 30, 2024 and 2023, the Company recorded depreciation expenses of $45,529 and $43,385 and impairment of property and equipment of $69,343 and $0, respectively. The impairment was determined by the Company based on the discounted cash flow of the cash generating unit (“CGU”), which involves the cash flow projections covering a 3-year period and the fair value less cost of disposal. Based on the assessment, the recoverable amount of the CGU was determined to be zero, which was below the carrying amount of these non-financial assets. As of September 30, 2024, the Company disposed the office equipment, at cost of $7,429, and the furniture and fittings, at cost of $2,784, from F&BPLQ due to close down of café. $5,882 loss on disposal of PPE was recorded in the general and administrative expenses.

NOTE 8 — INVESTMENTS AT COST

Investments in equity securities without readily determinable fair values are measured at cost minus impairment adjusted by observable price changes in orderly transactions for the identical or a similar investment of the same issuer. These investments are measured at fair value on a nonrecurring basis when there are events or changes in circumstances that may have a significant adverse effect. An impairment loss is recognized in the consolidated statements of comprehensive income equal to the amount by which the carrying value exceeds the fair value of the investment. No impairment was recorded as of and for the nine months ended September 30, 2024.

Joint Venture

On April 25, 2024, the Company entered into a binding term sheet (the “Term Sheet”) through its subsidiary Health Wealth Happiness Pte. Ltd. (“HWHPL”) outlining a joint venture with Chen Ziping, an experienced entrepreneur in the travel industry, and Chan Heng Fai Ambrose, HWH’s Executive Chairman, as a part of HWH’s strategy of building its travel business in Asia. The planned joint venture company (referred to here as the “JVC”) will be known as HapiTravel Holding Pte. Ltd. The JVC will be initially owned as follows: (a) HWHPL will hold 19% of the shares in the JVC; (b) Mr. Chan will hold 11%; and (c) the remaining 70% of the shares in the JVC are to be held by Mr. Chen. As of September 30, 2024, HapiTravel Holding Pte. Ltd. has not opened a bank account and the Company has not paid the subscription fee.

Ideal Food & Beverage Pte. Ltd.

On March 14, 2024, the Company entered into a share subscription agreement through its subsidiary Alset F&B Holding Pte. Ltd. (“F&BH”) for Ideal Food & Beverage Pte. Ltd. (“IFBPL”) with the subscription of 19,000 shares constituting 19% of the issued shares of IFBPL. The subscription fee of $14,010 was paid to IFBPL on May 23, 2024.

NOTE 9 — COMMISSIONS EXPENSE

Accrued commissions as of September 30, 2024 and December 31, 2023 represent mainly sales commission payable. For the three months ended September 30, 2024 and 2023, sales commission expenses of $0 and $1,147 respectively, were recorded and included in cost of revenue in the Company’s consolidated statement of operations. For the nine months ended September 30, 2024 and 2023, sales commission expenses of $0 and $13,837 respectively, were recorded and included in cost of revenue in the Company’s consolidated statement of operations.

F-17

NOTE 10 – LOAN DUE TO THIRD PARTY

Loans for Operations

The Company’s subsidiary, Ketomei Pte Ltd (“Ketomei”) has a loan from DBS Bank Limited, which was used to fund Ketomei’s current operations. Ketomei owes the bank $43,236 at September 30, 2024.

Ketomei also borrowed funds from an individual to whom Ketomei owes $4,684 at September 30, 2024.

Promissory Note to EF Hutton LLC

On December 18, 2023, the Company’s subsidiary, HWH International Inc. entered into a Satisfaction and Discharge of Indebtedness Agreement in connection with an underwriting agreement previously entered into by HWH and EF Hutton LLC (“EF Hutton”), a division of Benchmark Investments, LLC, under which in lieu of HWH tendering the full amount due of $3,018,750, the underwriters accepted a combination of $325,000 in cash paid upon the closing of Business Combination, 149,443 shares of the Company’s common stock and a $1,184,375 promissory note as full satisfaction. This agreement was effective at the closing of Business Combination on January 9, 2024. The 149,443 shares were issued as of the price of $10.10, totaling the amount of $1,509,375. The fair value of the HWH shares at issuance on January 9, 2024 was $2.82 per share or $421,429. No gain or loss was recognized upon issuance of the shares on January 9, 2024 as this was an adjustment to prior underwriting costs accounted for in equity. The promissory note carries interest rate equal to SOFR (secured overnight financing rate for U.S. Government Securities Business Day published by the Federal Reserve Bank of New York) plus a margin of one percent. The principal amount of the promissory note and any accrued interest shall mature (i) partially in the event HWH completes an offering within one year of the date of the promissory note, the amount of outstanding debt maturing being proportionate to the amount of proceeds of the future offering, or (ii) in partial installments through October of 2028, the outstanding balance being paid annually until the balance owed is paid in full.

NOTE 11 — DUE TO ALSET INC.

Alset Inc (“AEI”) is our ultimate holding company that is incorporated in the United States of America. The amount due to AEI represents short-term working capital advances to the Company for its daily operations. There is no written, executed agreement and no financial/non-financial covenants and the amount due to AEI is non-interest bearing. Since the amount due to AEI is due upon request, it is classified as a current liability. The amounts due to AEI at September 30, 2024 and December 31, 2023 are $210,927 and $202,645 respectively.

On April 24, 2024, the Company entered into a Credit Facility Agreement (the “Credit Agreement”) with Alset Inc., pursuant to which AEI has provided the Company a line of credit facility (the “Credit Facility”) which provides a maximum, aggregate credit line of up to $1,000,000.

Pursuant to the Credit Agreement, the Company may request an advance (each, an “Advance”) on the Credit Facility. Each Advance shall bear a simple interest rate of three percent (3%) per annum. Each Advance and all accrued but unpaid interest shall be due and payable at the first (1st) anniversary of the effective date of the Credit Agreement. The Company may at any time during the term of the Credit Agreement prepay a portion or all amounts of its indebtedness without penalty. Each Advance shall not be secured by a lien or other encumbrance on any of the Company’s assets, but shall be solely a general unsecured debt obligation of the Company. On September 24, 2024 the Company drew $300,000 from the credit line and accrued $3,164 in interest. On September 30, 2024, $0 of this amount remained outstanding.

On September 24, 2024, the Company entered into a Debt Conversion Agreement (the “AEI Conversion”) with Alset Inc., pursuant to which a debt of $300,000 due to AEI was converted into shares of the Company’s common stock at a price per share of $0.63 for a total of 476,190 shares

NOTE 12 — DUE TO/FROM RELATED PARTIES

Due to Alset International Limited.

Alset International Limited (“AIL”) is incorporated in Singapore and is a fellow subsidiary of the common parent company, Alset Inc. The amount due to AIL represents short-term working capital advances to the Company for its daily operations. There is no written, executed agreement and no financial/non-financial covenants and the amount due to AIL is non-interest bearing. Since the amount due to AIL is due upon request, it is classified as a current liability. The amounts due to AIL at September 30, 2024 and December 31, 2023 are $281,140 and $1,729,901, respectively.

On September 24, 2024, the Company entered into a Debt Conversion Agreement (the “AIL Conversion”) with Alset International Limited, pursuant to which a debt of $3,501,759 due to AIL was converted into shares of the Company’s common stock at a price per share of $0.63 for a total of 5,558,347 shares.

Due to Alset Business Development Pte. Limited.

Alset Business Development Pte. Limited (“ABD”) is incorporated in Singapore and is a fellow subsidiary of the common parent company, Alset Inc. The amount due to ABD represents amount loaned by ABD to Hapi Cafe Inc. (“HCI”) for the investment in Ketomei Pte. Ltd (“Ketomei”) in March 2022. There is no written, executed agreement and no financial/non-financial covenants and the amount due to ABD is non-interest bearing. Since the amount due to ABD is due upon request, it is classified as a current liability. The amounts due to ABD at September 30, 2024 and December 31, 2023 are $190,097 and $184,507, respectively.

Due to BMI Capital Partners International Limited.

BMI Capital Partners International Limited (“BMI”) is incorporated in Hong Kong and is a fellow subsidiary of the common parent company, Alset Inc. The amount due to BMI represents short-term working capital advances to the Company for its daily operations. There is no written, executed agreement and no financial/non-financial covenants and the amount due to BMI is non-interest bearing. Since the amount due to BMI is due upon request, it is classified as a current liability. The amounts due to BMI at September 30, 2024 and December 31, 2023 are $2,992 and $1,442, respectively.

F-18

General and Administrative Services

Commencing on the date the Company’s common stock was first listed on the Nasdaq, the Company has agreed to pay to Alset Management Group Inc. a total of $10,000 per month for office space, utilities, and secretarial and administrative support for up to 24 months. Upon completion of the Business Combination, the Company ceased paying these monthly fees. During the nine months ended September 30, 2024 and 2023, the Company recorded a charge of $0 and $90,000, to the statement of operations pursuant to the agreement.

Related Party Loans

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors were permitted to, but were not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes were to be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Placement Units. The Business Combination has closed, and there are no amounts outstanding under these Working Capital Loans. No amounts were converted into the units at the Business Combination.

Extension Loan

On May 1, 2023, the Company amended the Investment Management Trust Agreement (the “Trust Agreement”) with Wilmington Trust, National Association, a national banking association, which was entered into on January 31, 2022. On May 2, 2023 the Company filed an Amendment to the Amended and Restated Certificate of Incorporation. The Trust Agreement and Amended and Restated Certificate of Incorporation were amended, in part, so that the Company’s ability to complete a business combination was extended in additional increments of one month up to a total of twenty-one (21) additional months from the closing date of the Offering, subject to the payment into the trust account by the Company of one-third of 1% of the funds remaining in the trust account following any redemptions in connection with the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation. The Sponsor funded the first 30-day extension payment on May 3, 2023. The Sponsor also made subsequent extension payments on June 5th and July 6th of $68,928 and $69,158, respectively. The Sponsor was entitled to the repayment of these extension payments, without interest. As of September 30, 2024 and December 31, 2023 there was $0 and $205,305 outstanding under the extension loan, respectively.

NOTE 13 — RELATED PARTY TRANSACTIONS

On August 31, 2023, Hapi Café Inc. and Ketomei Pte. Ltd. entered into a binding term sheet pursuant to which HCI agreed to lend Ketomei up to $36,634 pursuant to a convertible loan, with a term of 12 months. After the initial 12 months, the interest on such loan will be 3.5%. This loan was written off upon the acquisition of Ketomei in February 2024.

On October 26, 2023, the same parties entered into another binding term sheet pursuant to which HCI agreed to lend Ketomei up to $37,876 pursuant to a non- convertible loan, with a term of 12 months. After the initial 12 months, the interest on such loan will be 3.5%. This loan was written off upon the acquisition of Ketomei in February 2024.

On February 20, 2024, the Company invested additional $312,064 for an additional 38.41% ownership interest in Ketomei by converting $312,064 of convertible loan. The loan was impaired at the year ended December 31, 2023, therefore, $312,064 was transferred from impairment of convertible loan to impairment of equity method investment. After this additional investment, the Company owns 55.65% of Ketomei’s outstanding shares and Ketomei is consolidated into the financial statements of the Company beginning on February 20, 2024.

On March 20, 2024, the Company entered into a securities purchase agreement with Sharing Services Global Corporation (“SHRG”), pursuant to which the Company purchased from SHRG a (i) Convertible Promissory Note (“CN 1”) in the amount of $250,000, convertible into 208,333,333 shares of SHRG’s common stock at the option of the Company, and (ii) certain warrants exercisable into 208,333,333 shares of SHRG’s common stock at an exercise price of $0.0012 per share, the exercise period of the warrant being five (5) years from the date of the securities purchase agreement, for an aggregate purchase price of $250,000. At the time of filing, the Company has not converted any of the debt contemplated by CN 1 nor exercised any of the warrants.

On May 9, 2024, the Company entered into a securities purchase agreement with Sharing Services Global Corporation, pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 2”) in the amount of $250,000, convertible into 125,000,000 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $250,000. CN 2 bears an 8% interest rate and has a scheduled maturity three years from the date of the CN 2. Additionally, upon signing CN 2, SHRG owed the Company a commitment fee of 8% of the principal amount, $20,000 in total, to be paid either in cash or in common stock of SHRG, at the discretion of the Company.

On June 6, 2024, the Company entered into a securities purchase agreement with Sharing Services Global Corporation, pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 3”) in the amount of $250,000, convertible into 2,500,000,000 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $250,000. CN 3 bears an 8% interest rate and has a scheduled maturity three years from the date of the CN 3. Additionally, upon signing CN 3, SHRG owed the Company a commitment fee of 8% of the principal amount, $20,000 in total, to be paid either in cash or in common stock of SHRG, at the discretion of the Company.

On June 19, 2024, the Company and Sharing Services Global Corporation entered into an addendum to this securities purchase agreement to (i) amend the number of shares of the common stock of SHRG that the June 6, 2024 note would be convertible into from 2,500,000,000 to 125,000,000; and (ii) amend the conversion rate from $0.0001 to $0.002.

On August 13, 2024, the Company entered into a securities purchase agreement with Sharing Services Global Corporation, pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 4”) in the amount of $100,000, convertible into 50,000,000 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $100,000. CN 4 bears an 8% interest rate and has a scheduled maturity three years from the date of the CN 4. Additionally, upon signing CN 4, SHRG owed the Company a commitment fee of 8% of the principal amount, $8,000 in total, to be paid either in cash or in common stock of SHRG, at the discretion of the Company.

As of September 30, 2024, a total of $48,000 in commitment fees and $23,526 of convertible note interest was recorded under other receivable.

SHRG is a related party of our Company, as our stockholders Alset Inc. and Alset International Limited, in addition to certain entities affiliated with them, are significant stockholders of SHRG, and our Chief Executive Officer and Chairman are also the Chief Executive Officer and Chairman, respectively, of SHRG.

F-19

Financial assets measured at fair value on a recurring basis are summarized below and disclosed on the consolidated balance sheet as of September 30, 2024:

	Fair Value Measurement Using			Amount at
	Level 1	Level 2	Level 3	Fair Value
September 30, 2024
Assets
Warrants – SHRG	$-	$3,891	$-	$3,891
Convertible loans receivable – SHRG	-	739,590	-	739,590

Total Investment in securities at Fair Value	$-	$743,481	$-	$743,481

The fair value of the SHRG warrants under level 2 category as of September 30, 2024 was calculated using a binomial option pricing model valued with the following weighted average assumptions:

September 30, 2024

Stock price	$0.1000
Exercise price	$1.6800
Risk free interest rate	3.56%
Annualized volatility	167.12%
Dividend Yield	$0.00%
Year to maturity	4.46

The Company has elected to recognize the convertible loan at fair value and therefore there was no further evaluation of embedded features for bifurcation. The Company engaged third party valuation firm to perform the valuation of convertible loans. The fair value of the convertible loans is calculated using the binomial tree model based on probability of remaining as straight debt using discounted cash flow with the following assumptions:

	As of September 30, 2024
CN#	1	2	3	4
Issued date	March 18, 2024	May 9, 2024	June 6, 2024	August 13, 2024
Risk-free interest rate	3.598%	3.585%	3.578%	3.561%
Expected life	2.46 year	2.60 year	2.68 year	2.87 year
Discount rate	6.00%	8.00%	8.00%	8.00%
Expected volatility	185.574%	185.574%	185.574%	185.574%
Expected dividend yield	0%	0%	0%	0%

Fair value	$212,558	$224,894	$214,893	$87,245

Changes in the observable input values would likely cause material changes in the fair value of the Company’s Level 2 financial instruments. A significant increase (decrease) in this likelihood would result in a higher (lower) fair value measurement.

Revenue from F&B business amounting to approximately $555 and $2,209 during the three months ended September 30, 2024 and 2023, respectively, was related to corporate sales. Revenue from F&B business amounting to approximately $3,904 and $4,981 during the nine months ended September 30, 2024 and 2023, respectively, was related to corporate sales. That revenue was derived from corporate sales to related parties who purchased meals and paid for their staff.

Included in Accounts Receivable, net at September 30, 2024 and December 31, 2023 is $11,683 and $7,405, respectively, of amounts due from related parties.

Included in other income during the three months ended September 30, 2024 and 2023 is $1,646 and $1,681, respectively of rental income from related parties. Included in other income during the nine months ended September 30, 2024 and 2023 is $4,902 and $5,071, respectively of rental income from related parties.

NOTE 14 — STOCKHOLDERS’ EQUITY

The total amount of authorized capital stock of the Company is 56,000,000 shares, consisting of (a) 55,000,000 shares of common stock, and (b) 1,000,000 shares of preferred stock . As of September 30, 2024, there were no shares of preferred stock outstanding.

The Company previously had shares of Class B common stock outstanding, which automatically converted into Class A common stock at the time of the Business Combination, on a one-for-one basis.

Rights - Each holder of a right automatically received one-tenth (1/10) of one share of common stock upon consummation of the Business Combination.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants became exercisable 30 days after the completion of the Business Combination. The Public Warrants will expire five years after the completion of the Business Combination.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

F-20

Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants.

The Private Placement Warrants are identical to the Public Warrants underlying the Units being sold in the Initial Public Offering except the Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) were transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

The following table summarizes the warrant activity for the nine months ended September 30, 2024 and 2023.

	Warrant for	Weighted	Remaining Contractual	Aggregate
	Common	Average	Term	Intrinsic
	Shares	Exercise Price	(Years)	Value
Warrants Outstanding as of December 31, 2023	4,549,375	$11.5	5.03	$-
Warrants Vested and exercisable at December 31, 2023	4,549,375	$11.5	5.03	$-
Granted	-	-
Exercised	-	-
Forfeited, cancelled, expired	(5)	-
Warrants Outstanding as of September 30, 2024	4,549,370	$11.5	4.28	$-
Warrants Vested and exercisable at September 30, 2024	4,549,370	$11.5	4.28	$-

	Warrant for	Weighted	Remaining Contractual	Aggregate
	Common	Average	Term	Intrinsic
	Shares	Exercise Price	(Years)	Value
Warrants Outstanding as of December 31, 2022	4,549,375	$11.5	6.03	$-
Warrants Vested and exercisable at December 31, 2022	4,549,375	$11.5	6.03	$-
Granted	-	-
Exercised	-	-
Forfeited, cancelled, expired	-	-
Warrants Outstanding as of September 30, 2023	4,549,375	$11.5	5.28	$-
Warrants Vested and exercisable at September 30, 2023	4,549,375	$11.5	5.28	$-

Issuance of HWH Shares to EF Hutton

On December 18, 2023, the Company entered into a Satisfaction and Discharge of Indebtedness Agreement in connection with an underwriting agreement previously entered into by the Company and EF Hutton, a division of Benchmark Investments, LLC, under which in lieu of the Company tendering the full amount due of $3,018,750, the underwriters accepted a combination of $325,000 in cash payable upon the closing of the Business Combination, 149,443 shares of the Company’s common stock and a $1,184,375 promissory note as full satisfaction. This agreement was effective at the closing of the Business Combination on January 9, 2024. The 149,443 shares were issued at the price of $10.10, totaling the amount of $1,509,375. The fair value of the Company shares at issuance on January 9, 2024 was $2.82 per share or $421,429. No gain or loss was recognized upon issuance of the shares on January 9, 2024 as this was an adjustment to prior underwriting costs accounted for in equity.

NOTE 15 —LEASES

The Company has operating leases for its office spaces, one F&B store in South Korea and two F&B stores in Singapore. In the second quarter of 2024, the Company ceased its operations of F&BPLQ and recorded a gain on termination of the operating lease of $248, which is included in other income on the Company’s Statement of Operations for the nine months ended September 30, 2024.

The related lease agreements do not contain any material residual value guarantees or material restrictive covenants. Since the Company’s leases do not provide an implicit rate that can be readily determined, management uses a discount rate based on the incremental borrowing rate. The Company’s weighted-average remaining lease term relating to its operating leases is 1.92 years, with a weighted-average discount rate of 3.78%.

The Company has also utilized the following practical expedients:

●	Short-term leases – for leases that are for a period of 12 months or less, the Company will not apply the recognition requirements of ASC 842.

●	For leases that contain related non-lease components, such as maintenance, the Company will account for these payments as a single lease component.

F-21

The current portion of operating lease liabilities and the non-current portion of operating lease liabilities are presented on the balance sheets. Total lease expenses amounted to $117,806 and $126,042, which were included in general and administrative expenses in the statements of operations for the three months ended September 30, 2024 and 2023, respectively. Total lease expenses amounted to $377,945 and $382,080, which were included in general and administrative expenses in the statements of operations for the nine months ended September 30, 2024 and 2023, respectively. Total cash paid for operating leases amounted to $134,884 and $139,044 for the three months ended September 30, 2024 and 2023, respectively. Total cash paid for operating leases amounted to $391,884 and $425,951 for the nine months ended September 30, 2024 and 2023, respectively. In addition, the Company leases certain equipment on a short-term (12 months or less) basis. Total short-term lease expense of $6,881 and $20,237 is included in general and administrative expenses for the three months ended September 30, 2024 and 2023, respectively. Total short-term lease expense of $17,200 and $22,585 is included in general and administrative expenses for the nine months ended September 30, 2024 and 2023, respectively. Supplemental balance sheet information related to operating leases was as follows:

	September 30, 2024	December 31, 2023

Right-of-use assets	$711,458	$598,508

Lease liabilities - current	$438,011	$429,687
Lease liabilities - non-current	286,759	182,380
Total lease liabilities	$724,770	$612,067

As of September 30, 2024, the aggregate future minimum rental payments under non-cancelable agreements are as follows:

Maturity of Lease Liabilities	Total

12 months ending September 30, 2025	$456,321
12 months ending September 30, 2026	187,707
12 months ending September 30, 2027	106,436
Total undiscounted lease payments	$750,464
Less: Imputed interest	(25,694)
Present value of lease liabilities	$724,770
Operating lease liabilities - Current	438,011
Operating lease liabilities - Non-current	$286,759

NOTE 16 — COMMITMENTS AND CONTINGENCIES

From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against the Company or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition. For all periods presented, the Company was not a party to any pending material litigation or other material legal proceedings.

NOTE 17 —DISAGGREGATION OF REVENUE

Selected financial information of the Company’s operating revenue for disaggregated revenue purposes by revenue source are as follows: Product sales only represent sales to members, not third parties who are not members.

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023
Membership Fee	$-	$-
Product Sales	-	-
Food and Beverage	345,523	226,907
Total	$345,523	$226,907

	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Membership Fee	$-	$12,583
Product Sales	-	184
Food and Beverage	966,515	609,900
Total	$966,515	$622,667

F-22

NOTE 18 — CONCENTRATION RISK

The Company maintains cash balances at various financial institutions in different countries. These balances are usually secured by the central banks’ insurance companies. At times, these balances may exceed the insurance limits. As of September 30, 2024 and December 31, 2023, uninsured cash balances were $799,659 and $21,989,947, respectively.

Major Suppliers

For the three and nine months ended September 30, 2024, five suppliers accounted for approximately over 79% and 82% of the Company’s total costs of revenue, respectively.

For the three and nine months ended September 30, 2023, five suppliers accounted for approximately over 67% and 60% of the Company’s total costs of revenue, respectively.

NOTE 19 — INVESTMENT IN ASSOCIATE & CONVERTIBLE NOTES RECEIVABLE, RELATED PARTY

Until February 20, 2024, the Company held an equity method investment in a related party, Ketomei, and also had a convertible note receivable with Ketomei. The following table shows the activity of the investment and note during the nine months ended September 30, 2024.

	December 31, 2023	Additions	Loss on investment	Impairment	September 30, 2024
Investment in associate, related party	$-	$14,744	$(14,744)	$-	$-
Convertible note receivable, related party	-	42,328	-	(42,328)	-
Total	$-	$57,072	$(14,744)	$(42,328)	$-

	December 31, 2022	Additions	Loss on investment	Impairment	September 30, 2023
Investment in associate, related party	$155,369	$51,532	$(70,336)	$-	$136,565
Convertible note receivable, related party	198,125	128,021	-	-	326,146
Total	$353,494	$179,553	$(70,336)	$-	$462,711

During the first nine months of 2024, the Company impaired convertible note receivable of $42,328 to $0 and total impairment expenses were $42,328.

On February 20, 2024, the Company invested an additional $312,064 for an additional 38.41% ownership interest in Ketomei by converting $312,064 of convertible loan. The loan was impaired at the year ended December 31, 2023, therefore, $312,064 was transferred from impairment of convertible loan to impairment of equity method investment. After this additional investment, the Company owns 55.65% of Ketomei’s outstanding shares and Ketomei is consolidated into the financial statements of HWH International Inc. beginning on February 20, 2024.

During the nine months ended September 30, 2024, the Company held convertible notes receivable with SHRG. The following table shows the activity of the notes during the nine months ended September 30, 2024.

	December 31, 2023	Additions	Net Unrealized Losses	September 30, 2024
Convertible note receivable - related party	$-	$850,000	$110,410	$739,590
Total	$-	$850,000	$110,410	$739,590

During the nine months ended September 30, 2024, the Company revalued the convertible note receivable with SHRG of $850,000 to $739,590. The total $256,555 revaluated loss amount was booked in unrealized loss on convertible note receivable – related party and $146,145 revaluated gain amount was booked in additional paid in capital as this was a related party transaction.

F-23

NOTE 20 — CHANGE IN FISCAL YEAR

In connection with the Business Combination, the Company changed its fiscal year from November 30 to December 31. The Company has recently reported its audited financial statements on form 10-K for the year ended November 30, 2023. The Company’s financial statement for one month of December 2023, that were not previously reported include expenses related to business combination, ordinary business expenses and investment income.

HWH INTERNATIONAL INC.

(Formerly known as Alset Capital Acquisition Corp.)
CONDENSED CONSOLIDATED BALANCE SHEETS

December 31, 2023
ASSETS
Current assets:
Cash	$280,398
Other current assets	100,000
Total current assets	380,398

Cash and marketable securities held in Trust Account	21,346,768
Total assets	$21,727,166

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$30,155
Extension Loan – Related Party	205,305
Total current liabilities	235,460

Deferred underwriting compensation	3,018,750
Total liabilities	3,254,210

Commitments and contingencies	-

Temporary equity:
Class A common stock subject to possible redemption; 1,976,036 shares (at approximately $10.35 per share) as of December 31, 2023	20,457,011

Stockholders’ deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-
Class A common stock, $0.0001 par value; 50,000,000 shares authorized; 473,750 issued and outstanding (excluding 1,976,036 shares subject to possible redemption) as of December 31, 2023	47
Class B common stock, $0.0001 par value; 5,000,000 shares authorized; 2,156,250 shares issued and outstanding as of December 31, 2023	216

Accumulated deficit	(1,984,318)
Total stockholders’ deficit	(1,984,055)
Total liabilities and stockholders’ deficit	$21,727,166

F-24

HWH INTERNATIONAL INC.

(Formerly known as Alset Capital Acquisition Corp.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the One
Month Ended
December 31, 2023
EXPENSES
Administration fee - related party	$10,000
General and administrative	610,841
TOTAL EXPENSES	620,841

OTHER INCOME
Investment income earned on cash and marketable securities held in Trust Account	94,130
Other Income	155,763
TOTAL OTHER INCOME	249,893

Pre-tax loss	370,948

Income tax expense	-

Net loss	$370,948

NOTE 21 — SUBSEQUENT EVENT

Entry into a Material Definitive Agreement

On November 25, 2024, the Company entered into a stock purchase agreement with Alset Inc. (“AEI”), pursuant to which Alset Inc. agreed to purchase 4,411,764 shares of the Company’s common stock for a purchase price of $0.68 per share. Alset Inc. is the majority shareholder of the Company, and immediately prior to the effectiveness of the stock purchase agreement, Alset directly and through its subsidiaries owned 88.8% of the issued and outstanding shares of HWH common stock.

F-25

HWH International Inc.

(Formerly known as Alset Capital Acquisition Corp.)

CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2023 and 2022

F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

HWH International Inc. (formerly known as Alset Capital Acquisition Corp.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of HWH International Inc. (formerly known as Alset Capital Acquisition Corp.) and its subsidiary (collectively, (the “Company”)) as of November 30, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2023 and 2022, and the results of their operations and their cash flows for the years ended November 30, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has no operating income, working capital deficit and negative cash flow from operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2021.

Houston, Texas

February 28, 2024

F-27

HWH INTERNATIONAL INC.

(Formerly known as Alset Capital Acquisition Corp.)
CONSOLIDATED BALANCE SHEETS

	November 30, 2023	November 30, 2022
ASSETS
Current assets:
Cash	$585,654	$1,172,581
Due from Sponsor	-	13,000
Other current assets	117,500	9,043
Total current assets	703,154	1,194,624

Cash and marketable securities held in Trust Account	21,252,639	88,102,610
Total assets	$21,955,793	$89,297,234

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$632,270	$376,541
Extension Loan – Related Party	205,305	-
Total current liabilities	837,575	376,541

Deferred underwriting compensation	3,018,750	3,018,750
Total liabilities	3,856,325	3,395,291

Commitments and contingencies (Note 6):	-	-

Temporary equity:
Class A common stock subject to possible redemption; 1,976,036 and 8,625,000 shares (at approximately $10.35 and $10.20 per share) as of November 30, 2023 and November 30, 2022, respectively	20,457,011	87,934,212

Stockholders’ deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Class A common stock, $0.0001 par value; 50,000,000 shares authorized; 473,750 issued and outstanding (excluding 1,976,036 and 8,625,000 shares subject to possible redemption) as of November 30, 2023 and November 30, 2022, respectively	47	47
Class B common stock, $0.0001 par value; 5,000,000 shares authorized; 2,156,250 shares issued and outstanding as of November 30, 2023 and November 30, 2022, respectively	216	216

Additional paid-in capital	-	-
Accumulated deficit	(2,357,806)	(2,032,532)
Total stockholders’ deficit	(2,357,543)	(2,032,269)
Total liabilities and stockholders’ deficit	$21,955,793	$89,297,234

The accompanying notes are an integral part of these consolidated financial statements.

F-28

HWH INTERNATIONAL INC.

(Formerly known as Alset Capital Acquisition Corp.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year	For the Year
	Ended	Ended
	November 30, 2023	November 30, 2022
EXPENSES
Administration fee - related party	$120,000	$100,000
General and administrative	1,124,516	589,646
TOTAL EXPENSES	1,244,516	689,646

OTHER INCOME
Investment income earned on cash and marketable securities held in Trust Account	2,215,619	990,110
TOTAL OTHER INCOME	2,215,619	990,110

Pre-tax income	971,103	300,464

Income tax expense	(422,230)	(186,923)

Net income	$548,873	$113,541

Weighted average number of shares of Class A common stock outstanding, basic and diluted	5,218,670	7,478,425
Basic and diluted net income per share of Class A common stock	$0.07	$0.01

Weighted average number of shares of Class B common stock outstanding, basic and diluted	2,156,250	2,156,250
Basic and diluted net income per share of Class B common stock	$0.07	$0.01

The accompanying notes are an integral part of these consolidated financial statements.

F-29

HWH INTERNATIONAL INC.

(Formerly known as Alset Capital Acquisition Corp.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED NOVEMBER 30, 2023 AND 2022

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at November 30, 2021	-	$-	2,156,250	$216	$24,784	$(5,000)	$20,000

Issuance of Shares at Initial Public Offering	8,625,000	863	-	-	86,249,137	-	86,250,000

Deferred underwriting compensation	-	-	-	-	(3,018,750)	-	(3,018,750)

Sale of Private Placement Units	473,750	47	-	-	4,737,453	-	4,737,500

Underwriter’s fees and other issuance costs	-	-	-	-	(2,200,348)	-	(2,200,348)

Remeasurement of Class A common stock to redemption value	(8,625,000)	(863)	-	-	(87,111,637)	-	(87,112,500)

Class A Common Stock Measurement Adjustment	-	-	-	-	1,319,361	(1,319,361)	-

Remeasurement of Class A common stock subject to possible redemption to redemption amount	-	-	-	-	-	(821,712)	(821,712)

Net income	-	-	-	-	-	113,541	113,541

Balance at November 30, 2022	473,750	$47	2,156,250	$216	$-	$(2,032,532)	$(2,032,269)

Remeasurement of Class A common stock subject to possible redemption to redemption amount	-	-	-	-	-	(668,842)	(668,842)

Additional amount deposited into trust for loan extension	-	-	-	-	-	(205,305)	(205,305)

Net income	-	-	-	-	-	548,873	548,873

Balance at November 30, 2023	473,750	$47	2,156,250	$216	$-	$(2,357,806)	$(2,357,543)

The accompanying notes are an integral part of these consolidated financial statements.

F-30

HWH INTERNATIONAL INC.

(Formerly known as Alset Capital Acquisition Corp.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended	Ended
	November 30, 2023	November 30, 2022
Cash Flows from Operating Activities:
Net income	$548,873	$113,541
Adjustments to reconcile net income to net cash used in operating activities:
Investment income earned on cash and marketable securities held in Trust Account	(2,215,619)	(990,110)
Formation and organization costs paid by related parties	-	5,000
Changes in operating assets and liabilities:
Other current assets	(108,457)	(9,043)
Accounts payable and accrued expenses	255,729	366,541
Net Cash Used in Operating Activities	(1,519,474)	(514,071)

Cash Flows from Investing Activities:
Due from Sponsor	13,000	(13,000)
Cash withdrawn from Trust Account for taxes	919,547	-
Cash withdrawn form Trust Account for redemptions	68,351,348	-
Cash deposited into Trust Account	(205,305)	(87,112,500)
Net Cash Provided By (Used in) Investing Activities	69,078,590	(87,125,500)

Cash Flows from Financing Activities:
Proceeds from sale of Units in Public Offering, net of underwriting fee	-	84,525,000
Repayment of Class A Common Stock	(68,351,348)	-
Proceeds from sale of Private Placement Units	-	4,737,500
Proceeds from extension loan	205,305	-
Proceeds from related party advances	33,475	-
Repayment of related party advances	(33,475)	(211,153)
Payment of offering costs	-	(289,195)
Net Cash (Used in) Provided by Financing Activities	(68,146,043)	88,762,152

Net change in cash	(586,927)	1,122,581
Cash at beginning of the year	1,172,581	50,000
Cash at end of the year	$585,654	$1,172,581

Supplemental disclosure of non-cash financing activities:
Deferred underwriters’ commissions charged to temporary equity in connection with the Initial Public Offering	$-	$3,018,750
Class A Common Stock measurement adjustment	$-	$1,319,361
Initial classification of Class A Common Stock subject to redemption	$-	$87,112,500
Remeasurement of Class A Common Stock subject to redemption	$668,842	$821,712
Extension funds attributable to common stock subject to redemption	$205,305	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-31

HWH INTERNATIONAL INC.

(Formerly known as Alset Capital Acquisition Corp.)

Notes to the CONSOLIDATED financial statements

FOR THE YEARS ENDED NOVEMBER 30, 2023 AND 2022

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY

HWH International Inc. (the “Company”) was incorporated in Delaware on October 20, 2021 under the name Alset Capital Acquisition Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company consummated the Business Combination on January 9, 2024 and changed its name from Alset Capital Acquisition Corp. to HWH International Inc. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of November 30, 2023, the Company has not commenced any operations. All activity for the period from October 20, 2021 (inception) through November 30, 2023 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below and the pursuit of a suitable acquisition candidate. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected November 30 as its fiscal year end, which upon closing of Business Combination on January 9, 2024 has automatically changed to December 31.

On September 9, 2022, the Company entered into an agreement and plan of merger (the “Merger Agreement”) by and among the Company, HWH International Inc., a Nevada corporation (“HWH”) and HWH Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of the Company (“Merger Sub”). The Company and Merger Sub are sometimes referred to collectively as the “ACAX Parties.” Pursuant to the Merger Agreement, a business combination between the Company and HWH was to be effected through the merger of Merger Sub with and into HWH, with HWH surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). Upon the closing of the Merger (the “Closing”), the Company changed its name to “HWH International Inc.” Prior to the Closing, the board of directors of the Company (i) approved and declared advisable the Merger Agreement, the Ancillary Agreements (as defined in the Merger Agreement) and the transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related transactions by the stockholders of the Company.

HWH is wholly–owned by Alset International Limited, a public company listed on the Singapore Exchange Securities Trading Limited. Alset International Limited is majority-owned and controlled by certain officers and directors of the Company and its sponsor. The Company’s sponsor is owned by Alset International Limited and Alset Inc.; Alset Inc. is the majority stockholder of Alset International Limited, and Chan Heng Fai, the Company’s Chairman is also the majority stockholder, Chairman and Chief Executive Officer of Alset Inc., and the Chairman and Chief Executive Officer of HWH and Alset International Limited. The Merger was consummated on January 9, 2024, following the receipt of the required approval by the shareholder of HWH and the satisfaction of certain other customary closing conditions. This transaction was approved by the stockholders of the Company at the Special Meeting of stockholders held on August 1, 2023.

The total consideration paid at Closing (the “Merger Consideration”) by the Company to the HWH shareholders was $125,000,000, and was paid in shares of Class A common stock, par value $0.0001 per share, of the Company (“Company Common Stock”). The number of shares of the Company Common Stock to be paid to the shareholders of HWH as Merger Consideration will be 12,500,000. Refer to Note 9 – Subsequent Event.

The registration statement for the Company’s Initial Public Offering was declared effective on January 31, 2022. On February 3, 2022, the Company consummated the Initial Public Offering of 8,625,000 units (“Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $86,250,000, which includes the full exercise of the underwriters’ option to purchase an additional 1,125,000 Units generating additional gross proceeds to the Company of $11,250,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale of 473,750 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in private placement to Alset Acquisition Sponsor, LLC (the “Sponsor”) generating gross proceeds to the Company in the amount of $4,737,500.

F-32

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.10 per Unit sold in the Initial Public Offering, including proceeds from the Private Placement Units, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s Certificate of Incorporation. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A common stock classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A common stock is subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). The Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place. Redemptions of the Company’s Public Shares may be subject to the satisfaction of conditions, including minimum cash conditions, pursuant to an agreement relating to the Company’s Business Combination.

If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its second amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

F-33

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company’s Amended and Restated Certificate of Incorporation of February 2, 2022 provided that if the Company had not completed a Business Combination within 12 months from the closing of Initial Public Offering (or 15 months if we had filed a proxy statement, registration statement or similar filing for an initial Business Combination within 12 months from the consummation of Initial Public Offering but had not completed the initial Business Combination within such 12-month period, or up to 21 months if we extend the period of time to consummate a Business Combination, at the election of the Company by two separate three month extensions, subject to satisfaction of certain conditions, including the deposit of up to $862,500 ($0.10 per unit in either case) for each three month extension, into the trust account, or as extended by the Company’s stockholders in accordance with our amended and restated certificate of incorporation), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founders Shares have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Founder Shares acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

F-34

On May 1, 2023, the Company amended the Investment Management Trust Agreement (the “Trust Agreement”) with Wilmington Trust, National Association, a national banking association (“Wilmington Trust”), which was entered into on January 31, 2022 and on May 2, 2023 the Company filed an Amendment to the Amended and Restated Certificate of Incorporation. The Trust Agreement and Amended and Restated Certificate of Incorporation are now amended, in part, so that the Company’s ability to complete a business combination may be extended in additional increments of one month up to a total of twenty-one (21) additional months from the closing date of the Offering, subject to the payment into the trust account by the Company of one-third of 1% of the funds remaining in the trust account following any redemptions in connection with the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation.

In connection with the Special Meeting on May 1, 2023, Class A Common Stock stockholders redeemed 6,648,964 shares for approximately $68.4 million held in the Trust Account.

During the year ended November 30, 2023, the Company withdrew $919,547 from the Trust account. $706,490 of these funds were used to pay income and franchise taxes. $213,057 remain in the Company’s bank account for future taxes and dissolution expenses.

Going Concern and Management’s Plan

The Company expects to incur significant costs in pursuit of its acquisition plans and will not generate any operating revenues until after the completion of its initial business combination, at the earliest. In addition, the Company expects to have negative cash flows from operations as it pursues an initial business combination target. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” the Company does not currently have adequate liquidity to sustain operations, which consist solely of pursuing a Business Combination.

On January 9, 2024, the Company consummated the business combination (the “Closing”) contemplated by the previously announced Agreement and Plan of Merger, dated as of September 9, 2022 (the “Merger Agreement”). The Company’s common stock commenced trading on the Nasdaq Global Market LLC under the ticker symbol “HWH” on January 9, 2024, and the Company’s warrants are expected to commence trading under the symbol “HWHW” at a later date.

The Company has incurred continuing losses from its operations and has a working capital deficit $134,421 as of November 30, 2023. The Company has no operating income and incurs continuing operating expenses. There are no assurances the Company will be able to raise capital on acceptable terms or that cash flows generated from its operations will be sufficient to meet its current operating costs. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its business, which could harm its financial condition and operating results.

These conditions raise substantial doubt about the Company’s ability to continue ongoing operations. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F-35

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $585,654 and $1,172,581 as of November 30, 2023 and November 30, 2022, respectively. The Company had no cash equivalents as of November 30, 2023 and November 30, 2022.

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Investments held in Trust Account

At November 30, 2023 and 2022, the Company had approximately $21.3 million and $88.1 million, respectively, in investments in treasury securities held in the Trust Account.

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of the Financial Accounting Standards Board (“FASB”) ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, Offering Costs. Offering costs of $475,348 consist principally of costs incurred in connection with the preparation for the Initial Public Offering. These costs, together with the underwriter’s discount of $4,743,750, were allocated between temporary equity, the Public Warrants and the Private Units in a relative fair value method upon completion of the Initial Public Offering.

Class A common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Common stock subject to possible redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including shares of common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at November 30, 2023 and 2022, the Class A common stock subject to possible redemption in the amount of $20,457,011 and $87,934,212, respectively, are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Net income per share

Net income (loss) per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The Company applies the two-class method in calculating earnings per share. Earnings and losses are shared pro rata between the two classes of shares. The calculation of diluted income (loss) per share of common stock does not consider the effect of the warrants issued in connection with the Initial Public Offering because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted earnings per common stock are the same as basic earnings per ordinary share for the periods presented.

The following tables reflects the calculation of basic and diluted net income (loss) per common share:

	For the Year Ended November 30, 2023
	Class A	Class B
Basic and diluted net income per share of common stock
Numerator:
Allocation of net income	$388,396	$160,477
Denominator:
Basic and diluted weighted average shares outstanding	5,218,670	2,156,250

Basic and diluted net income per share of common stock	$0.07	$0.07

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	For the Year Ended November 30, 2022
	Class A	Class B
Basic and diluted net income per share of common stock
Numerator:
Allocation of net income	$88,130	$25,357
Denominator:
Basic and diluted weighted average shares outstanding	7,478,425	2,156,250

Basic and diluted net income per share of common stock	$0.01	$0.01

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statements’ recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of November 30, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Inflation Reduction Act (“IR Act”) was enacted on August 16, 2022. The IR Act includes provisions imposing a 1% excise tax on share repurchases that occur after December 31, 2022 and introduces a 15% corporate alternative minimum tax (“CAMT”) on adjusted financial statement income. The CAMT will be effective for us beginning in fiscal 2024. We currently are not expecting the IR Act to have a material adverse impact to our consolidated financial statements.

Delaware Franchise Tax

Delaware, where the Company is incorporated, imposes a franchise tax that applies to most business entities that are formed or qualified to do business, or which are otherwise doing business, in Delaware. Delaware franchise tax is based on authorized shares or on assumed par and non-par capital, whichever yields a lower result. Under the authorized shares method, each share is taxed at a graduated rate based on the number of authorized shares. During years ended November 30, 2023 and 2022 the company incurred $205,000 and $168,398 in Delaware franchise tax respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

The Company had uninsured cash of $335,654 and $922,581 as of November 30, 2023, and November 30, 2022, respectively.

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Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 7,500,000 Units at a price of $10.00 per Unit generating gross proceeds to the Company in the amount of $75,000,000. Each Unit consists of one share of Class A common stock, one-half of one redeemable warrant (“Public Warrant”) and one right. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). Each right entitles the holder thereof to receive one-tenth (1/10) of one share of Class A common stock upon the consummation of an initial Business Combination.

On February 3, 2022, the underwriters purchased an additional 1,125,000 Units pursuant to the full exercise of the over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $11,250,000.

NOTE 4 — PRIVATE PLACEMENTS

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 440,000 Private Placement Units at a price of $10.00 per Private Placement Unit generating gross proceeds in the amount of $4,400,000. In connection with the full exercise of the over-allotment option, the Sponsor purchased an additional 33,750 Private Placement Units at a purchase price of $10.00 per Unit for total gross proceeds of $337,500. Each Private Placement Unit is comprised of one Class A common share, one-half of one warrant and one right. Each private placement right entitles the holder thereof to receive one-tenth (1/10) of one share of Class A common stock upon the consummation of an initial Business Combination. Each whole private placement warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

The proceeds from the sale of the Private Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

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NOTE 5 — RELATED PARTIES

Founder Shares

On November 8, 2021, the Sponsor received 2,156,250 shares of the Company’s Class B common stock (the “Founder Shares”) for $25,000. The Founder Shares include an aggregate of up to 281,250 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will equal, on an as-converted basis, to approximately 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (excluding the placement units and underlying securities). In connection with the exercise of the underwriters’ overallotment option, these shares are no longer subject to forfeiture.

The holder of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On November 8, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) May 8, 2022, or (ii) the consummation of the Initial Public Offering. As of November 30, 2023 and November 30, 2022, there was no amount outstanding under the Promissory Note.

Advances from Related Party

The Sponsor paid certain offering costs on behalf of the Company and advanced working capital to the Company. These advances are due on demand and are non-interest bearing. During the year ended November 30, 2022, the Sponsor paid a total of $75,000 of offering and operating costs on behalf of the Company. During the year ended November 30, 2022, the Company repaid the outstanding balance of $211,153. During the year ended November 30, 2023, the Sponsor paid a total of $33,475 of operating costs on behalf of the Company. During the year ended November 30, 2023, the Company repaid the outstanding balance. As of November 30, 2023 and November 30, 2022, $0 and $0 was due to the related party, respectively.

General and Administrative Services

Commencing on the date the Units are first listed on the Nasdaq, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support for up to 24 months. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. During the years ended November 30, 2023 and 2022, the Company recorded charges of $120,000 and $100,000, respectively, to the statement of operations pursuant to the agreement.

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Related Party Loans

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of November 30, 2023 and 2022, there were no amounts outstanding under the Working Capital Loans.

Extension Loan

On May 1, 2023, the Company amended the Investment Management Trust Agreement (the “Trust Agreement”) with Wilmington Trust, National Association, a national banking association (“Wilmington Trust”), which was entered into on January 31, 2022 and on May 2, 2023 the Company filed an Amendment to the Amended and Restated Certificate of Incorporation. The Trust Agreement and Amended and Restated Certificate of Incorporation are now amended, in part, so that the Company’s ability to complete a business combination may be extended in additional increments of one month up to a total of twenty-one (21) additional months from the closing date of the Offering, subject to the payment into the trust account by the Company of one-third of 1% of the funds remaining in the trust account following any redemptions in connection with the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation. The Sponsor has funded the first 30-day extension payment on May 3, 2023 and made subsequent extension payments on June 5th and July 6th totaling $205,305 payments during the year ended on November 30, 2023. The Sponsor is entitled to the repayment of these extension payments, without interest. If the Company completes its initial Business Combination, it will, at the option of the Sponsor, repay the extension payments out of the proceeds of the Trust Account released to it or issue securities of the Company in lieu of repayment. As of November 30, 2023 and 2022 there was $205,305 and $0, respectively, outstanding under the extension loan.

Due from Sponsor

Due from sponsor was $0 and $13,000 at November 30, 2023 and November 30, 2022, respectively and represents expenses paid by the Company on behalf of the Sponsor.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 1,125,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On February 3, 2022, the underwriters elected to fully exercise their over-allotment option. The Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $11,250,000.

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $1,725,000 in the aggregate, upon the closing of the Initial Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $ $3,018,750 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

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NOTE 7 — STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of November 30, 2023 and 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 50,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of November 30, 2023 and 2022, there were 473,750 shares of Class A common stock issued and outstanding, respectively, (excluding 1,976,036 and 8,625,000, respectively, shares of the Class A Common Stock subject to possible redemption that were classified as temporary equity in the accompanying balance sheets).

Class B Common Stock — The Company is authorized to issue 5,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of November 30, 2023 and 2022, there were 2,156,250 shares of Class B common stock issued and outstanding.

Only holders of the Class B common stock will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as otherwise required by law. In connection with our initial Business Combination, we may enter into a stockholders’ agreement or other arrangements with the stockholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those that were in effect upon completion of the Initial Public Offering.

The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination, on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, to 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering (excluding the placement units and underlying securities).

Rights - Except in cases where the Company is not the surviving company in a Business Combination, each holder of a right will automatically receive one-tenth (1/10) of one share of common stock upon consummation of the initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded to the nearest whole share or otherwise addressed in accordance with Section 155 of the Delaware General Corporation Law, as further described herein. We will make the determination of how we are treating fractional shares at the time of our initial Business Combination and will include such determination in the proxy materials we will send to stockholders for their consideration of such initial Business Combination.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

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The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination being declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering except the Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

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NOTE 8 — INCOME TAXES

The Company’s deferred tax assets are as follows at November 30, 2023 and 2022:

	November 30, 2023	November 30, 2022
Deferred tax asset
Net operating loss	$-	$-
Startup/organizational costs	327,760	241,940
Total deferred tax asset	327,760	241,940
Valuation allowance	(327,760)	(241,940)
Deferred tax asset, net of allowance	$-	$-

The income tax provision (benefit) consists of the following for the year November 30, 2023 and November 30, 2022:

	November 30, 2023	November 30, 2022
Federal
Current	$422,230	$186,923
Deferred	-	-
State and Local
Current	-	-
Deferred	-	-
Income tax provision / (benefit)	$422,230	$186,923

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended November 30, 2023 and 2022, the change in the valuation allowance was $203,935 and $123,825, respectively.

A reconciliation of the statutory tax rate to the Company’s effective tax rates for the year ended November 30, 2023 and 2022:

	Year Ended November 30, 2023	Year Ended November 30, 2022
Statutory federal income tax rate	21.00%	21.00%
State taxes, net of federal tax benefit	-	-
Other	1.48	-
Change in valuation allowance	21.00	41.21
Income tax provision (benefit)	43.48%	62.21%

NOTE 9 — SUBSEQUENT EVENT

The Company has evaluated events that have occurred after the balance sheet date through the date of this report and determined that the following transactions required disclosure.

On January 9, 2024, the Company announced the completion of its previously announced business combination. In connection with the Business Combination, Alset changed its name from Alset Capital Acquisition Corp. to HWH International Inc.

As a result of the Business Combination, each share of Class A common stock was cancelled and converted into shares of the Company’s common stock, on the terms set forth in the Merger Agreement, dated September 9, 2022. Pursuant to the terms of the Merger Agreement, the aggregate number of shares of Company common stock that was delivered as consideration in the Business Combination was 12,500,000 shares.

Also, as a result of the Business Combination, each outstanding share of Class B common stock, with par value of $0.0001 per share, of Alset (the “Class B Common Stock”), automatically converted into one share of Class A common stock, with $0.0001 par value per share, of Alset (the “Class A Common Stock”), and then subsequently converted into one share of Company common stock.

In lieu of the Company tendering the full amount of Deferred Underwriting Commission, the Company and EF Hutton entered into the Satisfaction Agreement, pursuant to which EF Hutton accepted a combination of $325,000 in cash (the “Cash Payment”) upon the closing of the business combination, 149,443 shares of the Company’s common stock (the “Shares”) and a $1,184,375 promissory note (the “Promissory Note”) as full satisfaction of the Deferred Underwriting Commission.

1,942,108 shares of the Company’s common stock were redeemed in connection with the Business Combination at a redemption price of $10.66 per share. Following the Business Combination, 909,875 new shares of the Company’s common stock were issued in connection with the conversion of rights into HWH common shares.

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HWH International Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended

December 31, 2023 and 2022

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

HWH International Inc. and Subsidiaries

Bethesda, Maryland

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of HWH International Inc. and Subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Consolidated Financial Statements

As discussed in Note 3 to the consolidated financial statements, the 2022 consolidated financial statements have been restated to correct certain misstatements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

GRASSI & CO., CPAs, P.C.

We have served as the Company’s auditor since 2022.

Jericho, New York

March 25, 2024, except for Note 19 as to which the date is December 3, 2024

F-46

HWH International Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2023	December 31, 2022 (as restated)
ASSETS

Current Assets
Cash	$878,803	$1,651,088
Accounts Receivable, net	28,611	9,070
Inventory	1,977	34,126
Other receivables	41,203	35,717
Convertible note receivable - related party	-	198,125
Prepaid expenses	6,862	17,828
Total Current Assets	$957,456	$1,945,954

Non-Current Assets
Property and Equipment, net	$129,230	$166,338
Investment in associate, related party	-	155,369
Deposits	298,324	305,036
Operating lease right-of-use assets, net	598,508	973,069
Total Non-Current Assets	$1,026,062	$1,599,812

TOTAL ASSETS	$1,983,518	$3,545,766

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$137,199	$60,771
Accrued commissions	85,206	143,383
Due to related parties, net	2,118,495	1,663,668
Operating lease liabilities - Current	429,687	419,303
Deferred revenue	-	21,198
Total Current Liabilities	$2,770,587	$2,308,323

Non-Current Liabilities
Operating lease liabilities - Non-current	$182,380	$559,330
Total Non-Current Liabilities	$182,380	$559,330

Commitments and Contingencies

Stockholders’ (Deficit) Equity
Preferred stock, US$0.001 par value; 10,000,000 shares authorized; none issued and outstanding as of December 31, 2023 and 2022	$-	$-
Common stock, US$.001 par value; 500,000,000 shares authorized; 10,000 shares issued and outstanding as of December 31, 2023, and 50,000,000 shares authorized; 10,000 shares issued and outstanding as of December 31, 2022	10	10
Accumulated other comprehensive loss	(197,040)	(200,039)
(Accumulated deficit) Retained earnings	(781,085)	873,306
Total HWH International Inc. Stockholders’ (deficit) equity	$(978,115)	$673,277
Non-controlling interests	8,666	4,836
Total Stockholders’ (Deficit) Equity	(969,449)	678,113

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$1,983,518	$3,545,766

The accompanying notes are an integral part of these consolidated financial statements.

F-47

HWH International Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

	Year Ended December 31, 2023	Year Ended December 31, 2022 (As restated)

Revenues:
- Membership	$12,293	$751,452
- Non-membership	818,226	451,438
Total Revenue	$830,519	$1,202,890

Cost of revenues
- Membership	$(13,827)	$(523,243)
- Non-membership	(320,998)	(165,122)
Total Cost of revenue	$(334,825)	$(688,365)

Gross profit	$495,694	$514,525

Operating expenses
General and administrative expenses	$(1,874,528)	$(1,471,898)
Impairment of convertible note receivable – related party, and investment in associate, related party	(493,898)	-
Total operating expenses	$(2,368,426)	$(1,471,898)

Other income (expense)
Other income	$187,282	$146,711
Unrealized gain (loss) on related party transactions	68,787	(29,551)
Loss on equity method investment, related party	(33,898)	(100,949)
Total Other Income	$222,171	$16,211

Loss before provision for income taxes	$(1,650,561)	$(941,162)

Provision for income taxes	-	-

Net loss	$(1,650,561)	$(941,162)

Less: Net income attributable to the non-controlling interests	$3,830	$4,836

Net loss attributable to common shareholders	$(1,654,391)	$(945,998)

Other Comprehensive Income, Net of Tax:
Foreign currency translation adjustments	$2,999	$19,608
Total Other Comprehensive Income, Net of Tax:	$2,999	$19,608

Comprehensive Loss	$(1,651,392)	$(926,390)

Weighted average number of shares of common stock outstanding - basic and diluted	10,000	10,000

Net loss per common share - basic and diluted	$(165.44)	$(94.60)

The accompanying notes are an integral part of these consolidated financial statements.

F-48

HWH International Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

	Common stock (shares)	Common stock (amount)	Accumulated Other Comprehensive Loss	Retained Earnings (Accumulated Deficit)	Total HWH Int’l Inc. Stockholders’ equity (deficit)	Non-controlling interests	Total Stockholders’ equity (deficit)

Balances at December 31, 2021	10,000	$10	$(219,647)	$1,819,304	$1,599,667	$-	$1,599,667

Net loss (as restated)				(945,998)	(945,998)	4,836	(941,162)
Foreign currency translation adjustment			19,608	-	19,608		$19,608

Balances at December 31, 2022 (as restated)	10,000	$10	$(200,039)	$873,306	$673,277	$4,836	$678,113

Net loss	-	-		(1,654,391)	(1,654,391)	3,830	(1,650,561)
Foreign currency translation adjustment	-	-	2,999	-	2,999	-	2,999

Balances at December 31, 2023	10,000	$10	$(197,040)	$($781,085)	$(978,115)	$8,666	$(969,449)

The accompanying notes are an integral part of these consolidated financial statements.

F-49

HWH International Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31, 2023	Year Ended December 31, 2022 (as restated)
Cash flows from operating activities:
Net loss	$(1,650,561)	$(941,162)

Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized (gain) loss on related party transactions	(68,787)	29,551
Loss on equity method investment, related party	33,898	100,949
Depreciation expense	58,006	33,867
Non-cash lease expense	509,340	356,556
Impairment of convertible note receivable – related party, and investment in associate, related party	493,898	-
Inventory written off expenses	30,753	-

Change in operating assets and liabilities:
Receivable from related party	(13,973)	83,233
Convertible note receivable - related party	(165,643)	(121,403)
Other receivables	89,900	67,175
Prepaid commissions	6,651	294,700
Deposits	1,008	(81,934)
Inventory	184	10,566
Accounts payable and accrued expenses	70,669	48,223
Accrued commissions	(54,247)	36,615
Income tax payable	-	(36,134)
Value added tax withheld	(98,223)	(82,981)
Deferred revenue	(20,814)	(641,029)
Operating Lease Liabilities	(508,018)	(365,324)
Net cash used in operating activities	$(1,285,959)	$(1,208,532)

Cash flows from investing activities:
Purchases of property and equipment	$(14,574)	$(166,855)
Investment in an associate	-	(256,318)
Net cash used in investing activities	$(14,574)	$(423,173)

Cash flows from financing activities:
Advance from related parties	$526,323	$718,671
Net cash provided by financing activities	$526,323	$718,671

Net (decrease) in cash	(774,210)	(913,034)
Effects of foreign exchange rate on cash	1,925	(86,692)
Cash at beginning of year	1,651,088	2,650,814
Cash at end of year	$878,803	$1,651,088

Supplemental disclosure of non-cash investing and financing activities
Initial recognition of operating lease right-of-use asset and liability	$125,331	$1,134,004

The accompanying notes are an integral part of these consolidated financial statements.

F-50

HWH International Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Operations

HWH International Inc. (“HWH”) and its consolidated subsidiaries (collectively, the “Company”) operate a food and beverage (“F&B”) business in Singapore and South Korea. The Company operates a membership model in which individuals pay an upfront membership fee to become members. As members, these individuals receive discounted access to products and services offered by the Company’s affiliates. Previously, the Company had approximately 9,000 members, primarily in South Korea. Currently, this membership business has been temporarily suspended.

A reorganization of the Company’s legal entity structure was completed in July 2022. The reorganization involved the incorporation of HWH in March 2022 and the acquisition of companies under common control, F&B Holding Pte. Ltd. and F&B One Pte. Ltd in July 2022, as wholly owned subsidiaries of HWH. HWH is wholly-owned by Alset International Limited, a public company listed on the Singapore Exchange Securities Trading Limited. In the transactions under common control, financial statements and financial information were presented as of the beginning of the period as though the assets and liabilities had been transferred at that date.

The following chart describes the Company’s ownership of various subsidiaries:

HWH International Inc (Nevada, USA)
100%
Health Wealth Happiness Pte. Ltd. (Singapore)
100%
Hapi Travel Pte. Ltd. (Singapore)
100%
Hapi WealthBuilder Pte. Ltd. (Singapore)
100%
HWH Marketplace Pte. Ltd. (Singapore)
100%
HWH World Inc. (Korea)
100%
HWH World Limited (Hong Kong)
100%
HWH World Pte. Ltd. (Singapore)
100%
HWH World Inc. (Nevada, USA)
100%
Hapi Cafe Inc. (Texas, USA)
100%
HWH KOR Inc. (Delaware, USA)
100%
Hapi Cafe Korea Inc. (Korea)
100%
Hapi Cafe SG Pte. Ltd. (Singapore)
28%
Ketomei Pte. Ltd. (Singapore)
100%
Alset F&B Holdings Pte. Ltd. (Singapore)
60%
Hapi Cafe Sdn. Bhd. (Malaysia)
50%
Ketomei Sdn Bhd (Malaysia)
90%
Alset F&B One Pte. Ltd. (Singapore)
100%
Alset F&B (PLQ) Pte. Ltd. (Singapore)

F-51

The Company mainly focused on the F&B business in 2023. During the years ended December 31, 2023, and 2022, substantially all of the Company’s business was generated by its wholly owned subsidiaries, 2% and 63% from HWH World Inc. (“HWH Korea”) and 98% and 37% from F&B business respectively; 49% and 28% from Alset F&B One Pte. Ltd (“F&B1”), 6% and 2% from Hapi Café Korea Inc.(“HCKI”), 22% and 7% from Hapi Café SG Pte. Ltd. (“HCSGPL”) and 21% and 0% from Alset F&B (PLQ) Pte. Ltd. (“F&BPLQ”). HWH Korea was incorporated in the Republic of Korea (“South Korea”) on May 7, 2019. HWH Korea is in the business of sourcing and distributing dietary supplements and other health products through its network of members in South Korea. HWH Korea generates product sales via its direct sale model as products are sold to its members. Through the use of a Hapi Gig platform that combines e-commerce, social media, and a customized rewards system, HWH Korea equips, trains, and empowers its members. F&B1 was incorporated in Singapore on April 10, 2017, HCSGPL was incorporated in Singapore on April 4, 2022, and F&BPLQ was incorporated in Singapore on November 11, 2022. F&B1, HCSGPL, and F&BPLQ are in the F&B business in Singapore.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements and related notes include all the accounts of the Company and its wholly owned subsidiaries. They have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany transactions have been eliminated in consolidation.

Functional and Reporting Currency

The functional and reporting currency of the Company is the United States dollar (“$”). The financial records of the Company’s subsidiaries located in South Korea, Singapore, Hong Kong, and Malaysia are maintained in their local currencies, the Korean Won (₩) Singapore Dollar (S$) Hong Kong Dollar (HK$) and Malaysian Ringgit (MYR), which are also the functional currencies of these entities.

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the balance sheets and reported amounts of revenues and expenses during the reporting periods. Estimates are used in determining, among other items, allowance for credit losses, inventory reserve, income taxes and contingencies. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company adopted Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying values reported in balance sheets for current assets and liabilities approximate their estimated fair market values based on the short-term maturity of these instruments.

F-52

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents. There were no cash equivalents as of December 31, 2023 and 2022.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method and includes all costs in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale. As of December 31, 2023 and 2022, inventory consisted of finished goods procured from suppliers. The Company continuously evaluates the need for reserve for obsolescence and possible price concessions required to write-down inventory to its net realizable value. The Company determined that total inventory with original cost of $30,753 requires write off and recorded it in the cost of revenue (non-membership) for the year ended December 31, 2023.

Leases

The Company follows FASB ASC Topic 842 in accounting for its operating lease right-of-use assets and operating lease liabilities. At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assesses whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all of the economic benefits from the use of the asset and whether it has the right to control the use of the asset. The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

Right-of-use of assets

The right-of-use of asset is measured at cost, which comprises the amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Lease liabilities

Lease liability is measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company’s incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise mainly of fixed lease payments.

Short-term leases and leases of low value assets

The Company has elected to not recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low value assets. Lease payments associated with these leases are expensed as incurred.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, less depreciation. Repairs and maintenance are expensed as incurred. Expenditures incurred as a consequence of acquiring or using the asset, or that increase the value or productive capacity of assets are capitalized. When property and equipment is retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in statement of operations. Depreciation is computed by the reducing balance method (after considering their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Office Equipment	3 – 5 years
Furniture and Fittings	3 – 5 years
Kitchen Equipment	3 – 5 years
Operating Equipment	3 – 5 years
Leasehold Improvements	Shorter of lease life or asset life

F-53

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

Deposit:

Deposit represents mostly rental deposit paid for the office used.

Revenue Recognition

ASC 606 – Revenue from Contracts with Customers (“ASC 606”), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these goods or services. The provisions of ASC 606 include a five-step process by which the determination of revenue recognition, depicting the transfer of goods or services to customers in amounts reflecting the payment to which the Company expects to be entitled in exchange for those goods or services. ASC 606 requires the Company to apply the following steps:

 (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, performance obligations are satisfied.

The Company generates its revenue primarily from membership fees, product sales and F&B business.

Membership Fee: The Company collects an annual membership fee from its members. The fee is fixed, paid in full at the time upon joining the membership and is not refundable. The Company’s performance obligation is to provide its members the right to (a) purchase products from the Company, (b) access to certain back-office services, (c) receive commissions and (d) attend corporate events. The associated performance obligation is satisfied over time, generally over the term of the membership agreement which is for a one-year period. The Company recognizes revenue from membership fee over the one-year period of the membership.

Product Sales: The Company’s performance obligation is to transfer ownership of its products to its Members. The Company generally recognizes revenue when product is delivered to its members. Revenue is recorded net of applicable taxes, allowances, refund or returns. The Company receives the net sales price in cash or through credit card payments at the point of sale.

If any member returns a product to the Company on a timely basis, they may obtain a replacement product from the Company for such returned products. We do not have buyback program. However, when the customer requests a return and management decides that the refund is necessary, we initiate the refund after deducting all the benefits that a member has earned. The returns are deducted from our sales revenue on our financial statements. Allowances for product and membership returns are provided at the time the sale is recorded. This accrual is based upon historical return rates for each country and the relevant return pattern, which reflects anticipated returns to be received over a period of up to 12 months following the original sale. Product and membership returns for the years ended December 31, 2023 and 2022 were approximately $1,183 and $41,755, respectively. The table below represents a breakout of the returns related to product sales and the returns related to memberships:

	Returns
	Membership	Products	Total
	$	$	$

December 31, 2022	41,755	-	41,755
December 31, 2023	-	1,183	1,183

F-54

Food and Beverage: The revenue received from Food and Beverage business for the years ended December 31, 2023 and 2022 were $ 817,761 and $ 449,239 respectively.

Deferred Revenue

The Company records all unearned revenue from membership sales as deferred revenue. Deferred revenue was $0 as of December 31, 2023. Deferred revenue of $21,198 as of December 31, 2022 consisted of unearned membership fee of $21,198.

Contract assets and liabilities

Below is a summary of the beginning and ending balances of the Company’s contract assets and liabilities as of December 31, 2023 and 2022.

Prepaid Sales Commission	December 31, 2023	December 31, 2022

Balances at the beginning of the year	$6,839	$319,649
Movement for the year	(6,839)	(312,810)
Balances at the end of the year	$0	$6,839

Deferred Revenue	December 31, 2023	December 31, 2022

Balances at the beginning of the year	$21,198	$700,385
Movement for the year	(21,198)	(679,187)
Balances at the end of the year	$0	$21,198

Value-added Tax

The Company is obligated to pay value-added tax (“VAT”), among other things, on its inventory purchase as well as its rent payments and payment of professional fees. As of December 31, 2023 and 2022, included in other receivables was VAT paid of $37,179 and $32,607, respectively, due primarily to the purchase of inventory and payment of rents and accounting fees.

F-55

Cost of revenue

Cost of revenue is consisted of the cost of procuring finished goods from suppliers and related shipping and handling fees from 3rd parties money platform, contractor fees for part-time staff, franchise commission and sales commission from membership business.

Below is a breakdown of the Company’s cost of revenue for the years ended December 31, 2023 and 2022.

December 31, 2023	Total

Finished goods	$151,703
Related shipping	9,346
Handling fee	22,629
Contractor fee	30,977
Franchise commission	18,428
Sales commission	13,827
Inventory written off	30,753
Depreciation	57,162
Total of Cost of revenue	$334,825

December 31, 2022

Finished goods	$97,058
Related shipping	10,376
Handling fee	10,945
Contractor fee	18,568
Franchise commission	17,624
Sales commission	501,483
Depreciation	32,311
Total of Cost of revenue	$688,365

Shipping and Handling Fees

The Company utilizes the practical expedient under ASC 606-10-25-18B to account for its shipping and handling as fulfillment activities, and not a promised service (a revenue element). Shipping and handling fees are included in costs of revenue within the statements of operations.

Commission Expense

The Company compensates its sales leaders with leadership incentives for services rendered, relating to the development, retention, and management of their sales organizations. Leadership incentives are payable based on achieved sales volume, which are recorded in cost of revenue. Member will get 25% commission of the membership fee income if the member successfully refers a new member to subscribe to the membership. The commission will be payable after the referee’s membership is confirmed and been paid by the new member.

F-56

Advertising Expenses

Costs incurred for advertising the Company’s products are charged to operations as incurred. Advertising expenses for the years ended December 31, 2023 and 2022 were $4,191 and $57,347, respectively.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred tax asset will not be realized. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

The Company has not recorded any unrecognized tax benefits. The Company’s policy is to recognize interest and penalties related to income taxes in income tax expense.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to the common shareholders by weighted average number of shares of common stock outstanding during the period. Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the years ended December 31, 2023 and 2022.

Non-controlling interests

Non-controlling interests represent the equity in a subsidiary not attributable, directly or indirectly, to owners of the Company, and are presented separately in the consolidated statements of operation and comprehensive income, and within equity in the Consolidated Balance Sheets, separately from equity attributable to owners of the Company.

On December 31, 2023 and 2022, the aggregate non-controlling interests in the Company were ($3,830) and ($4,836), respectively.

Liquidity and Capital Resources

In the year of 2023, we incurred a net loss, a loss from operations and negative cash flow from operations as we expanded our business of operating cafés and restructured our membership business.

Notwithstanding the above, the Company believes that the available cash in the Company’s bank accounts, anticipated cash from operations, and financing availability from related parties are sufficient to fund our operations for at least the next 12 months. The Company’s capital requirements for the planned expansion are based on, among other items, geographical specific property costs, team requirements, and marketing steps needed. Our expansion shall consist of plans to take over leases of existing Hapi Cafes we currently do not own, as we look to add Hapi Cafes over the next two (2) years. If we take over these existing leases, it will require a minimum investment for each lease we take over for each Hapi Café. Proceeds received as a result of the anticipated business combination, will allow us to seek these expansion plans. Depending on the amount of proceeds we raise as part of the anticipated business combination, we may or may not need or seek additional funding or alter our strategic growth plans after the business combination is effectuated. There is no guarantee that we will be able to execute on our plans as laid out above.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern and do not contain any adjustments that might be required should the Company be unable to continue as a going concern.

The Company has obtained a letter of financial support from Alset International Limited and Alset Inc., a direct and indirect owner of the Company, respectively. Alset International Limited and Alset Inc. committed to provide any additional funding required by the Company and would not demand repayment through twelve months from the issuance of these consolidated financial statements.

F-57

Recently Adopted Accounting Pronouncement

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326). The update provides guidance on the measurement of credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The amendment replaces the current incurred loss impairment approach with a methodology to reflect expected credit losses and requires consideration of a broader range of reasonable and supportable information to explain credit loss estimates. The Company adopted the provisions of this new accounting standard at the beginning of fiscal 2023 using the modified retrospective approach and did not have a material impact on its consolidated financial statements.

Note 3. Restatement of Prior Year Presentation

In preparing our 2023 consolidated financial statements, the Company identified certain misstatements. We have restated the 2022 consolidated financial statement to correct the errors. These restatements are summarized below.

Consolidated Statement of Operations and Other Comprehensive Loss for the Year Ended on December 31, 2022

	As Previously Reported	Restatement of Prior Year Presentation #	As Restated

Revenues:
- Membership	$751,452	$-	$751,452
- Non-membership	451,438	-	451,438
Total Revenue	$1,202,890	$-	$1,202,890

Cost of revenue
- Membership	$(523,243)	$-	$(523,243)
- Non-membership	(132,811)	(32,311)	(165,122)
Total Cost of revenue	$(656,054)	$(32,311)	$(688,365)

Gross profit	$546,836	$(32,311)	$514,525

Operating expenses:
General and administrative expenses	$(1,583,174)	$111,276	$(1,471,898)
Total operating expenses	$(1,583,174)	$111,276	$(1,471,898)

Other income (expense)
Other income	$147,209	$(498)	$146,711
Unrealized (loss) on related party transactions	-	(29,551)	(29,551)
Loss on equity method investment, related party	-	(100,949)	(100,949)
Total Other Income	$147,209	$(130,998)	$16,211

Loss before provision for income taxes	$(889,129)	$(52,033)	$(941,162)

Provision for income taxes	-	-	-

Net loss	$(889,129)	$(52,033)	$(941,162)

Less: Net (loss) income attributable to non-controlling interests	(4,836)	9,672	4,836
Net loss attributable to common stockholders	(884,293)	(61,705)	(945,998)

Other Comprehensive Income, Net of Tax:
Foreign exchange translation adjustment	24,444	(4,836)	19,608
Total Other Comprehensive Income, Net of Tax:	$24,444	$(4,836)	$19,608

Comprehensive (loss):	$(859,849)	$(66,541)	$(926,390)

Weighted average number of shares of common stock outstanding - basic and diluted	10,000	10,000	10,000
Net loss per common share - basic and diluted	(88.43)	(6.17)	(94.60)

# Being restated cost of revenue – non-membership was adjusted from $132,811 to $165,122, general and administrative expenses was adjusted from $1,583,174 to $1,471,898, other income was adjusted from $147,209 to $146,711, unrealized (loss) on related party transactions was adjusted from $0 to $29,551, loss on equity method investment, related party was adjusted from $0 to $100,949 and net (loss) income attributable to non-controlling interests was adjusted from ($4,836) to $4,836.

F-58

Consolidated Balance Sheet as of December 31, 2022

	As Previously Reported	Restatement of Prior Year Presentation #	As Restated
ASSETS

Current Assets
Cash and cash equivalents	$1,651,088	$-	$1,651,088
Accounts receivable, net	9,070	-	9,070
Inventory	34,126	-	34,126
Other receivables	337,798	(302,081)	35,717
Convertible note receivable - related party	-	198,125	198,125
Prepaid expenses	17,828	-	17,828
Total Current Assets	$2,049,910	$(103,956)	$1,945,954

Non-Current Assets
Property and Equipment, net	$166,338	$-	$166,338
Investment in associate, related party	207,402	(52,033)	155,369
Deposit	305,036	-	305,036
Operating lease right-of-use assets, net	973,069	-	973,069
Total Non-Current Assets	$1,651,845	$(52,033)	$1,599,812

TOTAL ASSETS	$3,701,755	$(155,989)	$3,545,766

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$63,354	$(2,583)	$60,771
Accrued commissions	143,383	-	143,383
VAT payable	101,373	(101,373)	-
Due to related party, net	1,663,668	-	1,663,668
Operating lease liabilities - Current	419,303	-	419,303
Deferred revenue	21,198	-	21,198
Total Current Liabilities	$2,412,279	$(103,956)	$2,308,323

Non-Current Liabilities
Operating lease liabilities - Non-current	$559,330	$-	$559,330
Total Non-Current Liabilities	$559,330	$-	$559,330

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, US$0.001 par value; 10,000,000 shares authorized; none issued and outstanding as of December 31, 2022	$-	$-	$-
Common stock, US$.001 par value; 50,000,000 shares authorized; 10,000 shares issued and outstanding as of December 31, 2022	10	-	10
Accumulated other comprehensive loss	(195,203)	(4,836)	(200,039)
Retained earnings	930,175	(56,869)	873,306
Total HWH International Inc. Stockholders’ equity	$734,982	$(61,705)	$673,277
Non-controlling interests	(4,836)	9,672	4,836
Total Stockholders’ Equity	730,146	(52,033)	678,113

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,701,755	$(155,989)	$3,545,766

# Being restated other receivables was adjusted from $337,798 to $35,717, convertible note receivable- related party was adjusted from $0 to $198,125, investment in associate, related party was adjusted and restated from $207,402 to $155,369, accounts payable and accrued expenses were adjusted from $63,354 to $60,771, VAT payable was adjusted from $101,373 to $0, accumulated other comprehensive loss was adjusted from ($195,203) to ($200,039), retained earnings was adjusted from $930,175 to $873,306, and non-controlling interest was adjusted from $(4,836) to $4,836.

Note 4. Accounts receivable, net

The receivable at December 31, 2023, 2022 and 2021 for $28,611, $9,070 and $2,519, respectively, represents collection received by the credit card processor in F&B business and rent receivable. Accounts receivable are recorded at invoiced amounts net of an allowance for credit losses and do not bear interest. The allowance for credit losses is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The measurement and recognition of credit losses involves the use of judgment. Management’s assessment of expected credit losses includes consideration of current and expected economic conditions, market and industry factors affecting the Company’s customers (including their financial condition), the aging of account balances, historical credit loss experience, customer concentrations, customer creditworthiness, and the existence of sources of payment The Company also establishes an allowance for credit losses for specific receivables when it is probable that the receivable will not be collected and the loss can be reasonably estimated. Accounts receivable considered uncollectible are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2023 and 2022, the allowance for credit losses was an immaterial amount. The Company does not have any off-balance sheet credit exposure related to its customers.

F-59

Note 5. Prepaid commissions

During the normal course of business, the Company pays commission to its members for product sales as well as membership sales. Prepaid commissions are recorded for commissions paid on membership sales and recognized as an expense over the same period as the related membership revenue.

Note 6. Inventory

As of December 31, 2023 and 2022, the balance of finished goods was $1,977 and $34,126, respectively. During the year ended December 31, 2023, the Company wrote off $30,753 of expired, slow-moving and obsolete inventory. This was recorded in the Company’s consolidated statement of operations in cost of revenue (non-membership) during the year ended December 31, 2023. There was no provision for slow-moving or obsolete inventory during the year ended December 31, 2022.

Note 7. Property and Equipment, net

The components of property and equipment are as follows:

December 31, 2023	Total

Office Equipment	$30,861
Furniture and Fittings	46,376
Kitchen Equipment	23,044
Operating Equipment	8,522
Leasehold Improvements	$122,083

Depreciation:
Office equipment	(15,848)
Furniture and Fittings	(31,518)
Kitchen Equipment	(8,368)
Operating Equipment	(3,373)
Leasehold Improvements	(42,549)
Total, net	$129,230

December 31, 2022

Office Equipment	$25,391
Furniture and Fittings	42,851
Kitchen Equipment	20,257
Operating Equipment	8,384
Leasehold Improvements	111,924

Depreciation:
Office Equipment	(23,449)
Furniture and Fittings	(1,671)
Kitchen Equipment	(3,240)
Operating Equipment	(1,223)
Leasehold Improvements	(12,886)
Total, net	$166,338

F-60

For the years ended December 31, 2023 and 2022, the Company recorded depreciation expenses of $58,006 and $33,867, respectively.

Note 8. Accrued Commissions

Accrued commissions as of December 31, 2023, and 2022 represent mainly sales commission payable. For the years ended December 31, 2023, and 2022, sales commission expenses of $13,827 and $501,483 respectively, were recorded and included in cost of revenue in the Company’s consolidated statement of operations.

Note 9. Income Taxes for years ended December 31, 2023 and 2022

The provision for income taxes consisted of the following:

	2023	2022
Current	$-	$-
Deferred	-	-
Total	$-	$-

	2023	2022
Income taxes at statutory rate	18.5%	19.0%
Change in valuation allowance	(18.5)%	(19.0)%
Other	-%	-%
Effective tax rate	-%	-%

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	2023	2022
Deferred tax assets:
Receivable from related party	$1,020	$-
Inventory	6,766	-
Deferred Revenue	-	3,082
Lease Liability	126,336	202,209
Accrued Commission	18,745	31,544
Net Operating Loss	544,191	129,220
Total deferred tax assets	$697,058	$366,055

Deferred tax liabilities:
Prepaid commissions	$-	$(1,505)
Right-of-Use Assets	(123,371)	(200,996)
Total deferred tax liabilities	$(123,371)	$(202,501)

Deferred tax assets / (liabilities), net	$573,687	$163,554
Less valuation allowance	(573,687)	(163,554)
Deferred tax asset c/f	$-	$-

After consideration of all the evidence, both positive and negative, management has recognized a valuation allowance with respect to its net deferred tax assets as at December 31, 2023 and 2022 as it believes it is unlikely that such deferred tax assets will be realized against taxable income in future years.

F-61

Note 10. Due to Alset Inc

Alset Inc (“AEI”) is the ultimate holding company that is incorporated in the United States of America. The amount due to AEI represents short-term working capital advances to the Company for its daily operations. There is no written, executed agreement and no financial/non-financial covenants and the amount due to AEI is non-interest bearing. Since the amount due to AEI is due upon request, it is classified as a current liability. The amounts due to AEI at December 31, 2023 and 2022 are $202,645 and $202,644 respectively.

Note 11. Due to Related Parties

Alset International Ltd. (“AIL”) is incorporated in Singapore and is a fellow subsidiary of the common parent company, Alset Inc. The amount due to AIL represents short-term working capital advances to the Company for its daily operations. There is no written, executed agreement and no financial/non-financial covenants and the amount due to AIL is non-interest bearing. Since the amount due to AIL is due upon request, it is classified as a current liability. The amounts due to AIL at December 31, 2023 and 2022 are $1,729,901 and $1,281,427 respectively.

Alset Business Development Pte. Ltd. (“ABD”) is incorporated in Singapore and is a fellow subsidiary of the common parent company, Alset Inc. The amount due to ABD represents amount loaned by ABD to Hapi Cafe Inc. (“HCI”) for the investment on Ketomei Pte. Ltd (“Ketomei”) in March 2022. There is no written, executed agreement and no financial/non-financial covenants and the amount due to ABD is non-interest bearing. Since the amount due to ABD is due upon request, it is classified as a current liability. The amounts due to ABD at December 31, 2023 and 2022 are $184,507 and $179,596 respectively.

BMI Capital International Ltd. (“BMI”) is incorporated in Hong Kong and is a fellow subsidiary of the common parent company, Alset Inc. The amount due to BMI represents short-term working capital advances to the Company for its daily operation. There is no written, executed agreement and no financial/non-financial covenants and the amount due to BMI is non-interest bearing. Since the amount due to BMI is due upon request, it is classified as a current liability. The amounts due to BMI at December 31, 2023 and 2022 are $1,442 and $0 respectively.

Note 12. Stockholders’ Equity

HWH has authorized 500,000,000 shares of common stock (par value $0.001 per share); and 10,000,000 shares of preferred stock (par value $0.001 per share). 10,000 shares of common stock and zero shares of preferred stock were issued and outstanding as of December 31, 2023 and 2022.

Note 13. Related Party Transactions

On December 31, 2023, the total convertible note receivable from Ketomei was $368,299, Considering ASC 326 and after reviewing the performance of Ketomei, the Company decided to record 100% impairment for the convertible note receivable and investment in associate (Note 18).

On June 10, 2021, Hapi Café Inc. (“HCI”) signed a convertible loan agreement with Ketomei Pte. Ltd. (“Ketomei”), pursuant to which HCI has agreed to grant Ketomei a loan of an aggregate principal amount of $75,525 (SG$100,000). On March 21, 2022, HCI signed a legally binding term sheet with Ketomei, and HCI has agreed to invest in Ketomei $258,186 (SG$350,000) for 28% interest in Ketomei. The investment was partially paid by the $75,525 (SG$100,000) loan borrowed to Ketomei and the accrued interest of $6,022 (SG$6,433). The balance of $183,311 (SG$243,567) was paid in cash.

F-62

On July 28, 2022 HCI entered into binding term sheet with Ketomei and Tong Leok Siong Constant, pursuant to which HCI lent Ketomei $43,254 (SG$60,000). This loan had a 0% interest rate for the first 60 days and an interest rate of 8% per annum afterwards.

On August 4, 2022, the same parties entered into another binding term sheet (the “Second Term Sheet”) pursuant to which HCI agreed to lend Ketomei up to $260,600 (SG$360,000) pursuant to a convertible loan, with a term of 12 months. After the initial 12 months, the interest on such loan will be 8%. As of August 31, 2023, the $263,766 (SG$360,000) loan was paid by the $214,903 (SG$293,310) loan borrowed to Ketomei and $48,862 (SG$66,690) was paid for the expenses on behalf of Ketomei. In addition, pursuant to the Second Term Sheet, the July 28, 2022, loan was modified to include conversion rights. The Parties agree that the conversion rate will be at approximately $0.022 per share.

On August 31, 2023, the same parties entered into another binding term sheet pursuant to which HCI agreed to lend Ketomei up to $36,634 (SG$50,000) pursuant to a convertible loan, with a term of 12 months. After the initial 12 months, the interest on such loan will be 3.5%. As of October 31, 2023, the $37,876 (SG$50,000) loan was paid to Ketomei.

On October 26, 2023, the same parties entered into another binding term sheet pursuant to which HCI agreed to lend Ketomei up to $37,876 (SG$50,000) pursuant to a non- convertible loan, with a term of 12 months. After the initial 12 months, the interest on such loan will be 3.5%. As of December 31, 2023, the $6,766 (SG$8,932) loan was paid to Ketomei. HCI will pay the balance of $31,110 (SG$41,068) to Ketomei in the future.

The amount due from Ketomei at December 31, 2023 and 2022 are $0 and $198,125 respectively.

Revenue from F&B business amounting to approximately $7,444 and $3,287 was related to corporate sales. That revenue was derived from corporate sales to related parties who purchased meals and paid for their staff, during the years ended December 31, 2023 and 2022, respectively.

Included in Accounts Receivable, net at December 31, 2023 and 2022 is $7,405 and $560, respectively, of amounts due from related parties.

Included in other income during the year ended December 31, 2023 and 2022 is $6,756 and $3,780, respectively of rental income from related parties.

Note 14. Leases

The Company has operating leases for its office spaces in South Korea and two F&B stores in Singapore. The related lease agreements do not contain any material residual value guarantees or material restrictive covenants. Since the Company’s leases do not provide an implicit rate that can be readily determined, management uses a discount rate based on the incremental borrowing rate. The Company’s weighted-average remaining lease term relating to its operating leases is 1.43 years, with a weighted-average discount rate is 3.85%.

The Company has also utilized the following practical expedients:

●	Short-term leases – for leases that are for a period of 12 months or less, the Company will not apply the recognition requirements of ASC 842.
●	For leases that contain related non-lease components, such as maintenance, the Company will account for these payments as a single lease component.

F-63

The current portion of operating lease liabilities and the non-current portion of operating lease liabilities are presented on the balance sheets. Total lease expenses amounted to $509,340 and $356,556 which were included in general and administrative expenses in the statements of operations for the years ended December 31, 2023 and 2022, respectively. Total cash paid for operating leases amounted to $580,580 and $355,746 for the years ended December 31, 2023 and 2022, respectively. In addition, the Company leases certain equipment on a short-term (12 months or less) basis. Total short-term lease expense of $14,348 and $11,034 is included in general and administrative expenses for the years ended December 31, 2023 and 2022, respectively. Supplemental balance sheet information related to operating leases was as follows:

December 31, 2023

Right-of-use assets	$598,508

Lease liabilities - current	$429,687
Lease liabilities - non-current	182,380
Total lease liabilities	$612,067

As of December 31, 2023, the aggregate future minimum rental payments under non-cancelable agreement are as follows:

Maturity of Lease Liabilities	Total

12 months ended December 31, 2024	$446,002
12 months ended December 31, 2025	185,540
Total undiscounted lease payments	631,542
Less: Imputed interest	(19,475)
Present value of lease liabilities	612,067
Operating lease liabilities - Current	429,687
Operating lease liabilities - Non-current	$182,380

Note 15. Commitments and Contingencies

Contingencies

From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against the Company or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition. For all periods presented, the Company was not a party to any pending material litigation or other material legal proceedings.

Note 16. Disaggregation of Revenue

Selected financial information of the Company’s operating revenue for disaggregated revenue purposes by revenue source are as follows: Product sales only represent sales to members, not third parties who are not members.

	Year ended December 31, 2023	Year ended December 31, 2022
Membership Fee	$12,293	$751,452
Product Sales	465	2,198
Food and Beverage	817,761	449,240
Total	$830,519	$1,202,890

Note 17. Concentration Risk

The Company maintains cash balances at various financial institutions in different countries. These balances are usually secured by the central banks’ insurance companies. At times, these balances may exceed the insurance limits. As of December 31, 2023 and 2022, uninsured cash balances were $611,947 and $1,435,543, respectively.

F-64

Major Suppliers

For the year ended December 31, 2023, five suppliers accounted for approximately over 54% of the Company’s total costs of revenue.

For the year ended December 31, 2022, five suppliers accounted for approximately over 46% of the Company’s total costs of revenue.

Note 18. Investment in Associate & Convertible Note Receivable, related party

During the years ended December 31, 2022 and 2023, the Company held an equity method investment in a related party, Ketomei, and also had a convertible note receivable with Ketomei. The following table shows the activity of the investment and note during those two years.

	December 31, 2022	Additions	Loss on investment	Impairment	December 31, 2023
Investment in associate, related party	$155,369	$4,128	$(33,898)	$(125,599)	$-
Convertible note receivable, related party	198,125	170,174	-	(368,299)	-
Total	$353,494	$174,302	$(33,898)	$(493,898)	$-

	December 31, 2021	Additions	Loss on investment	Impairment	December 31, 2022
Investment in associate, related party	$-	$256,318	$(100,949)	$-	$155,369
Convertible note receivable, related party	76,723	121,402	-	-	198,125
Total	$76,723	$377,720	$(100,949)	$-	$353,494

During the year, the Company impaired the investment in associate of $155,369 to $0 and convertible note receivable of $368,299 to $0.

Note 19. Subsequent Events

On January 9, 2024, the Company announced the completion of its previously announced business combination (the “Business Combination”), with Alset Capital Acquisition Corp. (“Alset”) (Nasdaq: “ACAX” for common stock and “ACAXR” for rights), The common stock of the combined company is expected to begin trading on The Nasdaq Global Market (“Nasdaq”) under the new ticker symbol “HWH”. The Business Combination was approved at a special meeting of Alset’s stockholders on August 1, 2023. Upon the closing of the Business Combination, the previously-trading Class A common stock, and rights of Alset ceased to trade with such rights entitling its holder to receive such one-tenth (1/10) of one share of Alset Class A common stock upon the closing of the Business Combination.

On February 20, 2024, the Company invested an additional $312,064 (SG$420,000) for an additional 38.41% ownership interest in Ketomei. After this additional investment, the Company will own 55.65% of Ketomei’s outstanding shares and Ketomei will be consolidated into the financial statements of HWH International Inc beginning on February 20, 2024.

Pursuant to a settlement agreement made with Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Strategic Capital, LLC (collectively, “Meteora”) as of April 11, 2024, the Company paid Meteora $200,000, and agreed that Meteora could retain $100,000 already paid to Meteora. This settlement agreement was entered into in connection with a subscription agreement entered into as of July 30, 2023, by and among the Company and Meteora.

On April 25, 2024, the Company entered into a binding term sheet (the “Term Sheet”) through its subsidiary Health Wealth Happiness Pte Ltd. (“HWHPL”) outlining a joint venture with Chen Ziping, an experienced entrepreneur in the travel industry, and Chan Heng Fai Ambrose, HWH’s Executive Chairman, as a part of HWH’s strategy of building its travel business in Asia. The planned joint venture company (referred to here as the “JVC”) will be known as HapiTravel Holding Pte. Ltd. The JVC will be initially owned as follows: (a) HWHPL will hold 19% of the shares in the JVC; (b) Mr. Chan will hold 11%; and (c) the remaining 70% of the shares in the JVC are to be held by Mr. Chen.

On March 14, 2024, the Company entered into a shares subscription agreement through its subsidiary Alset F&B Holding Pte. Ltd. (“F&BH”) to subscription of shares in Ideal Food & Beverage Pte. Ltd. (“IFBPL”) with the subscription of 19,000 shares constituting S$19,000 (and 19%) of the issued and paid-up capital of IFBPL. And due to the bank account of IFBPL was under opening procedure, the Company will pay it until the process was completed.

On April 24, 2024, the Company entered into a Credit Facility Agreement (the “Agreement”) with Alset Inc., a Texas corporation and the Company’s indirect, majority stockholder, pursuant to which Alset Inc. has provided the Company a line of credit facility (the “Credit Facility”) which provides a maximum, aggregate credit line of up to $1,000,000. Pursuant to the Agreement, the Company may request an advance (each, an “Advance”) on the Credit Facility. Each advance shall bear a simple interest rate of three percent (3%) per annum. Each Advance and all accrued but unpaid interest shall be due and payable at the first (1st) anniversary of the effective date of the Agreement. HWH may at any time during the term of the Agreement prepay a portion or all amounts of its indebtedness without penalty. Each advance shall not be secured by a lien or other encumbrance on any HWH assets, but shall be solely a general unsecured debt obligation of HWH.

On March 20, 2024, the Company entered into a securities purchase agreement with Sharing Services Global Corporation (“SHRG”), pursuant to which the Company purchased from SHRG a (i) Convertible Promissory Note (“CN 1”) in the amount of $250,000, convertible into 208,333,333 shares of SHRG’s common stock at the option of the Company, and (ii) certain warrants exercisable into 208,333,333 shares of SHRG’s common stock at an exercise price of $0.0012 per share, the exercise period of the warrant being five (5) years from the date of the securities purchase agreement, for an aggregate purchase price of $250,000. At the time of filing, the Company has not converted any of the debt contemplated by CN 1 nor exercised any of the warrants.

On May 9, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with SHRG, pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 2”) in the amount of $250,000, convertible into 125,000,000 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $250,000. CN 2 bears an 8% interest rate and has a scheduled maturity three years from the date of the CN 2. Additionally, upon signing CN 2, SHRG owns the Company commitment fee of 8% of the principal amount, which will be paid either in cash or in common stock of SHRG, at the discretion of the Company.

On June 6, 2024, the Company entered into a securities purchase agreement with SHRG, pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 3”) in the amount of $250,000, convertible into 2,500,000,000 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $250,000. CN 3 bears an 8% interest rate and has a scheduled maturity three years from the date of the Convertible Note. Additionally, upon signing CN 3, SHRG owed the Company commitment fee of 8% of the principal amount, $20,000 in total, which will be paid either in cash or in common stock of SHRG, at the discretion of the Company.

On June 19, 2024, the Company and Sharing Services Global Corporation entered into an addendum to this securities purchase agreement to (i) amend the number of shares of the common stock of SHRG that the June 6, 2024 note would be convertible into from 2,500,000,000 to 125,000,000; and (ii) amend the conversion rate from $0.0001 to $0.002.

On August 13, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with SHRG, pursuant to which the Company purchased from SHRG a Convertible Promissory Note (“CN 4”) in the amount of $100,000, convertible into 50,000,000 shares of SHRG’s common stock at the option of the Company for an aggregate purchase price of $100,000. CN 4 bears an 8% interest rate and has a scheduled maturity three years from the date of the Convertible Note. Additionally, upon signing CN 4, SHRG owed the Company commitment fee of 8% of the principal amount, which will be paid either in cash or in common stock of SHRG, at the discretion of the Company.

On September 24, 2024, the Company entered into two (2) debt conversion agreements with creditors (each an “Agreement,” or collectively, the “Agreements”): (i) Alset International Limited; and (ii) Alset Inc. Each Agreement converted debt owed by the Company to the respective creditor into shares of the Company’s common stock. The Agreements were substantially the same with the exception of the amount of debt to be converted under each. Alset International Limited and Alset Inc. are our largest stockholders (Alset Inc. is the majority stockholder of Alset International Limited).

Under the terms of their respective agreements, Alset Inc. converted $300,000 of the Company’s debt into 476,190 shares of the Company’s common stock, and Alset International Limited converted $3,501,759 of the Company’s debt into 5,558,347 shares of the Company’s common stock. Under the Agreements, the debt conversions resulted in the issuance of newly issued shares of the Company’s common stock. The debt conversion price was set at $0.63 per share. Cumulatively, the newly issued shares contemplated by the Agreements represent 6,034,537 new shares of the Company’s common stock, constituting an increase to the total issued and outstanding shares of the Company’s common stock of 37.2% over the amount immediately preceding the effectiveness of the Agreements. The shares contemplated by the Agreements are restricted securities under the Securities Act of 1933, and shall be issued in reliance upon the safe harbor provided by Rule 506 of Regulation D.

On November 25, 2024, the Company entered into a stock purchase agreement with Alset Inc. (“AEI”), pursuant to which Alset Inc. agreed to purchase 4,411,764 shares of the Company’s common stock for a purchase price of $0.68 per share. Alset Inc. is the majority shareholder of the Company, and immediately prior to the effectiveness of the stock purchase agreement, Alset directly and through its subsidiaries owned 88.8% of the issued and outstanding shares of HWH common stock.

F-65

HWH International Inc.

Up to 3,571,429 shares of Common Stock

Pre-funded Warrants to Purchase up to 3,571,429 Shares of Common Stock

Up to 3,571,429 shares of Common Stock underlying the Pre-funded Warrants

PROSPECTUS

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all the amounts shown are estimates.

SEC registration fee	$536
Printing/EDGAR expenses	5,000
Legal fees and expenses	30,000
Accounting fees and expenses	15,000
Transfer agent fees and expenses	5,000
Miscellaneous	5,000

Total	$60,536

Item 14. Indemnification of Directors and Officers

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our certificate of incorporation. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation, as amended and restated, limits the liability of directors to the maximum extent permitted by Delaware General Corporation Law (the “DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

Our bylaws, subject to the provisions of the DGCL contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

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Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, we have sold the following securities that were not registered under the Securities Act:

On November 8, 2021, our Sponsor purchased 2,156,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.012 per share. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Prior to the initial investment in the company of $25,000 by our Sponsor, the Company had no assets, tangible or intangible. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the Company by the aggregate number of founder shares issued. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares after the Offering (excluding the placement units and underlying securities).

On February 3, 2022, we consummated our Offering of an aggregate of 8,625,000 units including the issuance of 1,125,000 units as a result of the underwriter’s full exercise of its over-allotment option. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $86,250,000.

Simultaneously with the consummation of the Offering, the Company consummated the private placement of 473,750 units to the Sponsor, including the issuance of 33,750 Private Placement Units in connection with the underwriter’s full exercise of its over-allotment option, at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $4,735,500. The Private Placement was conducted as a non-public transaction and, as a transaction by an issuer not involving a public offering, was exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act.

Of the gross proceeds received from the Offering, including the full exercise of the over-allotment option, and the Private Placement Units, $86.25 million and $4.7 million was placed in the Trust Account, respectively.

On December 18, 2023, the Company entered into the Satisfaction Agreement, pursuant to which D. Boral will accept 149,443 shares of the Company’s common stock, excluding additional compensation, as full satisfaction of the deferred underwriting commission.

In connection with the foregoing, we relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act, for transactions not involving a public offering.

On September 24, 2024, the Company entered into two (2) debt conversion agreements with creditors (each an “Agreement,” or collectively, the “Agreements”): (i) Alset International Limited; and (ii) Alset Inc. Each Agreement converted debt owed by the Company to the respective creditor into shares of the Company’s common stock. The Agreements were substantially the same with the exception of the amount of debt to be converted under each. Alset International Limited and Alset Inc. are our largest stockholders (Alset Inc. is the majority stockholder of Alset International Limited).

Under the terms of their respective agreements, Alset Inc. converted $300,000 of the Company’s debt into 476,190 shares of the Company’s common stock, and Alset International Limited converted $3,501,759 of the Company’s debt into 5,558,347 shares of the Company’s common stock. Under the Agreements, the debt conversions resulted in the issuance of newly issued shares of the Company’s common stock. The price at which the debt conversion was fixed was set at $0.63 per share. Cumulatively, the newly issued shares contemplated by the Agreements represent 6,034,537 new shares of the Company’s common stock, constituting an increase to the total issued and outstanding shares of the Company’s common stock of 37.2% over the amount immediately preceding the effectiveness of the Agreements. The shares contemplated by the Agreements are restricted securities under the Securities Act of 1933, and shall be issued in reliance upon the safe harbor provided by Rule 506 of Regulation D.

Item 16. Exhibits and Financial Statement Schedules.

We have filed the exhibits listed on the accompanying exhibit index of this registration statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Placement Agency Agreement, dated [____].
1.2	Underwriting Agreement, incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022
2.1	Merger Agreement dated September 9, 2022 by and among Alset Capital Acquisition Corp., HWH Merger Sub, Inc. and HWH International Inc., incorporated by reference to Exhibit 2.1 to Form 8-K filed with the SEC on September 12, 2022.
3.1	Amended and Restated Certificate of Incorporation dated February 2, 2022, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022.
3.2	By Laws, incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022.
3.3	Amendment to the Amended and Restated Certificate of Incorporation of Alset Capital Acquisition Corp., dated May 2, 2023, incorporated by reference to Exhibit 3.1 of the registrant’s current report on Form 8-K filed with the SEC on May 3, 2023.
3.4	Amendment to Certificate of Incorporation, incorporated by reference to the registrant’s current report on Form 8-K filed with the SEC on November 3, 2023.
4.1	Specimen Unit Certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022
4.2	Specimen Class A Common Stock Certificate, incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022
4.3	Specimen Warrant Certificate, incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022
4.4	Specimen Right Certificate, incorporated by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022
4.5	Warrant Agreement between Vstock Transfer LLC and the Registrant, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022
4.6	Rights Agreement between Vstock Transfer LLC and the Registrant, incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022
4.7**	Form of Pre-funded Warrant
5.1**	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Letter Agreement among the Registrant and our officers, directors and Alset Management Group, Inc., incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022.
10.2	Promissory Note, dated November 8, 2021, issued to Alset Acquisition Sponsor LLC, incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022.
10.3	Investment Management Trust Agreement between Wilmington Trust Company and the Registrant, incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022.
10.4	Registration Rights Agreement between the Registrant and certain security holders, incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022.
10.5	Securities Subscription Agreement, dated November 8, 2021, between the Registrant and Alset Acquisition Sponsor LLC, incorporated by reference to Exhibit 10.5 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022.
10.6	Placement Unit Purchase Agreement between the Registrant and Alset Acquisition Sponsor, LLC, incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022.
10.7	Form of Indemnity Agreement, incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022.
10.8	Administrative Support Agreement by and between the Registrant and Alset Management Group, Inc., incorporated by reference to Exhibit 10.6 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022
10.9	Sponsor Support Agreement dated as of September 9, 2022, by and among Alset Capital Acquisition Corp. and each of the Persons set forth on Schedule I attached thereto, incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC on September 12, 2022.
10.10	Shareholder Support Agreement dated as of September 9, 2022, by and among Alset Capital Acquisition Corp., HWH International Inc. and each of the Persons set forth on Schedule I attached thereto, incorporated by reference to Exhibit 10.2 to Form 8-K filed with the SEC on September 12, 2022.
10.11	Amendment No. 1 to Investment Management Trust Agreement, incorporated by reference to Exhibit 10.1 of the registrant’s current report on Form 8-K filed with the SEC on May 3, 2023.
10.12	Form of Forward Share Purchase Agreement, dated July 30, 2023, incorporated by reference to Exhibit 10.1 of the registrant’s current report on Form 8-K filed with the SEC on July 31, 2023.
10.13	Form of FPA Funding Amount PIPE Subscription Agreement, dated July 30, 2023, incorporated by reference to Exhibit 10.2 of the registrant’s current report on Form 8-K filed with the SEC on July 31, 2023.
10.14	Amendment No. 2 to Investment Management Trust Agreement, incorporated by reference to Exhibit 10.1 of the registrant’s current report on Form 8-K filed with the SEC on November 3, 2023.
10.15	Satisfaction and Discharge Agreement, dated December 18, 2023, incorporated by reference to Exhibit 10.3 of the registrant’s current report on Form 8-K filed with the SEC on January 12, 2024.
10.16	Credit Facility Agreement between Alset Inc. and HWH International Inc., dated April 24, 2024, incorporated by reference to exhibit 10.1 of the registrant’s current report on Form 8-K filed with the SEC on April 25, 2024.
10.17	Debt Conversion Agreement, between HWH International Inc. and Alset Inc., dated September 24, 2024, incorporated by reference to exhibit 10.1 of the registrant’s current report on Form 8-K filed with the SEC on September 25, 2024.
10.18	Debt Conversion Agreement, between HWH International Inc. and Alset International Limited, dated September 24, 2024, incorporated by reference to exhibit 10.2 of the registrant’s current report on Form 8-K filed with the SEC on September 25, 2024.
10.19	Stock Purchase Agreement with Alset Inc. dated November 25, 2024, incorporated by reference to exhibit 10.1 of the registrant’s current report on Form 8-K filed with the SEC on November 26, 2024.
21	Subsidiaries of the Company, incorporated by reference to Exhibit 21 of the registrant’s annual report on Form 10-K filed with the SEC on February 28, 2024.
23.1*	Auditor Consent of MaloneBailey, LLP., independent registered public accounting firm.
23.2*	Auditor Consent of Grassi & Co., CPAs, P.C., independent registered public accounting firm.
23.3**	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of Registration Statement).
99.1	Audit Committee Charter, incorporated by reference to Exhibit 99.1 of the registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022.
99.2	Compensation Committee Charter, incorporated by reference to Exhibit 99.2 of the registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022.
107*	Filing Fee Table

* Filed herewith.

** To be filed by Amendment.

Financial statement schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 3rd day of December, 2024.

HWH International Inc.

By:	/s/ Rongguo (Ronald) Wei
Name:	Rongguo (Ronald) Wei
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Thatch and Rongguo (Ronald) Wei, and each one of them, as their true and lawful attorney-in-fact and agent with full power of substitution, for him/her in any and all as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Thatch	Chief Executive Officer	December 3, 2024
John Thatch	(Principal Executive Officer)

/s/ Rongguo (Ronald) Wei	Chief Financial Officer	December 3, 2024
Rongguo (Ronald) Wei	(Principal Financial Officer and Principal Accounting Officer)

/s/ Wong Shui Yeung (Frankie)	Director	December 3, 2024
Wong Shui Yeung (Frankie)

/s/ William Wu	Director	December 3, 2024
William Wu

/s/ Wong Tat Keung (Aston)	Director	December 3, 2024
Wong Tat Keung (Aston)

/s/ Heng Fai Ambrose Chan	Director	December 3, 2024
Heng Fai Ambrose Chan

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